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                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 29, 1999

                                 $222,297,575.89

                 Mortgage Asset-Backed Pass-Through Certificates
                                  Series 1999-1



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


                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions..................................................
Section 1.02     Acts of Holders..............................................
Section 1.03     Effect of Headings and Table of Contents.....................
Section 1.04     Benefits of Agreement........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans.................................
Section 2.02     Acceptance by Trustee........................................
Section 2.03     Representations and Warranties of the Master Servicer and the
                   Seller.......................... ..........................
Section 2.04     Execution and Delivery of Certificates.......................
Section 2.05     Designation of Certificates; Designation of Startup Day and
                   Latest Possible Maturity Date..............................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01     Certificate Account..........................................
Section 3.02     Permitted Withdrawals from the Certificate Account...........
Section 3.03     Advances by Master Servicer and Trustee......................
Section 3.04     Trustee to Cooperate;
                   Release of Owner Mortgage Loan Files.......................
Section 3.05     Reports to the Trustee; Annual Compliance Statements.........
Section 3.06     Title, Management and Disposition of Any REO Mortgage Loan...
Section 3.07     Amendments to Servicing Agreements,
                   Modification of Standard Provisions........................
Section 3.08     Oversight of Servicing.......................................
Section 3.09     Termination and Substitution of Servicing Agreements.........
Section 3.10     Application of Net Liquidation Proceeds......................
Section 3.11     Act Reports..................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01     Distributions................................................
Section 4.02     Allocation of Realized Losses................................
Section 4.03     Paying Agent.................................................
Section 4.04     Statements to Certificateholders; Report to the Trustee
                   and the Seller.............................................
Section 4.05     Reports to Mortgagors and the Internal Revenue Service.......
Section 4.06     Calculation of Amounts; Binding Effect of Interpretations
                   and Actions of Master Servicer.............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates.............................................
Section 5.02     Registration of Certificates.................................
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04     Persons Deemed Owners........................................
Section 5.05     Access to List of Certificateholders'Names and Addresses.....
Section 5.06     Maintenance of Office or Agency..............................
Section 5.07     Definitive Certificates......................................
Section 5.08     Notices to Clearing Agency...................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01     Liability of the Seller and the Master Servicer..............
Section 6.02     Merger or Consolidation of the Seller or the Master
                   Servicer...................................................
Section 6.03     Limitation on Liability of the Seller, the Master Servicer
                   and Others.................................................
Section 6.04     Resignation of the Master Servicer...........................
Section 6.05     Compensation to the Master Servicer..........................
Section 6.06     Assignment or Delegation of Duties by Master Servicer........
Section 6.07     Indemnification of Trustee and Seller by Master Servicer.....
Section 6.08     Master Servicer Covenants Concerning Year 2000 Compliance....


                                   ARTICLE VII

                                     DEFAULT

Section 7.01     Events of Default............................................
Section 7.02     Other Remedies of Trustee....................................
Section 7.03     Directions by Certificateholders and
                   Duties of Trustee During Event of Default..................
Section 7.04     Action upon Certain Failures of the
                   Master Servicer and upon Event of Default..................
Section 7.05     Trustee to Act; Appointment of Successor.....................
Section 7.06     Notification to Certificateholders...........................


                                                ARTICLE VIII

                                           CONCERNING THE TRUSTEE

Section 8.01     Duties of Trustee............................................
Section 8.02     Certain Matters Affecting the Trustee........................
Section 8.03     Trustee Not Required to Make Investigation...................
Section 8.04     Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.05     Trustee May Own Certificates.................................
Section 8.06     The Master Servicer to Pay Fees and Expenses.................
Section 8.07     Eligibility Requirements.....................................
Section 8.08     Resignation and Removal......................................
Section 8.09     Successor....................................................
Section 8.10     Merger or Consolidation......................................
Section 8.11     Authenticating Agent.........................................
Section 8.12     Separate Trustees and Co-Trustees............................
Section 8.13     Appointment of Custodians....................................
Section 8.14     Tax Matters; Compliance with REMIC Provisions................
Section 8.15     Monthly Advances.............................................
Section 8.16     Trustee Covenants Concerning Year 2000 Compliance............


                                   ARTICLE IX

                                   TERMINATION

Section 9.01     Termination upon Purchase by the
                   Seller or Liquidation of All Mortgage Loans................
Section 9.02     Additional Termination Requirements..........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01    Amendment....................................................
Section 10.02    Recordation of Agreement.....................................
Section 10.03    Limitation on Rights of Certificateholders...................
Section 10.04    Governing Law; Jurisdiction..................................
Section 10.05    Notices......................................................
Section 10.06    Severability of Provisions...................................
Section 10.07    Special Notices to Rating Agencies...........................
Section 10.08    Covenant of Seller...........................................
Section 10.09    Recharacterization...........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01    Cut-Off Date.................................................
Section 11.02    Cut-Off Date Aggregate Principal Balance.....................
Section 11.03    Original Group I-A Percentage................................
Section 11.04    Original Group II-A Percentage...............................
Section 11.05    Original Principal Balances of the Classes of Class A
                   Certificates............................ ..................
Section 11.06    Original Aggregate Non-PO Principal Balance..................
Section 11.07    Original Aggregate Subordinate Percentage....................
Section 11.08    Original Class B Principal Balance...........................
Section 11.09    Original Group I Subordinated Principal Balance..............
Section 11.10    Original Group II Subordinated Principal Balance.............
Section 11.11    Original Principal Balances of the Classes of Class B
                   Certificates............................
Section 11.12    Original Class B-1 Fractional Interest.......................
Section 11.13    Original Class B-2 Fractional Interest.......................
Section 11.14    Original Class B-3 Fractional Interest.......................
Section 11.15    Original Class B-4 Fractional Interest.......................
Section 11.16    Original Class B-5 Fractional Interest.......................
Section 11.17    Closing Date.................................................
Section 11.18    Right to Purchase............................................
Section 11.19    Wire Transfer Eligibility....................................
Section 11.20    Single Certificate...........................................
Section 11.21    Servicing Fee Rate...........................................
Section 11.22    Master Servicing Fee Rate....................................

                                    EXHIBITS
                                    --------

EXHIBIT A-I-A-1     -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2     -     Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3     -     Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4     -     Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-PO    -     Form of Face of Class I-A-PO Certificate
EXHIBIT A-I-A-R     -     Form of Face of Class I-A-R Certificate
EXHIBIT A-II-A-1    -     Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-PO   -     Form of Face of Class II-A-PO Certificate
EXHIBIT B-1         -     Form of Face of Class B-1 Certificate
EXHIBIT B-2         -     Form of Face of Class B-2 Certificate
EXHIBIT B-3         -     Form of Face of Class B-3 Certificate
EXHIBIT B-4         -     Form of Face of Class B-4 Certificate
EXHIBIT B-5         -     Form of Face of Class B-5 Certificate
EXHIBIT B-6         -     Form of Face of Class B-6 Certificate
EXHIBIT C           -     Form of Reverse of Series 1999-1 Certificates
EXHIBIT D           -     Reserved
EXHIBIT E           -     Custodial Agreement
EXHIBIT F-1A        -     Schedule of Group I Mortgage Loans Serviced by Norwest
                          Mortgage from locations other than Frederick, Maryland
EXHIBIT F-1B        -     Schedule   of  Group  II  Mortgage  Loans  Serviced by
                          Norwest  Mortgage from locations other than Frederick,
                          Maryland
EXHIBIT F-2A        -     Schedule of Group I Mortgage Loans Serviced by Norwest
                          Mortgage in Frederick, Maryland
EXHIBIT F-2B        -     Schedule of  Group  II  Mortgage  Loans   Serviced  by
                          Norwest Mortgage in Frederick, Maryland
EXHIBIT F-3A        -     Schedule of Group I Mortgage  Loans Serviced  by Other
                          Servicers
EXHIBIT F-3B        -     Schedule of  Group II Mortgage Loans Serviced by Other
                          Servicers
EXHIBIT G           -     Request for Release
EXHIBIT H           -     Affidavit    Pursuant   to Section  860E(e)(4)  of the
                          Internal  Revenue  Code of 1986, as  amended, and  for
                          Non-ERISA Investors
EXHIBIT I           -     Letter from Transferor of Residual Certificates
EXHIBIT J           -     Transferee's  Letter  (Class [I-A-PO]   [II-A-PO][B-4]
                          [B-5] [B-6] Certificates)
EXHIBIT K           -     Transferee's     Letter    (Class [B-1]    [B-2] [B-3]
                          Certificates)
EXHIBIT L           -     Servicing Agreements
EXHIBIT M           -     Form of Special Servicing Agreement

This Pooling and Servicing Agreement, dated as of March 29, 1999 executed by NORWEST INTEGRATED STRUCTURED ASSETS, INC., as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.


                          W I T N E S S E T H  T H A T:
                          -------------------  --------


In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

     A.   Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

ADDITIONAL COLLATERAL:  As defined in the MLCC Servicing Agreement.

ADDITIONAL   COLLATERAL  MORTGAGE  LOANS:  As  defined  in  the  MLCC  Servicing
Agreement.

ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

ADJUSTMENT AMOUNT: For any Distribution Date, the difference between (A) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

AGGREGATE ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

AGGREGATE CLASS A PRINCIPAL BALANCE: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

AGGREGATE CURRENT BANKRUPTCY LOSSES: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE GROUP I FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Group I Mortgage Loans.

AGGREGATE GROUP II FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Group II Mortgage Loans.

AGGREGATE GROUP I-A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Group I-A Certificates pursuant to Clause
(i) Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

AGGREGATE GROUP I-A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

AGGREGATE GROUP II-A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Group II-A Certificates pursuant to Clause
(i) Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

AGGREGATE GROUP II-A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

AGGREGATE NON-PO PRINCIPAL BALANCE: As of any Determination Date, the sum of the Class I-A Non-PO Principal Balance, the Class II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

AGGREGATE  SUBORDINATE  PERCENTAGE:  As to any  Determination  Date, the Class B
Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

AGREEMENT:   This  Pooling  and  Servicing  Agreement  and  all  amendments  and supplements hereto.

APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

APPORTIONED CLASS B PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth of Section 4.01(a) and (ii) the Apportionment Fraction for such Class.

APPORTIONED INTEREST ACCRUAL AMOUNT: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of
(i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date

APPORTIONMENT FRACTION: As to any Class of Class B Certificates and (i) any Distribution Date occurring prior to the Cross-Over Date and after the Principal Balance of each Class of Group I-A Certificates (other than the Class I-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group I Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto or (ii) any Distribution Date occurring prior to the Cross-Over Date and after the Principal Balance of each Class of Group II-A Certificates (other than the Class II-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group II Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

AUTHENTICATING AGENT: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

AVAILABLE MASTER SERVICER COMPENSATION:  As to any Distribution Date, the sum of
(a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,00.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller and Norwest Funding, Inc., as purchaser.

BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

BOOK-ENTRY CERTIFICATE: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates and Class II-A-1 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

CERTIFICATE: Any one of the Class A Certificates or Class B Certificates.

CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to
Section 3.01. The Certificate Account shall be an Eligible Account.

CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

CLASS I-A-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

CLASS  I-A-1   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  I-A-1
Certificate.

CLASS I-A-2 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

CLASS  I-A-2   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  I-A-2
Certificate.

CLASS I-A-3 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

CLASS  I-A-3   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  I-A-3
Certificate.

CLASS I-A-4 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

CLASS  I-A-4   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  I-A-4
Certificate.

CLASS I-A-PO CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

CLASS I-A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (A) of Section 4.01(a) and (y) the sum of the product for each Group I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group I Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i)

Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

CLASS I-A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

                  (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group I Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a defective Group I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Group I Mortgage Loan.

CLASS  I-A-R   CERTIFICATE:   The  Certificate   executed  by  the  Trustee  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

CLASS I-A-R CERTIFICATEHOLDER: The registered holder of the Class I-A-R Certificate.

CLASS II-A-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

CLASS II-A-1 CERTIFICATEHOLDER: The registered holder of a Class II-A-1 Certificate.

CLASS II-A-PO CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

CLASS II-A-PO CERTIFICATEHOLDER: The registered holder of a Class II-A-PO Certificate.

CLASS II-A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO

Optimal Principal Amounts for the Class II-A-PO Certificates for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (B) of Section 4.01(a) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized
Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause
(i) Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

CLASS II-A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

                  (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii)  the  Scheduled  Principal  Balance  of  each  Group  II
         Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
         2.02 or 2.03; and

                  (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a defective Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Group II Mortgage Loan.

CLASS  A  CERTIFICATE:   Any  of  the  Group  I-A  Certificates  or  Group  II-A
Certificates.

CLASS A CERTIFICATEHOLDER: The registered holder of a Class A Certificate.

CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS A PASS-THROUGH RATE: As to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-R and Class II-A-1 Certificates, 6.500% per annum. The Class I-A-PO and Class II-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Clause (i) Paragraph second of Section 4.01(a).

CLASS  B  CERTIFICATE:  Any  one  of  the  Class  B-1  Certificates,  Class  B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

CLASS B CERTIFICATEHOLDER: The registered holder of a Class B Certificate.

CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS B  INTEREST  SHORTFALL  AMOUNT:  Any of the Class B-1  Interest  Shortfall
Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

CLASS B LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

CLASS B LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS B OPTIMAL PRINCIPAL AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

CLASS B PASS-THROUGH RATE: As to any Distribution Date, 6.500% per annum.

CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

CLASS B PRINCIPAL DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

CLASS  B  UNPAID  INTEREST  SHORTFALL:  Any of the  Class  B-1  Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

CLASS B-1 CERTIFICATEHOLDER: The registered holder of a Class B-1 Certificate.

CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause
(ii) Paragraphs first, second and third of Section 4.01(a).

CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph first of Section 4.01(a).

CLASS B-1 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Group I Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-1 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such
         Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior
Distribution Dates (A) pursuant to Clause (ii) Paragraph third of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause
(ii) Paragraph third of Section 4.01(a).

CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph second of Section 4.01(a).

CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

CLASS B-2 CERTIFICATEHOLDER: The registered holder of a Class B-2 Certificate.

CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause
(ii) Paragraphs fourth, fifth and sixth of Section 4.01(a).

CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph fourth of Section 4.01(a).

CLASS B-2 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Group I Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-2 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior
Distribution Dates (A) pursuant to Clause (ii) Paragraph sixth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause
(ii) Paragraph sixth of Section 4.01(a).

CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fifth of Section 4.01(a).

CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

CLASS B-3 CERTIFICATEHOLDER: The registered holder of a Class B-3 Certificate.

CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause
(ii) Paragraphs seventh, eighth and ninth of Section 4.01(a).

CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph seventh of Section 4.01(a).

CLASS B-3 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Group I Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-3 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior
Distribution Dates (A) pursuant to Clause (ii) Paragraph ninth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause
(ii) Paragraph ninth of Section 4.01(a).

CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighth of Section 4.01(a).

CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

CLASS B-4 CERTIFICATEHOLDER: The registered holder of a Class B-4 Certificate.

CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause
(ii) Paragraphs tenth, eleventh, and twelfth of Section 4.01(a).

CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph tenth of Section 4.01(a).

CLASS B-4 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Group I Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-4 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled  Principal  Balance of such

         Mortgage Loan  which, during  the month  preceding the  month of   such
         Distribution  Date,  was  repurchased by the Seller pursuant to Section
         2.02 or 2.03; and

                  (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause
(ii) Paragraph twelfth of Section 4.01(a).

CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eleventh of Section 4.01(a).

CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

CLASS B-5 CERTIFICATEHOLDER: The registered holder of a Class B-5 Certificate.

CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause
(ii) Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a).

CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph thirteenth of Section 4.01(a).

CLASS B-5 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Group I Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-5 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

CLASS B-5 PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause
(ii) Paragraph fifteenth of Section 4.01(a).

CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fourteenth of Section 4.01(a).

CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

CLASS B-6 CERTIFICATEHOLDER: The registered holder of a Class B-6 Certificate.

CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause
(ii) Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a).

CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph sixteenth of Section 4.01(a).

CLASS B-6 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Group I Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-6 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II

         Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

CLASS B-6 PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause
(ii) Paragraph eighteenth of Section 4.01(a).

CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph seventeenth of Section 4.01(a).

CLEARING AGENCY:  An organization  registered as a "clearing agency" pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

CLOSING DATE: The date of initial issuance of the Certificates,  as set forth in
Section 11.18.

CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

COMPENSATING INTEREST: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

CO-OP SHARES: Shares issued by private non-profit housing corporations.

CORPORATE TRUST OFFICE: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

CROSS-OVER DATE: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

                    (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

                    (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

CURRENT GROUP I-A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a) on such Distribution Date.

CURRENT GROUP II-A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a) on such Distribution Date.

CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Clause (ii) Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a) on such Distribution Date.

CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

CUSTODIAN: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off
Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

DEFINITIVE CERTIFICATES: As defined in Section 5.01(b).

DENOMINATION: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

DETERMINATION DATE: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

DISCOUNT MORTGAGE LOAN: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                  (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                  (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                  (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA PROHIBITED HOLDER: As defined in Section 5.02(d).

ERRORS AND OMISSIONS POLICY: As defined in each of the Servicing Agreements.

EVENT OF DEFAULT: Any of the events specified in Section 7.01.

EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

EXHIBIT F-1A MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

EXHIBIT F-1B MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

EXHIBIT F-2A MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

EXHIBIT F-2B MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

EXHIBIT F-3A MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

EXHIBIT F-3B MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

FIDELITY BOND: As defined in each of the Servicing Agreements.

FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for each Class of Group I-A Certificates and Class B Certificates is April 25, 2029, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group II-A Certificates is April 25, 2014.

FITCH: Fitch IBCA, Inc., or its successors in interest.

FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

FNMA: Fannie Mae or any successor thereto.

FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $4,445,951.52 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

GROUP I ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

GROUP I ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of
(A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution
Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Group I Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

GROUP I APPORTIONED INTEREST PERCENTAGE: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

GROUP I APPORTIONED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

GROUP I CLASS B PERCENTAGE: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

GROUP I CLASS B PREPAYMENT PERCENTAGE: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

GROUP I CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

GROUP I CLASS  B-1  PREPAYMENT  PERCENTAGE:  As to any  Distribution  Date,  the
percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1

Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

GROUP I CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

GROUP I CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

GROUP I CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

GROUP I CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

GROUP I CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

GROUP I CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

GROUP I CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

GROUP I CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

GROUP I CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

GROUP I CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

GROUP I DISCOUNT MORTGAGE LOAN: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

GROUP I INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

GROUP I MORTGAGE LOANS: Those Mortgage Loans listed on Exhibit F-1A, F-2A and F-3A attached hereto.

GROUP I NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Group I Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to Group I Mortgage Loans with respect to such Distribution Date.

GROUP I POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

GROUP I POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

GROUP I POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts with respect to a Group I Mortgage Loan required to be placed in the

Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

                  (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Group I Mortgage Loan substituted for a defective Group I Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Group I Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j)      Group I Net Foreclosure Profits;

                  (k)      Month  End  Interest  in  respect of Group I Mortgage
         Loans; and

                  (l) the amount of any Recoveries in respect of principal with respect to a Group I Mortgage Loan which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries with respect to a Group I Mortgage Loan that are covered by the last sentence of Section 4.02(d).

GROUP I POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

GROUP I SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Group I-A Non-PO Optimal Principal Amount but without such amount being multiplied by the Class I-A Percentage.

GROUP I SUBORDINATE AMOUNT: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

GROUP I SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

GROUP I SUBORDINATED PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

GROUP I UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Group I-A Non-PO Optimal Principal Amount but without that amount being multiplied by the Group I-A Prepayment Percentage.

GROUP II ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

GROUP II ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of
(A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic

Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss
(other than a Debt Service Reduction) incurred on such Group II Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

GROUP II APPORTIONED INTEREST PERCENTAGE: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

GROUP II APPORTIONED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

GROUP II CLASS B PERCENTAGE: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

GROUP II CLASS B PREPAYMENT PERCENTAGE: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

GROUP II CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

GROUP II CLASS B-1  PREPAYMENT  PERCENTAGE:  As to any  Distribution  Date,  the
percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

GROUP II CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

GROUP II CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

GROUP II CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

GROUP II CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

GROUP II CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

GROUP II CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

GROUP II CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

GROUP II CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

GROUP II CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

GROUP II CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

GROUP II DISCOUNT MORTGAGE LOAN: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

GROUP II INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

GROUP II MORTGAGE LOANS: Those Mortgage Loans listed on Exhibit F-1B, F-2B and F-3B attached hereto.

GROUP II NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Group II Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to Group II Mortgage Loans with respect to such Distribution Date.

GROUP II POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

GROUP II POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

GROUP II POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled

Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

         (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

         (b)  the  portion  of  Liquidation   Proceeds  used  to  reimburse  any
         unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

         (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
         (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

         (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

         (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

         (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Group II Mortgage Loan substituted for a defective Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Group II Mortgage Loan;

         (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

         (h)  all  income  from  Eligible   Investments  that  is  held  in  the
         Certificate Account for the account of the Master Servicer;

         (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

         (j)      Group II Net Foreclosure Profits;

         (k)      Month End Interest in respect of Group II Mortgage Loans; and

         (l) the amount of any Recoveries in respect of principal with respect to a Group II Mortgage Loan which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries with respect to a Group II Mortgage Loan that are covered by the last sentence of Section 4.02(d).

GROUP II POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

GROUP II SUBORDINATE AMOUNT: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

GROUP II SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

GROUP II SUBORDINATED PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

GROUP I-A CERTIFICATE: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-PO or Class I-A-R Certificate.

GROUP I-A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Clause (i) Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of
Section 4.01(a). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (B)(2) and fourth Clause (A) of Section 4.01(a) on such Distribution Date.

GROUP I-A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

GROUP I-A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

GROUP I-A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a).

GROUP I-A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

GROUP I-A LOSS PERCENTAGE: As to any Determination Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

GROUP I-A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount, (ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

GROUP I-A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

         (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

         (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable
         Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

GROUP I-A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Group
I-A  Principal   Balance  less  the  Principal   Balance  of  the  Class  I-A-PO
Certificates.

GROUP I-A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (A) Paragraph third Clause (A)(1) of Section 4.01(a).

GROUP I-A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group

I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

GROUP I-A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in March 2004, 100%. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable and (b) cumulative Realized Losses on the Group I Mortgage Loans and the Group II Mortgage Loans shall not exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2004 and March 2005 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, (3) 40% of the
Original   Group  I

Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2006 and March 2007, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2007 and March 2008, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after April 2008. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

GROUP I-A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class I-A-1 Certificates, Class I-A-2 Certificates,
Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-PO Certificates and Class I-A-R Certificate.

GROUP I-A SHORTFALL PERCENTAGE: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest
Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

GROUP II-A CERTIFICATE: Any Class II-A-1 or Class II-A-PO Certificate.

GROUP II-A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates pursuant to Clause (i) Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of
Section 4.01(a). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Clause
(i) Paragraphs third Clause (B)(2) and fourth Clause (B) of Section 4.01(a) on such Distribution Date.

GROUP II-A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

GROUP II-A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

GROUP II-A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a).

GROUP II-A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

GROUP II-A LOSS PERCENTAGE: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

GROUP II-A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount, (ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

GROUP II-A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

         (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

         (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable
         Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

GROUP II-A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

GROUP II-A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph third Clause (B)(1) of Section 4.01(a).

GROUP II-A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group

II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

GROUP II-A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in March 2004, 100%. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable and (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans shall not exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2004 and March 2005 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, (3) 40% of the
Original   Group  I

Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2006 and March 2007, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2007 and March 2008, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after April 2008. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

GROUP II-A PRINCIPAL BALANCE:  As of any date, an amount equal to the sum of the
Principal  Balances  for  the  Class  II-A-1   Certificates  and  Class  II-A-PO
Certificates.

GROUP II-A SHORTFALL PERCENTAGE: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

HOLDER: See "Certificateholder."

INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and
(b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e), (B) the Group I-A Interest Percentage or Group II-A Interest Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy

Losses) allocated to the Group I-A Certificates or Group II-A Certificates, as applicable, on or after the Cross-Over Date pursuant to Section 4.02(e) and (C) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date. The Class I-A-PO and Class II-A-PO Certificates have no Interest Accrual Amount.

As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (B) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to the Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e).

LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

MASTER SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest.

MASTER SERVICING FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

MASTER SERVICING FEE RATE: As set forth in Section 11.23.

MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first
Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer and Norwest Bank, as Master Servicer.

MONTH END INTEREST: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

MORTGAGE 100SM PLEDGE AGREEMENT: As defined in the MLCC Servicing Agreement.

MONTH END INTEREST: As defined in each Servicing Agreement.

MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement dated as of March 29, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

MORTGAGE LOAN RIDER: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2A, F-2B, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                     (i)   the Mortgage Loan identifying number;

                    (ii)   the   city,   state  and  zip  code of  the Mortgaged
                           Property;

                   (iii)   the type of property;

                    (iv)   the Mortgage Interest Rate;

                     (v)   the Net Mortgage Interest Rate;

                    (vi)   the Monthly Payment;

                   (vii)   the original number of months to maturity;

                  (viii)   the scheduled maturity date;

                    (ix)   the Cut-Off Date Principal Balance;

                     (x)   the Loan-to-Value Ratio at origination;

                    (xi)   whether such Mortgage Loan is a Subsidy Loan;

                   (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

                  (xiii)   the Servicing Fee Rate;

                   (xiv)   the Master Servicing Fee;

                    (xv)   Fixed Retained Yield, if applicable; and

                   (xvi) for each Exhibit F-3A Mortgage Loan and Exhibit F-3B Mortgage Loan, the name of the Servicer with respect thereto.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

MORTGAGOR: The obligor on a Mortgage Note.

NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

NET MORTGAGE  INTEREST RATE: With respect to each Mortgage Loan, a rate equal to
(i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.23 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

NON-PERMITTED FOREIGN HOLDER: As defined in Section 5.02(d).

NON-PO  FRACTION:  With respect to any Mortgage Loan, the lesser of (i) 1.00 and
(ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Principal Balance or Group II-A Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

NON-U.S. PERSON: As defined in Section 4.01(f).

NORWEST MORTGAGE: Norwest Mortgage, Inc., or its successor in interest.

NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1A Mortgage Loans, Exhibit F-1B Mortgage Loans, Exhibit F-2A Mortgage Loans and Exhibit F-2B Mortgage Loans initially by Norwest Mortgage.

OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE. The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.07.

ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.08.

ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.11.

ORIGINAL GROUP I-A PERCENTAGE: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

ORIGINAL GROUP II-A PERCENTAGE: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal
Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.09.

ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.13.

ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.14.

ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.15.

ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.16.

ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.17.

ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.12.

OTHER SERVICER: Any of the Servicers other than Norwest Mortgage.

OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

OWNER MORTGAGE LOAN FILE: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase
Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

PARENT POWER(R) GUARANTY AGREEMENT FOR REAL ESTATE: As defined in the MLCC Servicing Agreement.

PARENT POWER(R) GUARANTY AND SECURITY AGREEMENT FOR SECURITY ACCOUNT: As defined in the MLCC Servicing Agreement.

PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

PAYING AGENT: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee.
The initial Paying Agent is appointed in Section 4.03(a).

PAYMENT ACCOUNT: The account maintained pursuant to Section 4.03(b).

PERCENTAGE INTEREST: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLAN: As defined in Section 5.02(c).

PO FRACTION:  With respect to any Discount Mortgage Loan, the difference between
1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

POOL SCHEDULED PRINCIPAL BALANCE: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution Date) through the last day of the month prior to the month of such Distribution Date.

PRINCIPAL ADJUSTMENT: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Clause (i) Paragraph third clause (B)(1) of
Section 4.01(a), (ii) pursuant to Clause (iv) of Section 4.01(b) and (iii) as a result of a Principal Adjustment, and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the excess, if any, of (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class I-A-PO and Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause
(i) Paragraphs third clause (A)(2) and fourth Clause (A) of Section 4.01(a) or all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause
(B)(2) and fourth Clause (B) of Section 4.01(a), as applicable, and (b) the Realized Losses allocated through such Determination Date to the Class I-A-PO or Class II-A-PO Certificates, as applicable, pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

PRIORITY AMOUNT: For any Distribution Date means the lesser of (i) the Principal Balance of the Class I-A-3 Certificates and (ii) the product of (1) the Priority Percentage, (2) the Shift Percentage, and (3) sum of the Group I Scheduled Principal Amount and the Group I Unscheduled Principal Amount.

PRIORITY PERCENTAGE: The Principal Balance of the Class I-A-3 Certificates divided by the Class A Non-PO Principal Balance for the Group I-A Certificates.

PROHIBITED TRANSACTION TAX: Any tax imposed under Section 860F of the Code.

PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are S&P and Fitch. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1+ in the case of S&P and F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

RELEVANT ANNIVERSARY: See "Bankruptcy Loss Amount."

REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

REMITTANCE DATE: As defined in each of the Servicing Agreements.

REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

RESPONSIBLE OFFICER: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

S&P:  Standard & Poor's, or its successor in interest.

SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

SELLER: Norwest Integrated Structured Assets, Inc., or its successor in interest.

SERVICER MORTGAGE LOAN FILE: As defined in each of the Servicing Agreements.

SERVICERS: Each of Norwest Mortgage, Inc., North American Mortgage Company, Homeside Lending, Bank United, National City Mortgage Company, Columbia Equities, Ltd., NOVUS Financial Corporation, FT Mortgage Companies and Merrill Lynch Credit Corporation, as Servicer under the related Servicing Agreement.

SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in Section 11.22.

SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

DISTRIBUTION DATE OCCURRING IN                       PREPAYMENT SHIFT PERCENTAGE
------------------------------                       ---------------------------

April 1999 through March 2004...................                 0%
April 2004 through March 2005...................                30%
April 2005 through March 2006...................                40%
April 2006 through March 2007...................                60%
April 2007 through March 2008...................                80%

SIMILAR LAW: As defined in Section 5.02(c).

SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.21.

SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

                  (1)      normal wear and tear;

                  (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

                  (3)      errors  in  design,   faulty  workmanship  or  faulty
                           materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $2,222,975.76 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

STARTUP DAY: As defined in Section 2.05.

SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

SUBSTITUTE MORTGAGE LOAN: As defined in Section 2.02

SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

SURETY BOND: As defined in the MLCC Servicing Agreement.

TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

TRUSTEE: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest
Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

U.S. PERSON: As defined in Section 4.01(f).

VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

     B.   Acts of Holders.

          1. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

          2. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          3. The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

          4. Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     C.   Effect of Headings and Table of Contents.

The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     D.   Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                  ARTICLE II.

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

     A.   Conveyance of Mortgage Loans.

The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the

Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) ) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

     B.   Acceptance by Trustee.

The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and
(ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     C.   Representations and Warranties of the Master Servicer and the Seller.

     1. The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          a. The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          b. The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          c. This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          d. The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     2. The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          a. The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          b. Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          c. The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged

               Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          d. Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          e. All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          f. The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          g. The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; PROVIDED,

               HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

          h. Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          i. The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          j. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          k. All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          l. The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof,
               enforceable  in  accordance  with  its  terms,   except  as  such
               enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          m. Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          n. The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          o. The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          p. The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and
               (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          q. To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          r. No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          s. Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months (in the case of a Group I Mortgage Loan) or 180 months (in the case of a Group II Mortgage Loan);

          t. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          u. To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          v. Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          w.   The Mortgage Loan is a "qualified mortgage" within the meaning of
               Section 860G(a)(3) of the Code;

          x. With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          y.   In the event that the Mortgagor is an inter vivos "living" trust,
               (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          z.   If the Mortgage Loan is secured by a long-term residential lease,
               (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not

               (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     3. Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC

          Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

     D.   Execution and Delivery of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

     E. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is April 25, 2029 for purposes of Code Section 860G(a)(1).

                                  ARTICLE III.

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

     A.   Certificate Account.

          1. The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

          2. The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R)Guaranty and Security Agreement for Securities Account or the Parent Power(R)Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               a. Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               b. in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.


          3. The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to

               Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

          4. For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

     B.   Permitted  Withdrawals  from the  Certificate  Account.

          1. The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               a. to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               b. to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               c. to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               d. from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               e. to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to
                    Section  3.03(c),  3.03(d) or 6.03 or the second sentence of
                    Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               f. to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or
                    2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               g. to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               h. to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               i. to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               j.   to  withdraw  from  the   Certificate   Account  any  amount
                    deposited in the Certificate Account that was not required to be deposited therein;

               k.   to clear and terminate the Certificate  Account  pursuant to
                    Section 9.01; and

               l. to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

          2. The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

     C.   Advances by Master  Servicer and Trustee.

          1. In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

          2. To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

          3. The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in
               Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i),
               (ii) and (v).

          4. Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

     D.   Trustee to  Cooperate;  Release of Owner Mortgage Loan Files.

Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner

Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

     E.   Reports to the Trustee;  Annual Compliance Statements.

          1. Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

          2. The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and,
               (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and
               (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     F.   Title, Management and Disposition of Any REO Mortgage Loan.

The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

     G.   Amendments to Servicing Agreements, Modification of Standard
          Provisions.

          1.   Subject to the prior written  consent of the Trustee  pursuant to
               Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

          2. The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to
               Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

(c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

(ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

     H.   Oversight of Servicing.

The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent.

The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's right against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     I.   Termination and Substitution of Servicing Agreements.

Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such

Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing
Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

     J.   Application of Net Liquidation Proceeds.

For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     K.   Act Reports.

The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV.

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
             PAYMENTS TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

     A.   Distributions.

          1. On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

               a. with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

third, (A) concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount or (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (ii) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (ii) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class I-A-PO Deferred Amount and the Class II-A-PO Deferred Amount; and

               b.   to  the  Class  B  Certificates,   from  the  Group  I  Pool
                    Distribution  Amount  and  Group  II  Distribution   Amount,
                    subject to Section 4.01(b)(iii), as follows:

first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above; and

nineteenth, to the Holder of the Class I-A-R Certificate.

Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class I-A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

In addition, Group I Net Foreclosure Profits and Group II Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class I-A-R Certificate.

With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

                  (b) (i) On each Distribution Date prior to the Cross-Over Date, the Group I-A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates (other than the Principal Balance of the Class I-A-PO Certificates) as follows:

          first, to the Class I-A-3 Certificates up to the Priority Amount for such Distribution Date;

          second, to the Class I-A-R Certificate, until the Principal Balance thereof has been reduced to zero;

          third, sequentially, to the Class I-A-1, Class I-A-2 and Class I-A-4 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and;

          fourth, to the Class I-A-3 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.


               (ii) On each Distribution Date prior to the Cross-Over-Date, the Group II-A Non-PO Principal Distribution Amount will be distributed, to the Class II-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

          c. Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Cross-Over Date but on or after the date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) or the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Original Aggregate Subordinate Percentage or (b) the aggregate outstanding principal balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the preceding six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%, the remaining Class or Classes of Class A Certificates (other than the Class I-A-PO

               Certificates or Class II-A-PO Certificates, as applicable) will be entitled to receive as principal,in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the Principal Balance of each such Class of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iv)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution
               Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "UNDERCOLLATERALIZED GROUP"), the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in
               Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "UNDERCOLLATERALIZED AMOUNT"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth above, fourth to the Class B-3 Certificates pursuant to Clause
               (ii) Paragraph ninth above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth above and sixth to the Class B-1 Certificates pursuant to Clause (ii)

               Paragraph third above (less any amounts used to pay any Class I-A-PO Deferred Amounts or Class II-A-PO Deferred Amounts).

(c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(ii).

(d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

(ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B

Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group II Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

(e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.20, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution

Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

(f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("NON-U.S. PERSONS"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. PERSON" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

     B.   Allocation of Realized Losses.

          1. With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively, and
(ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

          2. With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan allocable to the Class I-A-PO or Class II-A-PO Certificates, respectively, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group I or Loan Group II, respectively, remaining after allocation to the Class I-A-PO or Class II-A-PO Certificates, as applicable, in accordance with the preceding sentence shall be allocated pro rata among the Group I-A Certificates (other than the Class I-A-PO Certificates) or Group II-A Certificates (other than the Class II-A-PO
               Certificates), respectively, and each Class of Class B Certificates based on the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance in the case of such Group I-A Certificates or Group II-A Certificates and the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance in the case of each Class of Class B Certificates, respectively. Any such loss allocated to the Group I-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) in accordance with the Group I-A Loss Percentages as of such Determination Date and any such loss allocated to the Group II-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date.

          3. Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

          4. In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan of a Loan Group which had previously been allocated as a Realized Loss to any Classes of Class A
               Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class I-A-PO and Class II-A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or
               (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

          5. The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan shall be allocated among (i) each Class of Group I-A Certificates or Group II-A Certificates, as applicable, and (ii) each Class of Class B Certificates, pro rata based upon each Class's Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable for the related Distribution Date. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A Certificates and Group II-A Certificates, respectively, based on their Group I-A Interest Percentages and Group II-A Interest Percentages.

          6. Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     C.   Paying  Agent.

          1. The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

The Master Servicer may, at any time, remove or replace the Paying Agent.

The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               a. hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               b. give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

               c. at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

          2. The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the

               Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Group I Net Foreclosure Profits and Group II Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
               Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

     D. Statements to Certificateholders; Report to the Trustee and the Seller.

Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          a. the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          b. (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest

               Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          c. the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein; d. (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

(v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

(vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

          e. the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          f. the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group II Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount

               Mortgage Loans for such Distribution Date and (ii) the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

          g. the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          h. the Group I-A Percentage and Group II-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          i. the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          j. the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          k. the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
               Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          l. the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          m. the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date; n. the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

          o. the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          p. the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans;

          q. the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          r. the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

          s. the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          t. the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          u. the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount, if any; and

          v. such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class I-A-R Certificate with a $100 Denomination.

Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

     E.   Reports to Mortgagors and the Internal Revenue Service.

The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the

Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

     F. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V.

                                THE CERTIFICATES

     A.   The Certificates.

          1. The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-PO, Class I-A-R and Class II-A-PO Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-PO, A-I-A-R, A-II-A-1, A-II-A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

"Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing

Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

          2. Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.07:

               a. the provisions of this Section 5.01(b) shall be in full force and effect;

               b. the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               c. to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               d. the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               e. the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the

                    Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in
Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

     B.   Registration of Certificates.

          1. The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
               Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

          2. No transfer of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

          3. No transfer of a Class I-A-PO, Class II-A-PO or Class B Certificate shall be made (other than the transfer of the Class I-A-PO and Class II-A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the

               Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
               1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or
               (ii) in the case of any such Class I-A-PO, Class II-A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class I-A-PO, Class II-A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class I-A-PO, Class II-A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

          4. No legal or beneficial interest in all or any portion of the Class I-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code
               Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class I-A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     C.   Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     D.   Persons Deemed Owners.

Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

     E.   Access to List of Certificateholders' Names and Addresses.

          1. If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

          2. If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

          3. Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

     F.   Maintenance  of Office or Agency.

The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

     G.   Definitive Certificates.

If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing

Agency and may conclusively rely on, and shall be protected in relying on, such instructions. H. Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                  ARTICLE VI.

                       THE SELLER AND THE MASTER SERVICER

     A.   Liability of the Seller and the Master Servicer.

The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

     B.   Merger or Consolidation of the Seller or the Master Servicer.

Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

     C.   Limitation on Liability of the Seller, the Master Servicer and Others.

Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the

Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

     D.   Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

     E.   Compensation to the Master Servicer.

The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

     F.   Assignment  or  Delegation  of  Duties  by Master Servicer.

The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

     G.   Indemnification of Trustee and Seller by Master Servicer.

The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

     H.   Master Servicer Covenants Concerning Year 2000 Compliance.

The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                  ARTICLE VII.

                                     DEFAULT

     A.   Events of Default.

In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          a. any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          b. any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          c. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          d. the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          e. the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          f. the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section
               6.02 hereof; or

          g.   the Master Servicer and any  subservicer  appointed by it becomes
               ineligible   to   service   for  both  FNMA  and   FHMLC,   which
               ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

       B.   Other Remedies of Trustee.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     C. Directions by Certificateholders and Duties of Trustee During Event of Default.

During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     D. Action upon Certain Failures of the Master Servicer and upon Event of Default.

In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     E. Trustee to Act; Appointment of Successor.

When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master
Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

     F.  Notification to Certificateholders.

Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                 ARTICLE VIII.

                             CONCERNING THE TRUSTEE

     A.   Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

           a. Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

           b. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the

                Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

           c. The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      B.  Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

           a. The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee and prescribe;

           b. The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

           c. The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           d. Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

           e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     C.   Trustee Not Required to Make Investigation.

Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

     D.  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

      E.  Trustee May Own Certificates.

The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

       F.  The Master Servicer to Pay Fees and Expenses.

The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

     G.  Eligibility Requirements.

The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

     H.  Resignation and Removal.

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

     I.   Successor.

Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

     J.  Merger or Consolidation.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; PROVIDED, HOWEVER, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

      K.  Authenticating Agent.

The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

     L. Separate Trustees and Co-Trustees.

The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage

Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           a. all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

           b. all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

           c. no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

           d. the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section
8.09 hereof.

The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

      M.  Appointment of Custodians.

The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

       N.  Tax Matters; Compliance with REMIC Provisions.

                1. Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting;
                     (ii) in the first such
                     federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax
                     imposed   on   transferors   of   residual   interests   to
                     "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning  information  returns,  reports or tax  returns;
                     (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-PO, Class I-A-R, Class II-A-1 and Class II-A-PO Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
                     Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class I-A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

                2. Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

     O. Monthly Advances.

In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; PROVIDED, HOWEVER, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

    P. Trustee Covenants Concerning Year 2000 Compliance.

The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX.

                                   TERMINATION

     A. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section
11.19. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trustee the certification required by Section
3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining

Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     B.   Additional Termination Requirements.

In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

           a. The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

           b. At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

     A.    Amendment.

           1. This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
                (v) to modify,  eliminate  or add to the  provisions  of Section
                5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of
                Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED,

HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

It shall not be  necessary  for the  consent  of  Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

           2. Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; PROVIDED, HOWEVER, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

           (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1A Mortgage Loans and Exhibit F-1B Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

           (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

     B.   Recordation of Agreement.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      C.   Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     D.   Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     E.    Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Integrated Structured Assets, Inc., 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder. F. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     G.   Special Notices to Rating  Agencies.

           1. The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                a.   any  amendment  to  this  Agreement   pursuant  to  Section
                     10.01(a);

                b. any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller; c. any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06; d. any resignation of the Master Servicer pursuant to Section 6.04;

(v)      the  occurrence of  any of  the Events of  Default described in Section
         7.01;

(vi)     any notice  of  termination  given to the Master  Servicer  pursuant to
         Section 7.01;

                e. the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

                f.   the making of a final payment pursuant to Section 9.01.

           2. The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

                a.   the appointment of a Custodian pursuant to Section 2.02;

                b.   the  resignation  or removal  of the  Trustee  pursuant  to
                     Section 8.08;

                c. the appointment of a successor trustee pursuant to Section 8.09; or

                d. the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

           3.   The Master Servicer shall deliver to each Rating Agency:

                a.   reports prepared pursuant to Section 3.05; and

                b.   statements prepared pursuant to Section 4.04.

     H.   Covenant of Seller.

The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

     I.   Recharacterization.

The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                  ARTICLE XI.

                             TERMS FOR CERTIFICATES

      A.   Cut-Off Date.

The Cut-Off Date for the Certificates is March 1, 1999.

      B.   Cut-Off Date Aggregate Principal Balance.

The Cut-Off Date Aggregate Principal Balance is $222,297,575.89.

      C.   Original Group I-A Percentage.

The Original Group I-A Percentage is 92.99766855%.

      D.    Original Group II-A Percentage.

The Original Group II-A Percentage is 92.99346858%.

      E.    Original Principal Balances of the Classes of Class A Certificates.

As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                        Original
                 CLASS                              PRINCIPAL BALANCE
                 -----                              -----------------
  Class I-A-1                                 $     130,136,000.00
  Class I-A-2                                 $       6,860,000.00
  Class I-A-3                                 $      17,023,000.00
  Class I-A-4                                 $       4,246,800.00
  Class I-A-PO                                $          56,678.60
  Class I-A-R                                 $             100.00
  Class II-A-1                                $      48,365,647.00
  Class II-A-PO                               $          48,519.13

     F.   Original Aggregate Non-PO Principal Balance.

The Original Aggregate Non-PO Principal Balance is $222,192,378.16.

     G.   Original Aggregate Subordinate Percentage.

The Original Aggregate Subordinate Percentage is 7.00331456%.

     H.   Original Class B Principal Balance.

The Original Class B Principal Balance is $15,560,831.16.

     I.   Original Group I Subordinated Principal Balance.

The Original Group I Subordinated Principal Balance is $11,916,753.46.

     J.   Original Group II Subordinated Principal Balance.

The Original Group II Subordinated Principal Balance is $3,644,077.70.

     K.   Original Principal Balances of the Classes of Class B Certificates.

As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                      Original
    CLASS                                     PRINCIPAL BALANCE
    -----                                     -----------------
      Class B-1                                   $       5,556,000.00
      Class B-2                                   $       5,335,000.00
      Class B-3                                   $       2,224,000.00
      Class B-4                                   $       1,000,000.00
      Class B-5                                   $         555,000.00
      Class B-6                                   $         890,831.16

     L.    Original Class B-1 Fractional Interest.

The Original Class B-1 Fractional Interest is 4.50277873%.

     M.    Original Class B-2 Fractional Interest.

The Original Class B-2 Fractional Interest is 2.10170627%.

     N.    Original Class B-3 Fractional Interest.

The Original Class B-3 Fractional Interest is 1.10077185%.

     O.    Original Class B-4 Fractional Interest.

The Original Class B-4 Fractional Interest is 0.65071141%.

     P.    Original Class B-5 Fractional Interest.

The Original Class B-5 Fractional Interest is 0.40092786%.

     Q.    Closing Date.

The Closing Date is March 29, 1999.

     R.    Right to Purchase.

The right of the  Seller to  purchase  all of the  Mortgage  Loans  pursuant  to
Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $22,229,757.59 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

      S.   Wire Transfer Eligibility.

With respect to the Class A Certificates (other than the Class I-A-PO, Class I-A-R and Class II-A-PO Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class I-A-PO and Class II-A-PO Certificates, the minimum
Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class I-A-R Certificate is not eligible for wire transfer.

     T.   Single Certificate.

A Single Certificate for the Class I-A-1, Class I-A-3 and Class II-A-1 Certificates and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class I-A-2 and Class I-A-4 Certificates represents a $1,000 Denomination. A Single Certificate for the Class I-A-PO and Class II-A-PO Certificates represents a Denomination equal to the respective Original Principal Balance for such Class. A Single Certificate for the Class I-A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

     U.   Servicing Fee Rate.

The rate used to calculate the Servicing Fee shall be equal to 0.250% per annum.

     V.   Master Servicing Fee Rate.

The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                                        as Seller


                                  By:_____________________________
                                        Name:
                                        Title:


                                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                        as Master Servicer


                                  By:_____________________________
                                        Name:
                                        Title:


                                  FIRST UNION NATIONAL BANK
                                      as Trustee


                                  By:_____________________________
                                        Name:
                                        Title:



Attest:
By: _____________________________
Name: ___________________________
Title: __________________________

STATE OF MARYLAND           )
                            ss.:
COUNTY OF FREDERICK         )

On this 29th day of March, 1999, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Norwest Integrated Structured Assets, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND    )
                     ss.:
COUNTY OF FREDERICK  )

On this 29th day of March, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

On this 29th day of March, 1999, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

On this 29th day of March, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                   Norwest Integrated Structured Assets, Inc.,
         Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1
                 Applicable Unscheduled Principal Receipt Period



                                                                 FULL UNSCHEDULED                      PARTIAL UNSCHEDULED
SERVICER                                                        PRINCIPAL RECEIPTS                     PRINCIPAL RECEIPTS

Norwest Mortgage, Inc. (Exhibits F-1A and F-1B)                     Prior Month                            Prior Month
Norwest Mortgage, Inc. (Exhibits F-2A) and F-2B)                     Mid Month                              Mid Month
North American Mortgage Company                                      Mid Month                             Prior Month
Home Side Lending                                                   Prior Month                            Prior Month
Bank United                                                          Mid Month                             Prior Month
National City Mortgage Company                                       Mid Month                             Prior Month
Home Side Lending                                                   Prior Month                            Prior Month
Columbia Equities, Ltd.                                             Prior Month                            Prior Month
NOVUS Financial Corporation                                         Prior Month                            Prior Month
Merrill Lynch Credit Corporation                                     Mid Month                             Prior Month


                                 EXHIBIT A-I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  March 1, 1999

CUSIP No.:                        First Distribution Date:  April 26, 1999

                                  Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                  First Union National Bank,
                                                      Trustee



                                                  By:
                                                      Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                 EXHIBIT A-I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 96.63056%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment
Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.44166667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.92%; and
(iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01317929%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                  Trustee



                                              By:
                                                  Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                 EXHIBIT A-I-A-3
                    [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  March 1, 1999

CUSIP No.:                        First Distribution Date:  April 26, 1999

                                  Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                   First Union National Bank,
                                                       Trustee



                                                   By:
                                                       Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                 EXHIBIT A-I-A-4
                    [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                   First Union National Bank,
                                                       Trustee



                                                   By:
                                                       Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                EXHIBIT A-I-A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                              housing corporations,
                                     sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are not entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class I-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, at an issue price of 66.31250% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 33.68750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.05%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.43308023%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                First Union National Bank,
                                                    Trustee



                                                By:
                                                    Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                 EXHIBIT A-I-A-R
                    [Form of Face of Class I-A-R Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to Holders of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                     First Union National Bank,
                                                         Trustee



                                                     By:
                                                         Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                EXHIBIT A-II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  March 1, 1999

CUSIP No.:                        First Distribution Date:  April 26, 1999

                                  Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2014

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                 First Union National Bank,
                                                     Trustee



                                                 By:
                                                     Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                EXHIBIT A-II-A-PO
                   [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 1999-1, CLASS II-A-PO

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
                               first lien, one- to
         four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  March 1, 1999

CUSIP No.:                        First Distribution Date:  April 26, 1999

                                  Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2014

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively) formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class II-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, at an issue price of 71.46875% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 28.53125000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.11%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.46979423%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                    First Union National Bank,
                                                        Trustee



                                                    By:
                                                        Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-1

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date:  March 1, 1999

CUSIP No.:                      First Distribution Date:  April 26, 1999

                                Denomination: $

Percentage Interest evidenced
by this Certificate:   %        Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                      First Union National Bank,
                                                          Trustee



                                                      By:
                                                          Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-2

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  March 1, 1999

CUSIP No.:                        First Distribution Date:  April 26, 1999

                                  Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 96.59931%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment
Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.47291667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.99%; and
(iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01810738%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                   First Union National Bank,
                                                       Trustee



                                                   By:
                                                       Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-3

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  March 1, 1999

CUSIP No.:                        First Distribution Date:  April 26, 1999

                                  Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 89.93656%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment
Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.13566667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.04%; and
(iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05230129%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                     First Union National Bank,
                                                         Trustee



                                                      By:
                                                          Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-4

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  March 1, 1999

CUSIP No.:                         First Distribution Date:  April 26, 1999

                                   Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 75.03681%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment
Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 25.03541667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.84%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11761577%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                     First Union National Bank,
                                                         Trustee



                                                     By:
                                                         Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-5

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  March 1, 1999

CUSIP No.:                        First Distribution Date:  April 26, 1999

                                  Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 62.08368%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment
Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 37.98854167%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 14.04%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15969390%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                  First Union National Bank,
                                                      Trustee



                                                  By:
                                                      Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-6

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  March 1, 1999

CUSIP No.:                        First Distribution Date:  April 26, 1999

                                  Denomination: $

Percentage Interest evidenced
by this Certificate:   %          Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 25.50556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment
Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 74.56666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 34.91%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.17246140%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                    First Union National Bank,
                                                        Trustee



                                                    By:
                                                        Authorized Officer:

Countersigned:


First Union National Bank,
     Trustee



By:
     Authorized Officer:

                                    EXHIBIT C
                 [Form of Reverse of Series 1999-1 Certificates]

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Asset-Backed
Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                          -----------------------------------
                                         Signature by or on behalf of assignor



                                          -----------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_____________________________  for  the  account  of  __________________________
_____________________  account number _____________,  or, if mailed by check, to
_______________________________________________________.  Applicable  statements should be mailed to _______________________________________________________.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST INTEGRATED STRUCTURED ASSETS, INC. (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T


                  WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of March 29, 1999 relating to the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and


                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                  ARTICLE XII.

         Definitions

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                 ARTICLE XIII.

         Custody of Mortgage Documents

           A. CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

           B. RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

           C. REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

           D. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

           E. CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

           F. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                  ARTICLE XIV.

         Concerning the Custodian

           A. CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

           B. INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

           C. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

           D. MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

           E. CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

           F. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           G.   REPRESENTATIONS   OF  THE   CUSTODIAN.   The  Custodian   hereby
                represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                  ARTICLE XV.

         Miscellaneous Provisions

           A. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

           B. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

           C. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

           D. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           E. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                   FIRST UNION NATIONAL BANK



230 South Tryon Street                     By:
Charlotte, North Carolina, 28288                Name:_____________________
                                                Title:____________________


Address:                                   NORWEST INTEGRATED STRUCTURED
                                                ASSETS, INC.


7485 New Horizon Way
Frederick, Maryland 21703                  By:
                                                Name:_____________________
                                                Title:____________________


Address:                                   NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION



7485 New Horizon Way                       By:
Frederick, Maryland 21703                       Name:______________________
                                                Title:_____________________


Address:                                   [CUSTODIAN]



                                           By:
                                                Name:______________________
                                                Title:_____________________

STATE OF             )
                     )   ss.:
COUNTY OF            )


On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Integrated
Structured Assets, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                    ----------------------------
                                                          Notary Public

                     [NOTARIAL SEAL]

STATE OF           )
                   )   ss.:
COUNTY OF          )


On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                 -------------------------------
                                                         Notary Public

                     [NOTARIAL SEAL]

STATE OF           )
                   )   ss.:
COUNTY OF          )


On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                             -------------------
                                                                Notary Public

                     [NOTARIAL SEAL]

STATE OF             )
                     )   ss.:
COUNTY OF            )


On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                                         -----------------------
                                                              Notary Public

                     [NOTARIAL SEAL]

                                  EXHIBIT F-1A

        [Schedule of Group I Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]

  (i)                    (ii)                  (iii)       (iv)       (v)        (vi)       (vii)      (viii)        (ix)
--------   --------------------------------   --------   --------   --------   ---------   --------   ---------   -----------
                                                                      NET                                           CUT-OFF
MORTGAGE                                                 MORTGAGE   MORTGAGE    CURRENT    ORIGINAL   SCHEDULED      DATE
  LOAN                                 ZIP    PROPERTY   INTEREST   INTEREST    MONTHLY    TERM TO    MATURITY     PRINCIPAL
 NUMBER          CITY         STATE   CODE      TYPE       RATE       RATE      PAYMENT    MATURITY     DATE        BALANCE
--------   ----------------   -----   -----   --------   --------   --------   ---------   --------   ---------   -----------

6993462    SNOWMASS VILLAGE    CO     81615     PUD       8.250      6.500     $2,146.44     180      1-Nov-11    $202,014.06

                                                                                                                  $202,014.06



  (i)       (x)     (xi)       (xii)     (xiii)     (xiv)      (xv)      (xvi)
--------   -----   -------   ---------   -------   --------   -------   --------
MORTGAGE                     MORTGAGE               T.O.P.    MASTER     FIXED
  LOAN                       INSURANCE   SERVICE   MORTGAGE   SERVICE   RETAINED
 NUMBER     LTV    SUBSIDY     CODE        FEE       LOAN       FEE      YIELD
--------   -----   -------   ---------   -------   --------   -------   --------

6993462    75.00                          0.250                0.017     1.483



COUNT:                       1
WAC:                      8.25
WAM:                       152
WALTV:                      75

                                  EXHIBIT F-1B

        [Schedule of Group II Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]

(i)       (ii)                       (iii)     (iv)      (v)       (vi)     (vii)     (viii)     (ix)        (x)    (xi)
--------  -----------  -----  -----  --------  --------  --------  -------  --------  ---------  ----------  -----  -------
                                                         NET                                     CUT-OFF
MORTGAGE                                       MORTGAGE  MORTGAGE  CURRENT  ORIGINAL  SCHEDULED  DATE
LOAN                          ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY  TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY         STATE  CODE   TYPE      RATE      RATE      PAYMENT  MATURITY  DATE       BALANCE     LTV    SUBSIDY
--------  -----------  -----  -----  --------  --------  --------  -------  --------  ---------  ----------  -----  -------

6871520   BATON ROUGE  LA     70820  LCO          7.375     6.500  $458.06       360   1-Jun-28  $65,854.46  75.36

                                                                                                 $65,854.46


(i)       (xii)      (xiii)   (xiv)     (xv)     (xvi)
--------  ---------  -------  --------  -------  --------

MORTGAGE  MORTGAGE            T.O.P.    MASTER   FIXED
LOAN      INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
NUMBER    CODE       FEE      LOAN      FEE      YIELD
--------  ---------  -------  --------  -------  --------

6871520                0.250              0.017     0.608




COUNT:              1
WAC:            7.375
WAM:              351
WALTV:          75.36

                                  EXHIBIT F-2A

        [Schedule of Group I Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]

  (i)                     (ii)                   (iii)       (iv)       (v)        (vi)       (vii)      (viii)         (ix)
--------   ----------------------------------   --------   --------   --------   ---------   --------   ---------  --------------
                                                                        NET                                           CUT-OFF
MORTGAGE                                                   MORTGAGE   MORTGAGE    CURRENT    ORIGINAL   SCHEDULED      DATE
  LOAN                                   ZIP    PROPERTY   INTEREST   INTEREST    MONTHLY    TERM TO    MATURITY     PRINCIPAL
 NUMBER          CITY           STATE   CODE      TYPE       RATE       RATE      PAYMENT    MATURITY      DATE       BALANCE
--------   ------------------   -----   -----   --------   --------   --------   ---------   --------   ---------  --------------

4695754    NEWARK                DE     19713     SFD       7.625      6.500     $1,494.61     180      1-Aug-13   $   156,589.94
4748259    OKLAHOMA CITY         OK     73118     MF2       6.875      6.500     $  574.35     180      1-Sep-13   $    63,147.48
4755317    GLASTONBURY           CT     06033     SFD       6.875      6.500     $  713.48     180      1-Jul-13   $    77,917.42
4776507    DUMFRIES              VA     22026     SFD       7.625      6.500     $  398.88     180      1-Jun-13   $    41,522.37
4786129    LISLE                 IL     60532     SFD       6.875      6.500     $1,890.74     180      1-Aug-13   $   203,658.16
4794165    CARLSBAD              CA     92008     LCO       7.400      6.500     $1,179.32     180      1-May-13   $   118,492.55
4796750    RICHMOND              VA     23235     SFD       8.125      6.500     $  805.93     180      1-May-13   $    81,233.67
4802108    HYANNIS               MA     02601     LCO       7.375      6.500     $  331.18     180      1-Jul-13   $    34,985.95
4803080    LEAGUE CITY           TX     77573     SFD       7.375      6.500     $  531.26     180      1-Jul-13   $    56,308.59
4814084    CENTRE                AL     35960     SFD       7.125      6.500     $  688.44     180      1-Sep-13   $    74,555.56
4815280    ATLANTIC BEACH        FL     32233     SFD       7.500      6.500     $  908.94     180      1-Aug-13   $    95,937.83
4816453    CRESSKILL             NJ     07626     SFD       7.250      6.500     $2,510.37     180      1-Dec-13   $   272,437.85
4824396    CLOSTER               NJ     07624     SFD       7.250      6.500     $1,752.70     180      1-Sep-13   $   188,389.66
4825029    HILLSBOROUGH          NJ     08876     MF2       8.375      6.500     $  781.95     180      1-Aug-13   $    78,401.53
4825991    ASHTABULA             OH     44004     SFD       7.625      6.500     $  495.09     180      1-Oct-13   $    47,081.74
4829240    GREENSBORO            NC     27410     MF2       7.250      6.500     $  356.02     180      1-Sep-13   $    38,266.64
4831331    MORAINE               OH     45439     SFD       8.500      6.500     $  292.97     180      1-Jun-13   $    28,885.00
4832006    DEAL                  NJ     07723     SFD       7.875      6.500     $1,422.68     180      1-Feb-14   $   149,561.70
4835058    ATLANTIC BEACH        FL     32233     SFD       7.375      6.500     $2,244.62     180      1-Sep-13   $   239,460.53
4835977    BOWLING GREEN         KY     42101     SFD       7.875      6.500     $1,892.16     180      1-Apr-13   $   192,873.04
4836081    CLINTON               MO     64735     SFD       7.375      6.500     $  603.47     180      1-Sep-13   $    64,379.58
4838461    ESKO                  MN     55733     SFD       7.375      6.500     $  515.16     180      1-Jul-13   $    53,909.30
4840388    BRENTWOOD             PA     15227     MF2       7.500      6.500     $  577.53     180      1-Oct-13   $    61,347.41
4842466    FRANKLIN SQUARE       NY     11010     MF2       7.250      6.500     $1,574.69     180      1-Dec-13   $   170,892.82
4842476    MONTGOMERY            AL     36109     SFD       7.500      6.500     $  545.09     180      1-Sep-13   $    57,717.67
4842478    DECATUR               GA     30030     SFD       7.375      6.500     $1,931.84     180      1-Nov-13   $   207,076.28
4844634    BREA                  CA     92821     SFD       7.625      6.500     $  915.45     180      1-Sep-13   $    96,215.42
4845446    CENTRE                AL     35960     SFD       7.000      6.500     $  826.93     180      1-Sep-13   $    90,232.82
4846965    BOWLING GREEN         OH     43402     SFD       7.750      6.500     $  560.06     180      1-Oct-13   $    58,609.63
4847486    HOUSTON               TX     77054     LCO       7.500      6.500     $  259.57     180      1-Sep-13   $    27,484.58
4848870    MIDDLETOWN            OH     45044     SFD       7.375      6.500     $  574.03     180      1-Dec-13   $    61,824.89
4849031    STATEN ISLAND         NY     10301     MF4       7.625      6.500     $1,193.36     180      1-Dec-13   $   126,597.86
4850237    TEMPE                 AZ     85281     LCO       7.750      6.500     $  470.64     180      1-Sep-13   $    49,074.93
4851090    WILMINGTON            NC     28405     SFD       7.125      6.500     $1,068.89     180      1-Oct-13   $   116,136.69
4857649    HAMPTON               VA     23669     SFD       7.500      6.500     $  512.18     180      1-Oct-13   $    54,405.16
4858024    WOODMERE              NY     11598     MF2       7.750      6.500     $1,506.05     180      1-Dec-13   $   158,572.67
4859541    LEETSDALE             PA     15056     MF3       7.375      6.500     $  547.36     180      1-Nov-13   $    58,727.01
4859554    FREEDOM               PA     15042     SFD       7.250      6.500     $  979.05     180      1-Nov-13   $   105,908.80
4863332    OAKLAND               CA     94618     LCO       7.125      6.500     $1,448.43     180      1-Nov-13   $   157,886.05
4863761    FORT LAUDERDALE       FL     33308     MF2       7.375      6.500     $  912.57     180      1-Nov-13   $    97,977.18
4864405    AMITE                 LA     70422     SFD       7.125      6.500     $  615.97     180      1-Oct-13   $    66,926.22
4864446    COROLLA               NC     27927     SFD       7.375      6.500     $2,605.23     180      1-Nov-13   $   279,709.07
4864891    BURLEY                ID     83318     SFD       7.500      6.500     $  661.89     180      1-Oct-13   $    70,288.73
4867131    AUSTIN                TX     78723     MF2       7.500      6.500     $  600.71     180      1-Oct-13   $    63,809.15
4868156    CARROLLTON            TX     75007     SFD       6.750      6.483     $  622.98     180      1-Oct-13   $    69,252.26
4869618    SILVER SPRING         MD     20902     THS       6.875      6.500     $  679.15     180      1-Dec-13   $    75,301.79
4871010    HARTSDALE             NY     10530     COP       8.375      6.500     $  483.83     180      1-Jan-14   $    49,208.91
4871239    FLUSHING              NY     11355     MF2       7.500      6.500     $1,529.57     180      1-Sep-13   $   161,962.97
4871383    PLAINVIEW             NY     11803     SFD       7.250      6.500     $1,716.18     180      1-Dec-13   $   186,248.42
4873320    WOODLAWN              TN     37191     SFD       6.625      6.358     $  611.08     180      1-Sep-13   $    68,220.10
4874671    SUMMERLAND KEY        FL     33042     SFD       7.250      6.500     $3,258.92     180      1-Dec-13   $   353,673.85
4874866    FISHERS               IN     46038     SFD       6.625      6.358     $  651.47     180      1-Oct-13   $    72,442.09
4875960    INDIANAPOLIS          IN     46237     SFD       7.000      6.500     $  755.02     180      1-Oct-13   $    82,659.34
4876467    FAIRLAWN              NJ     07410     SFD       7.750      6.500     $1,317.79     180      1-Nov-13   $   138,329.42
4881707    BEECH GROVE           IN     46107     SFD       7.000      6.500     $  440.43     180      1-Oct-13   $    48,217.94
4881712    INDIANAPOLIS          IN     46268     LCO       7.750      6.500     $  372.75     180      1-Oct-13   $    39,007.39
4882035    DALLAS                TX     75206     MF2       8.000      6.500     $1,080.36     180      1-Nov-13   $   111,730.11
4884438    INDIANAPOLIS          IN     46222     SFD       6.125      5.858     $  110.59     180      1-Nov-13   $    12,769.89
4885665    CLOVIS                NM     88101     SFD       6.875      6.500     $  891.86     180      1-Nov-13   $    98,713.22
4887258    ELYRIA                OH     44035     SFD       7.125      6.500     $  489.15     180      1-Nov-13   $    53,319.85
4890336    GATLINBURG            TN     37738     LCT       7.125      6.500     $  355.09     180      1-Nov-13   $    38,706.26
4891371    MORNINGVIEW           KY     41063     SFD       7.250      6.500     $  456.43     180      1-Dec-13   $    49,534.15
4891380    TAYLOR MILL           KY     41015     SFD       7.250      6.500     $1,051.62     180      1-Dec-13   $   114,126.68
4894702    TULSA                 OK     74105     SFD       6.875      6.500     $1,159.41     180      1-Dec-13   $   127,573.30
4896936    REDMOND               WA     98053     SFD       7.000      6.500     $2,876.25     180      1-Dec-13   $   316,953.55
4897796    EASTPORT              NY     11941     LCO       7.875      6.500     $  948.45     180      1-Dec-13   $    99,117.63
4901174    LANCASTER             NY     14086     SFD       7.875      6.500     $  659.41     180      1-Dec-13   $    68,911.53
4906697    SACRAMENTO            CA     95824     SFD       6.875      6.500     $  564.99     180      1-Dec-13   $    62,740.38
4907279    WESLEY CHAPEL         FL     33543     SFD       7.125      6.500     $  634.09     180      1-Nov-13   $    69,118.33
4908606    ACWORTH               GA     30102     SFD       7.625      6.500     $  653.89     180      1-Dec-13   $    69,368.72
4908614    MARIETTA              GA     30062     SFD       7.625      6.500     $  732.36     180      1-Dec-13   $    77,692.95
4909835    STILLWATER            OK     74075     MF2       7.375      6.500     $  975.12     180      1-Dec-13   $   105,023.04
4909938    OSAGE BEACH           MO     65065     LCO       7.625      6.500     $  579.16     180      1-Nov-13   $    61,252.10
4910829    KEYSTONE              CO     80435     HCO       7.500      6.500     $1,216.71     180      1-Dec-13   $   130,053.36
4911357    MANOR                 PA     15665     SFD       7.750      6.500     $  489.47     180      1-Dec-13   $    51,536.10
4913874    CAPE CORAL            FL     33904     MF2       8.000      6.500     $  602.07     180      1-Dec-13   $    62,450.14
4913903    JONESBORO             AR     72404     SFD       7.500      6.500     $  903.84     180      1-Jan-14   $    96,785.96
4914335    NORWALK               CT     06854     MF3       7.750      6.500     $1,449.57     180      1-Jan-14   $   153,087.08
4915444    FAIRPORT              NY     14450     MF2       8.125      6.500     $  895.49     180      1-Jan-14   $    92,466.60
4915456    HOMESTEAD             FL     33031     SFD       7.500      6.500     $1,965.27     180      1-Dec-13   $   210,067.16
4917483    HAMILTON              OH     45015     SFD       7.375      6.500     $  448.46     180      1-Jan-14   $    48,451.37
4917537    DOUGLASVILLE          GA     30134     SFD       8.250      6.500     $  339.55     180      1-Nov-13   $    34,600.19
4917564    COLUMBUS              OH     43223     SFD       7.875      6.500     $  515.96     180      1-Jan-14   $    54,081.04
4917568    COLUMBUS              OH     43207     SFD       7.875      6.500     $  546.31     180      1-Jan-14   $    57,262.28
4917745    FENTON                MO     63026     SFD       7.875      6.500     $  521.65     180      1-Feb-14   $    54,839.29
4918740    HOWARD BEACH          NY     11414     MF2       7.625      6.500     $1,700.12     180      1-Dec-13   $   180,358.63
4919591    ALTON                 IL     62002     SFD       8.625      6.500     $  223.22     180      1-Dec-13   $    22,314.17
4919805    COLORADO SPRINGS      CO     80906     MF2       8.000      6.500     $  988.87     180      1-Dec-13   $   102,571.89
4920060    WARMINSTER            PA     18974     SFD       7.375      6.500     $1,398.29     180      1-Jan-14   $   150,599.06
4922349    MIAMI                 FL     33135     MF2       8.125      6.500     $  844.93     180      1-Dec-13   $    86,992.50
4923278    BOGART                GA     30622     SFD       7.625      6.500     $2,421.27     180      1-Dec-13   $   252,171.69
4924091    CORDOVA               TN     38018     SFD       7.625      6.500     $1,120.03     180      1-Jan-14   $   116,214.24
4924527    DANIA                 FL     33004     SFD       7.500      6.500     $  571.97     180      1-Jan-14   $    61,326.15
4925184    ISLIP                 NY     11751     SFD       7.000      6.500     $1,035.46     180      1-Mar-14   $   115,200.00
4928799    NANUET                NY     10954     SFD       7.750      6.500     $  790.67     180      1-Jan-14   $    82,523.35
4928813    ANCHORAGE             AK     99517     SFD       7.750      6.500     $  705.96     180      1-Dec-13   $    74,330.94
4932571    BERRIEN SPRINGS       MI     49103     MF4       7.500      6.500     $  590.97     180      1-Dec-13   $    63,121.90
4932600    ANCHORAGE             AK     99517     MF4       7.625      6.500     $1,439.49     180      1-Dec-13   $   152,710.26
4934194    SILOAM SPRINGS        AR     72761     SFD       6.875      6.500     $2,762.96     180      1-Jul-13   $   301,735.15
4937848    ALTON                 IL     62002     MF3       8.250      6.500     $  509.32     180      1-Mar-14   $    52,500.00
4937854    ALTON                 IL     62002     MF4       8.250      6.500     $  516.11     180      1-Mar-14   $    53,200.00
4937867    ALTON                 IL     62002     MF2       8.250      6.500     $  529.70     180      1-Mar-14   $    54,600.00
4938481    DOUGLASVILLE          GA     30135     SFD       8.500      6.500     $  344.66     180      1-Jan-14   $    34,805.83
4938500    DOUGLASVILLE          GA     30134     SFD       8.500      6.500     $  344.66     180      1-Jan-14   $    33,427.72
4938573    KEYSTONE              CO     80435     LCO       7.375      6.500     $  933.73     180      1-Feb-14   $   101,190.07
4938894    RIDGEWOOD             NJ     07451     SFD       7.250      6.500     $2,263.90     180      1-Feb-14   $   247,234.43
4939826    MILTON                DE     19968     SFD       7.625      6.500     $  817.36     180      1-Jan-14   $    86,975.60
4940520    FAIRBORN              OH     45324     MF2       7.375      6.500     $  459.97     180      1-Mar-14   $    50,000.00
4941338    PIGEON FORGE          TN     37863     HCO       8.000      6.500     $  709.10     180      1-Jan-14   $    73,769.71
4941923    SOUTHAVEN             MS     38671     SFD       8.000      6.500     $  764.52     180      1-Jan-14   $    79,536.09
4943298    NORTH MYRTLE BEACH    SC     29582     LCO       8.250      6.500     $  915.82     180      1-Jan-14   $    93,864.53
4945816    ST. PAUL              MN     55106     MF2       7.875      6.500     $  663.92     180      1-Feb-14   $    69,795.46
4946547    DALLAS                TX     75208     MF2       7.875      6.500     $  496.99     180      1-Jan-14   $    52,092.77
4946821    AUSTIN                TX     78702     SFD       6.875      6.500     $  445.93     180      1-Mar-14   $    50,000.00
4946875    RIDGEWOOD             NY     11385     MF2       7.500      6.500     $1,385.89     180      1-Feb-14   $   149,048.49
4947416    HUDSON                NC     28638     SFD       8.125      6.500     $  492.04     180      1-Feb-14   $    50,953.95
4947448    CINCINNATI            OH     45255     SFD       7.250      6.500     $5,214.28     180      1-Jan-14   $   567,662.79
4947626    GOSHEN                NY     10924     MF2       8.125      6.500     $  818.45     180      1-Jan-14   $    84,210.46
4948316    LINCOLN PARK          NJ     07035     SFD       6.750      6.483     $1,226.49     180      1-Dec-13   $   137,251.85
4949308    DOUGLASVILLE          GA     30134     SFD       8.500      6.500     $  344.66     180      1-Jan-14   $    34,805.83
4951558    MILTON                DE     19968     SFD       7.625      6.500     $  840.72     180      1-Jan-14   $    89,460.61
4951562    MILTON                DE     19968     SFD       7.625      6.500     $  840.72     180      1-Jan-14   $    89,460.61
4951804    PATERSON              NJ     07502     MF3       8.000      6.500     $  955.65     180      1-Mar-14   $   100,000.00
4953454    DALLAS                TX     75208     MF2       7.875      6.500     $  496.99     180      1-Jan-14   $    52,092.77
4956054    GRANITE BAY           CA     95746     SFD       6.500      6.233     $1,376.35     180      1-Feb-14   $   157,479.48
4957055    VISALIA               CA     93291     SFD       7.000      6.500     $  413.47     180      1-Mar-14   $    46,000.00
4957572    HATFIELD              PA     19440     MF2       7.125      6.500     $1,050.77     180      1-Mar-14   $   116,000.00
4957601    TELLURIDE             CO     81435     SFD       7.500      6.500     $5,256.17     180      1-Mar-14   $   567,000.00
4957608    LAUDERDALE LAKES      FL     33308     SFD       7.500      6.500     $  661.89     180      1-Mar-14   $    71,400.00
4961597    GULFPORT              MS     39503     SFD       8.000      6.500     $  614.96     180      1-Feb-14   $    64,164.04
4962332    FORT LAUDERDALE       FL     33301     SFD       7.500      6.500     $  480.20     180      1-Mar-14   $    51,800.00
4962336    FORT LAUDERDALE       FL     33307     SFD       7.500      6.500     $  454.24     180      1-Mar-14   $    49,000.00
4964877    GLENDALE              AZ     85304     SFD       7.500      6.500     $  617.40     180      1-Mar-14   $    66,600.00
4964880    GLENDALE              AZ     85301     SFD       7.500      6.500     $  800.94     180      1-Mar-14   $    86,400.00
4964881    PHOENIX               AZ     85051     SFD       7.500      6.500     $  709.17     180      1-Mar-14   $    76,500.00
4968287    CANTON                GA     30114     SFD       6.875      6.500     $  445.93     180      1-Mar-14   $    50,000.00
4968325    GULFPORT              MS     39507     SFD       8.250      6.500     $  414.74     180      1-Feb-14   $    42,629.17
4971794    COPPELL               TX     75019     SFD       6.875      6.500     $  634.56     180      1-Mar-14   $    71,150.00
4971806    FAIRBORN              OH     45385     MF2       7.375      6.500     $  425.93     180      1-Mar-14   $    46,300.00
4975462    HOUSTON               TX     77083     PUD       7.250      6.500     $  715.69     180      1-Mar-14   $    78,400.00
4975742    MIAMI                 FL     33137     LCO       7.625      6.500     $  264.83     180      1-Mar-14   $    28,350.00
4978810    DOUGLASVILLE          GA     30134     SFD       8.375      6.500     $  390.97     180      1-Mar-14   $    40,000.00
4979115    LOS ANGELES           CA     90048     LCO       6.750      6.483     $  991.10     180      1-Mar-14   $   112,000.00
4979126    JACKSON               MS     39206     SFD       7.750      6.500     $  338.86     180      1-Mar-14   $    36,000.00
4979178    KENNESAW              GA     30144     SFD       7.500      6.500     $  865.83     180      1-Mar-14   $    93,400.00
6428146    SANTA FE              NM     87501     SFD       7.750      6.500     $1,058.94     180      1-Aug-13   $   109,817.63
6706820    BULLHEAD CITY         AZ     86442     SFD       7.750      6.500     $1,030.70     180      1-Jul-13   $   105,216.00
6801722    NEWARK                DE     19702     PUD       7.875      6.500     $  554.84     180      1-Sep-13   $    57,457.42
6826764    CHAMBERSBURG          PA     17201     SFD       6.875      6.500     $1,783.71     180      1-Jun-13   $   194,125.77
6985340    COLUMBUS              OH     43202     MF2       7.750      6.500     $  475.34     180      1-Aug-13   $    49,435.19
6987221    COLUMBUS              OH     43202     MF2       7.750      6.500     $  484.76     180      1-Aug-13   $    50,414.05
6988564    ALEXANDRIA            MN     56308     SFD       7.500      6.500     $  827.82     180      1-Jul-13   $    87,094.65
7024263    RICHMOND              VA     23228     SFD       7.375      6.500     $  883.13     180      1-Jan-14   $    95,411.94
7029417    GREENSBURG            PA     15601     SFD       7.625      6.500     $  700.60     180      1-Aug-13   $    73,401.51
7068041    SARASOTA              FL     34236     MF2       7.750      6.500     $  683.84     180      1-Aug-13   $    71,118.09
7078625    CRANSTON              RI     02910     MF2       7.875      6.500     $  867.83     180      1-Aug-13   $    89,486.80
7083482    EL PASO               TX     79925     SFD       7.875      6.500     $  431.54     180      1-Aug-13   $    44,325.16
7088388    NASSAU BAY            TX     77058     SFD       7.125      6.500     $2,173.63     180      1-Aug-13   $   234,511.00
7092644    LAS VEGAS             NM     87701     MAN       7.000      6.500     $  539.30     180      1-Sep-13   $    58,847.51
7101295    MT LAUREL             NJ     08054     SFD       7.500      6.500     $1,425.28     180      1-Sep-13   $   150,920.06
7109667    ATLANTA               GA     30305     PUD       7.250      6.500     $2,036.60     180      1-Sep-13   $   218,904.87
7112942    CHAPEL HILL           NC     27514     SFD       7.250      6.500     $2,978.22     180      1-Oct-13   $   321,153.15
7112943    RIO RANCHO            NM     87124     SFD       7.500      6.500     $1,379.39     180      1-Aug-13   $   145,594.67
7117621    LONDONDERRY           NH     03053     SFD       7.250      6.500     $  885.48     180      1-Nov-13   $    95,487.71
7118928    HOLUALOA              HI     96725     SFD       7.000      6.500     $2,236.28     180      1-Oct-13   $   243,758.89
7124665    JACKSONVILLE          NC     28546     SFD       7.500      6.500     $  370.80     180      1-Oct-13   $    39,388.41
7125338    HURST                 TX     76054     MF2       7.250      6.500     $1,022.41     180      1-Sep-13   $   109,893.97
7128341    YERINGTON             NV     89447     MF2       7.250      6.500     $  766.80     180      1-Sep-13   $    81,840.46
7138745    MARBLEHEAD            MA     01945     SFD       7.375      6.500     $2,299.81     180      1-Nov-13   $   246,031.84
7149284    AVON                  CT     06001     SFD       7.500      6.500     $  964.09     180      1-Sep-13   $   101,576.32
7153459    WHITE PLAINS          NY     10606     LCO       6.625      6.358     $  877.12     180      1-Nov-13   $    98,586.82
7163381    BALDWINSVILLE         NY     13027     SFD       7.500      6.500     $  775.91     180      1-Oct-13   $    82,420.20
7164464    GREELEY               CO     80631     MF2       7.875      6.500     $  763.98     180      1-Nov-13   $    79,588.77
7167095    JACKSONVILLE          NC     28546     SFD       6.750      6.483     $  530.95     180      1-Sep-13   $    58,822.86
7177764    FORT RIPLEY           MN     56449     SFD       7.125      6.500     $1,413.10     180      1-Oct-13   $   153,096.98
7186949    PERU                  IN     46970     SFD       7.875      6.500     $  294.49     180      1-Nov-13   $    30,683.52
7186963    PERU                  IN     46970     SFD       7.875      6.500     $  273.15     180      1-Oct-13   $    28,363.43
7196578    TARPON SPRINGS        FL     34689     SFD       7.375      6.500     $  657.75     180      1-Oct-13   $    70,394.90
7206047    PITTSBURGH            PA     15236     SFD       7.375      6.500     $  539.08     180      1-Oct-13   $    57,694.08
7206203    JACKSONVILLE BEAC     FL     32250     SFD       6.625      6.358     $  707.88     180      1-Nov-13   $    79,565.22
7210517    OSSINING              NY     10562     LCO       7.375      6.500     $1,655.86     180      1-Nov-13   $   177,781.20
7211183    IRVINE                CA     92604     LCO       7.375      6.500     $1,039.51     180      1-Nov-13   $   111,607.11
7212670    RUTHERON              NM     87551     SFD       7.500      6.500     $  813.92     180      1-Nov-13   $    86,729.34
7213686    LAGUNA HILLS          CA     92653     SFD       7.000      6.500     $2,458.30     180      1-Nov-13   $   270,018.15
7217667    PORTERVILLE           CA     93257     SFD       6.750      6.483     $  328.30     180      1-Oct-13   $    36,495.17
7221590    BULLHEAD CITY         AZ     86429     SFD       7.375      6.500     $1,701.86     180      1-Dec-13   $   183,294.92
7223778    NORTH CHARLESTON      SC     29418     SFD       7.750      6.500     $  211.98     180      1-Oct-13   $    22,182.98
7224136    NORTH FORK            ID     83466     SFD       7.250      6.500     $  876.35     180      1-Oct-13   $    94,500.24
7227448    HIGH ROLLS            NM     88317     SFD       7.125      6.500     $  724.66     180      1-Oct-13   $    78,736.80
7228151    BIG RIVER             CA     92242     SFD       7.750      6.500     $  301.21     180      1-Nov-13   $    31,618.15
7231665    NEWTON CENTER         MA     02159     SFD       6.750      6.483     $2,212.27     180      1-Nov-13   $   246,660.89
7234037    LA PORTE              IN     46350     SFD       7.000      6.500     $  503.34     180      1-Oct-13   $    55,005.69
7235449    BRANDON               FL     33510     SFD       7.625      6.500     $1,868.26     180      1-Oct-13   $   196,974.66
7238371    KEENE                 NH     03431     MF2       7.375      6.500     $  600.25     180      1-Nov-13   $    64,445.69
7238835    SALT LAKE CITY        UT     84103     MF4       6.750      6.483     $1,951.23     180      1-Nov-13   $   217,632.24
7239703    MELBOURNE             FL     32935     LCO       7.375      6.500     $  347.73     180      1-Nov-13   $    37,334.05
7258001    HOSCHTON              GA     30548     MF2       7.750      6.500     $  790.67     180      1-Dec-13   $    83,250.67
7270995    SEA ISLE CITY         NJ     08243     SFD       6.750      6.483     $5,375.83     180      1-Nov-13   $   599,599.08
7282836    WICKLIFFE             OH     44095     LCO       7.250      6.500     $  500.25     180      1-Nov-13   $    54,117.17
7283511    WAREHAM               MA     02571     SFD       8.625      6.500     $  399.81     180      1-Dec-13   $    39,967.16
7283842    MELBOURNE             FL     32934     SFD       7.250      6.500     $1,329.13     180      1-Nov-13   $   143,785.79
7283938    LARGO                 FL     33778     SFD       7.250      6.500     $  702.06     180      1-Dec-13   $    76,190.52
7285155    LOS FRESNOS           TX     78566     SFD       7.625      6.500     $  655.76     180      1-Dec-13   $    68,964.99
7289974    SUNRISE               FL     33343     SFD       7.875      6.500     $  529.24     180      1-Dec-13   $    55,283.19
7297905    YUMA                  AZ     85364     MF2       7.000      6.500     $  640.42     180      1-Dec-13   $    70,530.21
7301185    MILLBROOK             NY     12545     MF2       7.500      6.500     $  876.03     180      1-Dec-13   $    93,638.43
7314261    BRECKENRIDGE          CO     80424     LCT       6.375      6.108     $  331.44     180      1-Nov-13   $    37,835.09
7318304    LOUISVILLE            KY     40202     MF4       7.750      6.500     $  423.57     180      1-Nov-13   $    44,440.15
7321017    N CHARLESTON          SC     29406     SFD       8.625      6.500     $  127.98     180      1-Nov-13   $    12,757.43
7324218    VESTAL                NY     13850     SFD       7.875      6.500     $  384.12     180      1-Feb-14   $    40,381.66
7325650    AMHERST               NH     03031     SFD       7.250      6.500     $2,738.59     180      1-Dec-13   $   297,204.91
7330254    EL PASO               TX     79932     SFD       6.875      6.500     $  445.93     180      1-Dec-13   $    49,518.84
7349304    LA PORTE              IN     46350     SFD       7.500      6.500     $  417.16     180      1-Nov-13   $    44,007.11
7352349    SHAWNEE               KS     66226     SFD       6.875      6.500     $  891.85     180      1-Jan-14   $    98,959.16
7358063    POCATELLO             ID     83201     SFD       7.250      6.500     $  620.75     180      1-Jan-14   $    67,578.90
7370849    LOUISVILLE            KY     40207     MF4       8.000      6.500     $1,051.22     180      1-Nov-13   $   108,715.67
7376313    HOUSTON               TX     77000     SFD       6.875      6.500     $  891.85     180      1-Nov-13   $    98,713.26
7384636    SEAFORD               NY     11783     SFD       6.875      6.500     $1,204.00     180      1-Dec-13   $   133,700.90
7385112    OCEANSIDE             CA     92054     SFD       7.625      6.500     $1,177.00     180      1-Dec-13   $   124,863.69
7389105    POTOMAC               MD     20854     PUD       7.000      6.500     $3,559.36     180      1-Dec-13   $   382,142.35
7394658    NEW YORK              NY     10021     HCO       7.500      6.500     $1,476.27     180      1-Feb-14   $   158,769.04
7399301    ROCHESTER             MN     55902     LCO       7.500      6.500     $  381.93     180      1-Nov-13   $    40,546.65
7400320    NEW PHILADELPHIA      OH     44663     SFD       7.375      6.500     $1,729.46     180      1-Jan-14   $   186,848.39
7400328    DOVER                 OH     44622     SFD       7.375      6.500     $  758.02     180      1-Jan-14   $    81,895.25
7400497    DOVER                 OH     44622     SFD       7.375      6.500     $  869.33     180      1-Jan-14   $    93,921.13
7400802    DOVER                 OH     44622     MF2       7.375      6.500     $1,103.91     180      1-Jan-14   $   119,264.93
7404982    OLD ORCHARD BEACH     ME     04064     LCO       7.125      6.500     $  398.57     180      1-Jan-14   $    43,724.54
7406033    FRASER                CO     80442     SFD       7.250      6.500     $  547.72     180      1-Dec-13   $    59,325.52
7413671    YUMA                  AZ     85364     SFD       6.750      6.483     $  542.89     180      1-Dec-13   $    60,702.98
7415273    LAURENS               NY     13796     SFD       7.625      6.500     $  859.40     180      1-Jan-14   $    91,448.62
7425949    CATHEDRAL CITY        CA     92234     SFD       7.375      6.500     $  504.12     180      1-Jan-14   $    54,464.31
7426010    STATEN ISLAND         NY     10302     MF3       6.750      6.483     $  398.21     180      1-Jan-14   $    44,656.94
7426330    W MELBOURNE           FL     32904     LCO       6.875      6.500     $  492.30     180      1-Dec-13   $    54,613.79
7427799    JACKSON               TN     38305     SFD       7.250      6.500     $1,030.62     180      1-Dec-13   $   111,848.12
7427989    ARDMORE               OK     73400     SFD       6.875      6.500     $  517.28     180      1-Nov-13   $    57,253.66
7430701    CARLTON               GA     30627     SFD       8.000      6.500     $  809.44     180      1-Feb-14   $    84,455.23
7431282    DALLAS                TX     75230     LCO       7.500      6.500     $  155.74     180      1-Dec-13   $    16,646.82
7443700    LITTLE ROCK           AR     72205     SFD       8.000      6.500     $  606.36     180      1-Jan-14   $    63,082.06
7445483    TUCSON                AZ     85705     MF3       7.625      6.500     $  420.36     180      1-Dec-13   $    44,468.87
7446378    KEANSBURG             NJ     07734     MF3       7.875      6.500     $  763.50     180      1-Feb-14   $    80,264.78
7459032    CHAPEL HILL           NC     27516     LCT       7.875      6.500     $1,128.42     180      1-Feb-14   $   118,627.35
7465448    SAN MARINO            CA     91108     SFD       7.375      6.500     $3,670.49     180      1-Jan-14   $   396,555.91
7471225    SANDUSKY              OH     44870     SFD       7.625      6.500     $  496.02     180      1-Jan-14   $    52,781.77
7474050    HURON                 OH     44846     LCO       7.875      6.500     $  379.85     180      1-Feb-14   $    39,932.98
7474940    SPRING HILL           FL     34606     SFD       8.500      6.500     $  389.96     180      1-Dec-13   $    39,269.28
7475838    LAS VEGAS             NV     89147     SFD       7.750      6.500     $  815.00     180      1-Jan-14   $    86,071.73
7477342    DOVER                 OH     44622     MF2       7.625      6.500     $  810.82     180      1-Jan-14   $    86,279.79
7482753    MALDEN                MA     02148     SFD       7.500      6.500     $1,409.06     180      1-Feb-14   $   151,540.94
7486685    PRESCOTT VALLEY       AZ     86314     SFD       7.625      6.500     $  747.30     180      1-Feb-14   $    79,761.03
7489914    WATERLOO              NY     13165     MF2       8.125      6.500     $  337.97     180      1-Feb-14   $    34,999.69
7494638    INDIAN HILLS          CO     80454     SFD       7.875      6.500     $9,484.50     180      1-Jan-14   $   994,136.82
7497629    MIDLAND               TX     79701     SFD       8.250      6.500     $  309.96     180      1-Jan-14   $    31,768.78
7505030    LANSING               MI     48912     SFD       7.500      6.500     $  249.83     180      1-Feb-14   $    26,868.61
7507758    MINNEAPOLIS           MN     55408     MF2       7.375      6.500     $  593.35     180      1-Feb-14   $    64,303.06
7527886    TRUSSVILLE            AL     35173     SFD       8.125      6.500     $  996.58     180      1-Feb-14   $   103,204.20
7528015    ODESSA                TX     79764     SFD       6.750      6.483     $  311.49     180      1-Feb-14   $    35,086.51
7530960    DES MOINES            IA     50310     MF2       7.125      6.500     $  578.83     180      1-Jan-14   $    63,499.97
7531138    MIDLAND               TX     79701     SFD       8.000      6.500     $  283.83     180      1-Jan-14   $    29,527.77
7532529    SANTA CRUZ            CA     95062     SFD       7.500      6.500     $2,254.49     180      1-Feb-14   $   242,465.51
7539496    MORRISTOWN            NJ     07960     SFD       7.000      6.500     $1,887.54     180      1-Feb-14   $   209,337.46
7544997    KAILUA-KONA           HI     96740     LCO       7.625      6.500     $  882.75     180      1-Feb-14   $    94,213.02
7545493    TEMPE                 AZ     85282     PUD       8.000      6.500     $  561.92     180      1-Feb-14   $    58,630.08
7561144    SANTA CRUZ            CA     95062     SFD       7.125      6.500     $2,447.56     180      1-Feb-14   $   269,356.75
7563211    PATTERSON             CA     95363     SFD       7.375      6.500     $1,057.91     180      1-Mar-14   $   115,000.00
7567174    SANTA CRUZ            CA     95060     SFD       7.500      6.500     $2,410.23     180      1-Mar-14   $   260,000.00
7568522    TORRANCE              CA     90503     SFD       7.125      6.500     $3,622.87     180      1-Feb-14   $   398,701.83
7569490    CLEARWATER            FL     33756     SFD       8.000      6.500     $  974.77     180      1-Mar-14   $   102,000.00
7571332    SANTA MONICA          CA     90405     SFD       7.875      6.500     $3,224.73     180      1-Feb-14   $   339,006.52
7605725    LA PORTE              IN     46350     SFD       7.250      6.500     $  511.20     180      1-Mar-14   $    56,000.00
7625528    RENO                  NV     89511     SFD       7.875      6.500     $1,778.34     180      1-Mar-14   $   187,500.00
7630889    LONGVIEW              WA     98632     SFD       7.875      6.500     $  625.98     180      1-Mar-14   $    66,000.00

                                                                                                                   $29,655,178.51

  (i)          (x)     (xi)       (xii)      (xiii)     (xiv)      (xv)      (xvi)
--------      -----   -------   ---------    -------   --------   -------   --------
MORTGAGE                        MORTGAGE                T.O.P.    MASTER     FIXED
  LOAN                          INSURANCE    SERVICE   MORTGAGE   SERVICE   RETAINED
 NUMBER        LTV    SUBSIDY     CODE         FEE       LOAN       FEE      YIELD
--------      -----   -------   ---------    -------   --------   -------   --------

4695754       62.03                           0.250                0.017     0.858
4748259       85.87                17         0.250                0.017     0.108
4755317       53.33                           0.250                0.017     0.108
4776507       70.00                           0.250                0.017     0.858
4786129       80.00                           0.250                0.017     0.108
4794165       38.21                           0.250                0.017     0.633
4796750       85.87                06         0.250                0.017     1.358
4802108       80.00                           0.250                0.017     0.608
4803080       78.04                           0.250                0.017     0.608
4814084       80.00                           0.250                0.017     0.358
4815280       74.99                           0.250                0.017     0.733
4816453       73.33                           0.250                0.017     0.483
4824396       80.00                           0.250                0.017     0.483
4825029       40.40                           0.250                0.017     1.608
4825991       50.00                           0.250                0.017     0.858
4829240       65.00                           0.250                0.017     0.483
4831331       70.83                           0.250                0.017     1.733
4832006       40.54                           0.250                0.017     1.108
4835058       80.00                           0.250                0.017     0.608
4835977       75.00                           0.250                0.017     1.108
4836081       80.00                           0.250                0.017     0.608
4838461       43.08                           0.250                0.017     0.608
4840388       70.00                           0.250                0.017     0.733
4842466       75.00                           0.250                0.017     0.483
4842476       70.00                           0.250                0.017     0.733
4842478       73.68                           0.250                0.017     0.608
4844634       70.00                           0.250                0.017     0.858
4845446       78.63                           0.250                0.017     0.233
4846965       70.00                           0.250                0.017     0.983
4847486       74.57                           0.250                0.017     0.733
4848870       73.41                           0.250                0.017     0.608
4849031       70.00                           0.250                0.017     0.858
4850237       70.42                           0.250                0.017     0.983
4851090       80.00                           0.250                0.017     0.358
4857649       89.98                01         0.250                0.017     0.733
4858024       64.00                           0.250                0.017     0.983
4859541       62.96                           0.250                0.017     0.608
4859554       75.00                           0.250                0.017     0.483
4863332       79.99                           0.250                0.017     0.358
4863761       80.00                           0.250                0.017     0.608
4864405       85.00                06         0.250                0.017     0.358
4864446       56.64                           0.250                0.017     0.608
4864891       85.00                06         0.250                0.017     0.733
4867131       80.00                           0.250                0.017     0.733
4868156       80.00                           0.250                0.017     0.000
4869618       78.51                           0.250                0.017     0.108
4871010       89.84                33         0.250                0.017     1.608
4871239       62.26                           0.250                0.017     0.733
4871383       80.00                           0.250                0.017     0.483
4873320       78.20                           0.250                0.017     0.000
4874671       70.00                           0.250                0.017     0.483
4874866       70.00                           0.250                0.017     0.000
4875960       80.00                           0.250                0.017     0.233
4876467       80.00                           0.250                0.017     0.983
4881707       70.00                           0.250                0.017     0.233
4881712       76.15                           0.250                0.017     0.983
4882035       70.00                           0.250                0.017     1.233
4884438       40.63                           0.250                0.017     0.000
4885665       80.00                           0.250                0.017     0.108
4887258       69.68                           0.250                0.017     0.358
4890336       70.00                           0.250                0.017     0.358
4891371       41.67                           0.250                0.017     0.483
4891380       80.00                           0.250                0.017     0.483
4894702       76.47                           0.250                0.017     0.108
4896936       80.00                           0.250                0.017     0.233
4897796       68.26                           0.250                0.017     1.108
4901174       90.00                17         0.250                0.017     1.108
4906697       79.19                           0.250                0.017     0.108
4907279       65.35                           0.250                0.017     0.358
4908606       70.00                           0.250                0.017     0.858
4908614       70.00                           0.250                0.017     0.858
4909835       80.00                           0.250                0.017     0.608
4909938       79.49                           0.250                0.017     0.858
4910829       70.00                           0.250                0.017     0.733
4911357       80.00                           0.250                0.017     0.983
4913874       75.90                           0.250                0.017     1.233
4913903       75.00                           0.250                0.017     0.733
4914335       70.00                           0.250                0.017     0.983
4915444       75.00                           0.250                0.017     1.358
4915456       80.00                           0.250                0.017     0.733
4917483       64.14                           0.250                0.017     0.608
4917537       66.04                           0.250                0.017     1.483
4917564       80.00                           0.250                0.017     1.108
4917568       80.00                           0.250                0.017     1.108
4917745       40.74                           0.250                0.017     1.108
4918740       67.41                           0.250                0.017     0.858
4919591       90.00                01         0.250                0.017     1.858
4919805       54.46                           0.250                0.017     1.233
4920060       80.00                           0.250                0.017     0.608
4922349       65.00                           0.250                0.017     1.358
4923278       68.21                           0.250                0.017     0.858
4924091       73.78                           0.250                0.017     0.858
4924527       66.34                           0.250                0.017     0.733
4925184       80.00                           0.250                0.017     0.233
4928799       70.00                           0.250                0.017     0.983
4928813       60.00                           0.250                0.017     0.983
4932571       75.00                           0.250                0.017     0.733
4932600       85.00                33         0.250                0.017     0.858
4934194       79.85                           0.250                0.017     0.108
4937848       70.00                           0.250                0.017     1.483
4937854       70.00                           0.250                0.017     1.483
4937867       70.00                           0.250                0.017     1.483
4938481       66.04                           0.250                0.017     1.733
4938500       66.04                           0.250                0.017     1.733
4938573       70.00                           0.250                0.017     0.608
4938894       80.00                           0.250                0.017     0.483
4939826       70.00                           0.250                0.017     0.858
4940520       66.67                           0.250                0.017     0.608
4941338       70.00                           0.250                0.017     1.233
4941923       48.48                           0.250                0.017     1.233
4943298       89.99                06         0.250                0.017     1.483
4945816       58.33                           0.250                0.017     1.108
4946547       80.00                           0.250                0.017     1.108
4946821       79.37                           0.250                0.017     0.108
4946875       65.00                           0.250                0.017     0.733
4947416       69.05                           0.250                0.017     1.358
4947448       80.00                           0.250                0.017     0.483
4947626       62.27                           0.250                0.017     1.358
4948316       66.00                           0.250                0.017     0.000
4949308       66.04                           0.250                0.017     1.733
4951558       75.00                           0.250                0.017     0.858
4951562       75.00                           0.250                0.017     0.858
4951804       64.52                           0.250                0.017     1.233
4953454       80.00                           0.250                0.017     1.108
4956054       67.23                           0.250                0.017     0.000
4957055       53.80                           0.250                0.017     0.233
4957572       80.00                           0.250                0.017     0.358
4957601       69.15                           0.250                0.017     0.733
4957608       70.00                           0.250                0.017     0.733
4961597       90.00                17         0.250                0.017     1.233
4962332       70.00                           0.250                0.017     0.733
4962336       70.00                           0.250                0.017     0.733
4964877       61.67                           0.250                0.017     0.733
4964880       69.12                           0.250                0.017     0.733
4964881       75.00                           0.250                0.017     0.733
4968287       64.10                           0.250                0.017     0.108
4968325       89.06                12         0.250                0.017     1.483
4971794       67.02                           0.250                0.017     0.108
4971806       64.31                           0.250                0.017     0.608
4975462       80.00                           0.250                0.017     0.483
4975742       90.00                33         0.250                0.017     0.858
4978810       61.54                           0.250                0.017     1.608
4979115       50.91                           0.250                0.017     0.000
4979126       80.00                           0.250                0.017     0.983
4979178       79.97                           0.250                0.017     0.733
6428146       75.00                           0.250                0.017     0.983
6706820       75.00                           0.250                0.017     0.983
6801722       83.57                06         0.250                0.017     1.108
6826764       78.59                           0.250                0.017     0.108
6985340       69.66                           0.250                0.017     0.983
6987221       57.22                           0.250                0.017     0.983
6988564       42.52                           0.250                0.017     0.733
7024263       80.00                           0.250                0.017     0.608
7029417       75.00                           0.250                0.017     0.858
7068041       79.98                           0.250                0.017     0.983
7078625       79.22                           0.250                0.017     1.108
7083482       74.59                           0.250                0.017     1.108
7088388       80.00                           0.250                0.017     0.358
7092644       66.67                           0.250                0.017     0.233
7101295       74.82                           0.250                0.017     0.733
7109667       74.99                           0.250                0.017     0.483
7112942       75.00                           0.250                0.017     0.483
7112943       60.00                           0.250                0.017     0.733
7117621       79.51                           0.250                0.017     0.483
7118928       80.00                           0.250                0.017     0.233
7124665       65.04                           0.250                0.017     0.733
7125338       80.00                           0.250                0.017     0.483
7128341       70.00                           0.250                0.017     0.483
7138745       75.99                           0.250                0.017     0.608
7149284       44.26                           0.250                0.017     0.733
7153459       90.00                01         0.250                0.017     0.000
7163381       90.00                16         0.250                0.017     0.733
7164464       90.00                06         0.250                0.017     1.108
7167095       80.00                           0.250                0.017     0.000
7177764       80.00                           0.250                0.017     0.358
7186949       90.00                12         0.250                0.017     1.108
7186963       90.00                12         0.250                0.017     1.108
7196578       48.47                           0.250                0.017     0.608
7206047       73.25                           0.250                0.017     0.608
7206203       75.00                           0.250                0.017     0.000
7210517       64.29                           0.250                0.017     0.608
7211183       78.75                           0.250                0.017     0.608
7212670       43.90                           0.250                0.017     0.733
7213686       68.20                           0.250                0.017     0.233
7217667       70.00                           0.250                0.017     0.000
7221590       67.27                           0.250                0.017     0.608
7223778       80.00                           0.250                0.017     0.983
7224136       51.61                           0.250                0.017     0.483
7227448       75.83                           0.250                0.017     0.358
7228151       76.19                           0.250                0.017     0.983
7231665       46.90                           0.250                0.017     0.000
7234037       80.00                           0.250                0.017     0.233
7235449       61.54                           0.250                0.017     0.858
7238371       90.00                12         0.250                0.017     0.608
7238835       70.00                           0.250                0.017     0.000
7239703       90.00                33         0.250                0.017     0.608
7258001       80.00                           0.250                0.017     0.983
7270995       75.00                           0.250                0.017     0.000
7282836       80.00                           0.250                0.017     0.483
7283511       65.00                           0.250                0.017     1.858
7283842       74.10                           0.250                0.017     0.483
7283938       66.88                           0.250                0.017     0.483
7285155       42.55                           0.250                0.017     0.858
7289974       90.00                01         0.250                0.017     1.108
7297905       75.00                           0.250                0.017     0.233
7301185       75.00                           0.250                0.017     0.733
7314261       65.00                           0.250                0.017     0.000
7318304       56.25                           0.250                0.017     0.983
7321017       60.00                           0.250                0.017     1.858
7324218       90.00                33         0.250                0.017     1.108
7325650       66.37                           0.250                0.017     0.483
7330254       53.19                           0.250                0.017     0.108
7349304       60.00                           0.250                0.017     0.733
7352349       49.26                           0.250                0.017     0.108
7358063       52.88                           0.250                0.017     0.483
7370849       64.71                           0.250                0.017     1.233
7376313       80.00                           0.250                0.017     0.108
7384636       65.85                           0.250                0.017     0.108
7385112       51.22                           0.250                0.017     0.858
7389105       80.00                           0.250                0.017     0.233
7394658       65.00                           0.250                0.017     0.733
7399301       80.00                           0.250                0.017     0.733
7400320       69.63                           0.250                0.017     0.608
7400328       74.91                           0.250                0.017     0.608
7400497       70.00                           0.250                0.017     0.608
7400802       75.00                           0.250                0.017     0.608
7404982       80.00                           0.250                0.017     0.358
7406033       35.29                           0.250                0.017     0.483
7413671       79.68                           0.250                0.017     0.000
7415273       80.00                           0.250                0.017     0.858
7425949       73.56                           0.250                0.017     0.608
7426010       33.83                           0.250                0.017     0.000
7426330       80.00                           0.250                0.017     0.108
7427799       79.51                           0.250                0.017     0.483
7427989       68.24                           0.250                0.017     0.108
7430701       70.00                           0.250                0.017     1.233
7431282       70.00                           0.250                0.017     0.733
7443700       90.00                06         0.250                0.017     1.233
7445483       90.00                01         0.250                0.017     0.858
7446378       70.00                           0.250                0.017     1.108
7459032       90.00                17         0.250                0.017     1.108
7465448       75.00                           0.250                0.017     0.608
7471225       90.00                17         0.250                0.017     0.858
7474050       90.00                17         0.250                0.017     1.108
7474940       90.00                33         0.250                0.017     1.733
7475838       72.76                           0.250                0.017     0.983
7477342       70.00                           0.250                0.017     0.858
7482753       69.89                           0.250                0.017     0.733
7486685       64.00                           0.250                0.017     0.858
7489914       90.00                01         0.250                0.017     1.358
7494638       23.81                           0.250                0.017     1.108
7497629       90.00                17         0.250                0.017     1.483
7505030       53.90                           0.250                0.017     0.733
7507758       56.09                           0.250                0.017     0.608
7527886       90.00                17         0.250                0.017     1.358
7528015       80.00                           0.250                0.017     0.000
7530960       90.00                01         0.250                0.017     0.358
7531138       90.00                11         0.250                0.017     1.233
7532529       80.00                           0.250                0.017     0.733
7539496       70.00                           0.250                0.017     0.233
7544997       70.00                           0.250                0.017     0.858
7545493       77.37                           0.250                0.017     1.233
7561144       70.00                           0.250                0.017     0.358
7563211       71.88                           0.250                0.017     0.608
7567174       80.00                           0.250                0.017     0.733
7568522       79.99                           0.250                0.017     0.358
7569490       71.83                           0.250                0.017     1.233
7571332       80.00                           0.250                0.017     1.108
7605725       79.43                           0.250                0.017     0.483
7625528       75.00                           0.250                0.017     1.108
7630889       60.00                           0.250                0.017     1.108



COUNT:                            271
WAC:                      7.407677224
WAM:                      176.7368253
WALTV:                    70.80080847

                                  EXHIBIT F-2B

        [Schedule of Group II Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]

(i)       (ii)                                    (iii)     (iv)      (v)       (vi)       (vii)     (viii)     (ix)
--------  ------------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  ---------------
                                                                      NET                                       CUT-OFF
MORTGAGE                                                    MORTGAGE  MORTGAGE  CURRENT    ORIGINAL  SCHEDULED  DATE
LOAN                                       ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY    TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                      STATE  CODE   TYPE      RATE      RATE      PAYMENT    MATURITY  DATE       BALANCE
--------  ------------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  ---------------
4749481   MONROE TOWNSHIP           NJ     08831  SFD          7.625     6.500  $1,663.32      360   1-Jan-29       $234,580.21
4787992   FORT LEE                  NJ     07024  COP          7.750     6.500    $550.56      360   1-Sep-28        $75,609.01
4805506   CORINGTON                 KY     41014  SFD          7.750     6.500    $372.53      360   1-Aug-28        $51,737.34
4806209   HOUSTON                   TX     77096  SFD          8.000     6.500    $807.15      360   1-Aug-28       $109,472.84
4827108   HUNTINGTON BEACH          CA     92648  MF3          8.250     6.500  $2,248.17      360   1-Aug-28       $297,886.34
4828233   WASHINGTON                DC     20020  LCO          8.000     6.500    $467.78      360   1-Nov-28        $63,577.16
4831901   TIFFIN                    OH     44883  SFD          7.500     6.500    $364.99      360   1-Oct-28        $51,978.71
4833755   SAN DIEGO                 CA     92109  MF4          7.650     6.500  $2,208.01      360   1-Jul-28       $309,366.60
4840264   NEWMAN LAKE               WA     99025  SFD          8.375     6.500    $623.26      360   1-Nov-28        $81,793.99
4840547   KITTY HAWK                NC     27949  SFD          8.000     6.500    $847.50      360   1-Nov-28       $115,186.88
4840722   DULUTH                    MN     55806  MF2          7.125     6.500    $383.35      360   1-Sep-28        $56,591.18
4840936   SHOSHONE                  ID     83352  MF2          8.000     6.500    $424.12      360   1-Nov-28        $57,643.28
4841464   EAST ISLIP                NY     11730  COP          7.500     6.500    $707.96      360   1-Nov-28       $100,946.57
4842554   FLUSHING                  NY     11355  MF2          8.375     6.500  $1,751.21      360   1-Jan-29       $230,112.58
4846403   OAKTON                    VA     22124  SFD          6.750     6.483  $2,983.56      360   1-Nov-28       $458,402.34
4848162   STAMFORD                  CT     06907  SFD          7.750     6.500    $581.73      360   1-Nov-28        $80,968.52
4848280   EMERALD ISLE              NC     28594  MF2          7.875     6.500  $1,928.69      360   1-Oct-28       $265,072.58
4848797   INDEPENDENCE              KY     41051  LCO          7.750     6.500    $290.15      360   1-Oct-28        $40,355.22
4849023   EAST ISLIP                NY     11730  SFD          8.000     6.500  $1,045.62      360   1-Jan-29       $142,308.12
4850409   NASHVILLE                 TN     37205  SFD          7.625     6.500  $3,449.78      360   1-Oct-28       $485,613.65
4850694   JERICHO                   NY     11753  SFD          7.875     6.500  $2,523.25      360   1-Nov-28       $347,032.53
4850915   GAITHERSBURG              MD     20879  SFD          7.875     6.500    $741.02      360   1-Sep-28       $101,771.01
4851838   PLACERVILLE               ID     83666  SFD          7.750     6.500    $626.87      360   1-Nov-28        $87,250.40
4852040   AURORA                    IN     47001  MF2          8.000     6.500    $429.25      360   1-Oct-28        $58,301.11
4852215   AVON LAKE                 OH     44102  LCO          7.500     6.500    $641.88      360   1-Oct-28        $91,455.06
4853135   RALEIGH                   NC     27609  SFD          7.750     6.500    $639.04      360   1-Feb-29        $89,137.04
4856215   CARMEL                    CA     93921  SFD          7.500     6.500  $3,539.77      360   1-Nov-28       $504,733.02
4859539   HAMPTON BAYS              NY     11946  SFD          8.125     6.500  $1,410.74      360   1-Nov-28       $189,497.81
4859542   PAWTUCKET                 RI     02860  SFD          7.750     6.500    $418.39      360   1-Nov-28        $58,233.50
4860116   MILTON                    FL     32571  SFD          8.000     6.500    $880.52      360   1-Nov-28       $119,674.68
4860337   MYRTLE BEACH              SC     29577  SFD          7.500     6.500    $567.77      360   1-Nov-28        $80,956.64
4860928   CHEVY CHASE               MD     20815  SFD          7.250     6.500  $2,196.61      360   1-Oct-28       $320,728.76
4861348   SEATTLE                   WA     98178  SFD          7.250     6.500  $1,007.57      360   1-Nov-28       $147,234.95
4862256   PHILADELPHIA              PA     19149  SFD          8.375     6.500    $396.76      360   1-Oct-28        $52,015.15
4862258   PHILADELPHIA              PA     19148  SFD          8.375     6.500    $444.64      360   1-Oct-28        $58,315.64
4862586   POCATELLO                 ID     83204  MF2          8.000     6.500    $323.60      360   1-Oct-28        $43,950.01
4862900   LA MIRADA                 CA     90638  SFD          6.500     6.233  $1,370.64      360   1-Feb-29       $216,653.96
4863046   ORANGE                    VA     22960  SFD          7.875     6.500  $1,647.00      360   1-Oct-28       $226,358.03
4863822   PORTLAND                  OR     97202  SFD          8.000     6.500    $693.41      360   1-Nov-28        $94,243.81
4865355   CHESTER                   VT     05143  SFD          7.875     6.500    $732.33      360   1-Jan-29       $100,860.51
4865722   TOMBALL                   TX     77375  PUD          7.125     6.500  $1,601.43      360   1-Jan-29       $237,318.70
4865897   MILFORD                   CT     06460  MF4          8.000     6.500  $2,608.53      360   1-Oct-28       $354,203.65
4866666   ENDWELL                   NY     13760  SFD          7.375     6.500    $414.41      360   1-Nov-28        $59,815.67
4866681   WYCKOFF                   NJ     07481  SFD          8.375     6.500  $2,234.61      360   1-Nov-28       $293,261.38
4867186   EASTCHESTER               NY     10709  SFD          7.375     6.500  $2,348.30      360   1-Dec-28       $339,219.06
4868246   SANDWICH                  MA     02563  SFD          7.750     6.500    $741.49      360   1-Oct-28       $103,129.98
4868516   AUSTIN                    TX     78722  MF2          7.750     6.500    $837.49      360   1-Dec-28       $116,650.87
4868595   HOUSTON                   TX     77031  PUD          7.875     6.500    $522.05      360   1-Nov-28        $71,799.84
4869147   FOWLERVILLE               MI     48836  SFD          7.875     6.500    $554.68      360   1-Oct-28        $76,030.98
4869186   MASPATH                   NY     11378  MF3          7.500     6.500  $2,023.18      360   1-Nov-28       $288,482.95
4869623   GRAHAM                    WA     98338  SFD          8.375     6.500    $537.37      360   1-Oct-28        $70,477.19
4870543   FAIRFIELD                 CT     06430  LCO          7.875     6.500    $616.31      360   1-Jan-29        $84,882.62
4871203   LAS VEGAS                 NV     89118  LCO          7.750     6.500    $535.16      360   1-Nov-28        $74,184.14
4872055   PORT WASHINGTON           NY     11050  SFD          7.375     6.500  $2,002.96      360   1-Nov-28       $288,944.72
4873377   SILETZ                    OR     97380  SFD          7.250     6.500    $367.69      360   1-Nov-28        $53,730.30
4873554   GRAYSON                   GA     30017  SFD          7.375     6.500  $1,071.93      360   1-Dec-28       $154,843.53
4874064   RIDGEFIELD                CT     06877  SFD          7.000     6.500  $1,975.95      360   1-Dec-28       $295,824.10
4874755   MINEOLA                   NY     11501  SFD          7.625     6.500    $945.62      360   1-Nov-28       $133,174.87
4875701   ORANGE PARK               FL     32073  SFD          7.875     6.500    $845.43      360   1-Nov-28       $115,795.00
4876350   SEVIERVILLE               TN     37876  SFD          7.500     6.500    $969.64      360   1-Dec-28       $138,364.31
4877371   NORTH MYRTLE BEACH        SC     29582  SFD          7.750     6.500    $606.09      360   1-Nov-28        $84,358.81
4877498   FLUSHING                  NY     11367  SFD          7.875     6.500  $1,231.39      360   1-Dec-28       $169,477.05
4878142   EUGENE                    OR     97401  SFD          7.750     6.500    $838.21      360   1-Jan-29       $116,834.29
4878143   KEY LARGO                 FL     33037  LCO          7.375     6.500  $1,015.29      360   1-Oct-28       $146,351.10
4878205   WILMINGTON                NC     28409  SFD          7.500     6.500    $371.29      360   1-Nov-28        $52,940.86
4878445   PINEHURST                 NC     28374  LCO          7.625     6.500    $637.01      360   1-Oct-28        $79,688.06
4879231   ROSEVILLE                 MN     55113  SFD          8.000     6.500    $758.72      360   1-Oct-28       $102,969.82
4880174   COEUR D'ALENE             ID     83814  SFD          7.625     6.500    $252.68      360   1-Oct-28        $35,418.20
4880599   PEORIA                    AZ     85382  PUD          7.500     6.500    $883.81      360   1-Oct-28       $125,856.13
4881508   COEUR D'ALENE             ID     83814  MF2          7.625     6.500    $396.72      360   1-Oct-28        $55,692.65
4882207   PORTLAND                  OR     97212  MF4          7.875     6.500  $1,711.16      360   1-Nov-28       $235,139.97
4882565   FAYETTEVILLE              NC     28305  SFD          6.750     6.483  $3,035.44      360   1-Jan-29       $467,191.85
4882615   MIAMI                     FL     33140  LCO          7.875     6.500    $202.30      360   1-Nov-28        $27,822.41
4882648   MINNEAPOLIS               MN     55414  SFD          8.125     6.500    $979.51      360   1-Dec-28       $131,659.34
4882817   HAMPTON                   VA     23666  SFD          8.375     6.500    $491.01      360   1-Oct-28        $64,396.39
4883026   BRIDGEWATER               NJ     08807  SFD          7.750     6.500    $752.24      360   1-Nov-28       $103,843.94
4883060   ANCHORAGE                 AK     99507  MF4          6.875     6.500  $1,445.25      360   1-Nov-28       $219,254.29
4883250   BRONX                     NY     10453  MF2          7.875     6.500  $1,000.60      360   1-Jan-29       $137,610.03
4883329   EL PASO                   TX     79912  SFD          7.375     6.500    $886.56      360   1-Dec-28       $126,227.04
4883633   ALPHARETTA                GA     30004  SFD          7.875     6.500    $737.40      360   1-Dec-28       $101,488.64
4883663   STATEN ISLAND             NY     10303  SFD          8.625     6.500    $595.01      360   1-Dec-28        $76,363.52
4883932   NEWPORT BEACH             CA     92625  SFD          7.150     6.500  $3,899.80      360   1-Sep-28       $574,601.86
4884552   MAPLE VALLEY              WA     98038  LCO          7.500     6.500    $671.25      360   1-Oct-28        $95,639.27
4884816   LODI                      OH     44254  SFD          7.000     6.500    $808.35      360   1-Dec-28       $121,199.45
4886197   LAPORTE                   IN     46350  SFD          7.375     6.500    $414.41      360   1-Nov-28        $59,794.95
4886819   ROSEBURG                  OR     97470  MF4          7.875     6.500  $1,239.87      360   1-Nov-28       $170,523.62
4886820   ROSEBURG                  OR     97470  MF4          7.875     6.500  $1,044.10      360   1-Nov-28       $142,953.11
4887271   GROTON                    CT     06355  SFD          7.000     6.500    $691.92      360   1-Dec-28       $103,742.75
4887958   CAROLINA BEACH            NC     28428  LCO          7.750     6.500    $432.36      360   1-Nov-28        $60,163.35
4888044   KITTY HAWK                NC     27949  SFD          7.875     6.500  $1,065.86      360   1-Nov-28       $144,981.68
4888045   OLATHE                    KS     66062  MF2          7.500     6.500    $523.72      360   1-Nov-28        $74,675.54
4888445   VIRGINIA BEACH            VA     23451  MF4          7.250     6.500  $1,362.65      360   1-Oct-28       $198,961.38
4888780   ASHEVILLE                 NC     28801  SFD          7.625     6.500    $398.14      360   1-Nov-28        $56,085.56
4888982   TAMPA                     FL     33626  SFD          7.875     6.500  $1,033.23      360   1-Nov-28       $142,103.82
4889100   DANA POINT                CA     92629  SFD          7.750     6.500  $1,948.65      360   1-Nov-28       $271,224.60
4889160   MONROE                    NC     28110  SFD          7.250     6.500    $382.02      360   1-Nov-28        $55,823.66
4889633   LAFAYETTE                 CO     80026  SFD          7.500     6.500    $696.42      360   1-Nov-28        $99,301.54
4889996   FRISCO                    TX     75034  MF2          7.750     6.500  $1,031.28      360   1-Nov-28       $143,539.64
4890184   HUNTINGTON                IN     46750  SFD          6.375     6.108    $378.07      360   1-Dec-28        $59,975.40
4891138   PASADENA                  CA     91106  SFD          8.500     6.500  $2,909.57      360   1-Dec-28       $377,707.40
4892987   RENTON                    WA     98056  SFD          7.500     6.500  $1,319.95      360   1-Nov-28       $188,209.30
4893249   PORTLAND                  OR     97201  MF2          7.500     6.500    $895.00      360   1-Dec-28       $127,713.22
4893413   FRISCO                    TX     75035  PUD          7.375     6.500  $1,486.34      360   1-Jan-29       $214,871.48
4894114   SAINT PETERSBURG          FL     33711  SFD          7.625     6.500    $537.93      360   1-Dec-28        $75,833.92
4895285   CUMMING                   GA     30040  SFD          8.125     6.500    $448.47      360   1-Sep-28        $60,158.89
4896144   TALLAHASSEE               FL     32317  LCO          8.250     6.500    $341.83      360   1-Dec-28        $45,360.62
4896899   POCATELLO                 ID     83201  SFD          8.250     6.500    $503.35      360   1-Nov-28        $66,827.33
4897517   TELFORD                   PA     18969  LCO          8.625     6.500    $546.01      360   1-Nov-28        $70,032.40
4897598   BLAIRSDEN                 CA     96103  SFD          7.875     6.500    $783.08      360   1-Jan-29       $107,850.85
4898144   SOUTH OZONE PARK          NY     11419  SFD          7.125     6.500    $943.21      360   1-Feb-29       $139,888.04
4898663   LAKELAND                  FL     33803  SFD          7.500     6.500    $283.19      360   1-Nov-28        $40,378.62
4898676   JACKSONVILLE              FL     32210  SFD          7.875     6.500    $358.91      360   1-Dec-28        $49,345.99
4898947   PHOENIX                   AZ     85008  LCO          8.500     6.500    $352.94      360   1-Dec-28        $45,815.96
4899368   ATLANTA                   GA     30318  SFD          7.875     6.500    $717.82      360   1-Dec-28        $98,794.26
4899592   PERRY HALL                MD     21128  SFD          7.500     6.500  $1,034.84      360   1-Nov-28       $147,556.50
4899920   CUPERTINO                 CA     95014  SFD          7.125     6.500  $3,638.08      360   1-Nov-28       $537,770.37
4900500   PORT CHESTER              NY     10573  MF3          8.250     6.500  $1,774.87      360   1-Dec-28       $235,409.11
4900597   GERMANTOWN                WI     53022  LCO          8.625     6.500    $353.89      360   1-Dec-28        $45,347.23
4900977   SPRINGFIELD               OR     97478  SFD          7.500     6.500  $1,724.62      360   1-Nov-28       $245,709.00
4901135   EAST ROCKAWAY             NY     11518  SFD          7.375     6.500  $1,554.02      360   1-Dec-28       $224,483.21
4901230   SACRAMENTO                CA     95819  SFD          7.500     6.500  $2,117.23      360   1-Oct-28       $301,253.48
4901837   SPRINGFIELD               OR     97478  SFD          7.875     6.500    $988.27      360   1-Nov-28       $135,921.08
4901871   WHITELAND                 IN     46184  SFD          8.500     6.500    $504.41      360   1-Nov-28        $65,439.34
4901913   AURORA                    CO     80016  SFD          7.375     6.500  $2,900.84      360   1-Dec-28       $419,035.33
4901924   JACKSON                   MS     39208  SFD          7.750     6.500  $1,194.98      360   1-Nov-28       $166,324.49
4902414   KAILUA                    HI     96734  SFD          7.875     6.500  $1,486.39      360   1-Nov-28       $204,402.63
4902736   KANSAS CITY               MO     64138  SFD          8.250     6.500    $341.83      360   1-Jan-29        $45,441.76
4904139   HAMDEN                    CT     06514  MF3          8.625     6.500  $1,100.96      360   1-Apr-28       $140,596.98
4904292   MIDDLESEX                 NJ     08846  SFD          7.875     6.500  $1,174.62      360   1-Dec-28       $161,663.32
4904621   RICHMOND                  IN     47374  SFD          8.375     6.500    $171.02      360   1-Nov-28        $22,367.40
4904705   POST FALLS                ID     83854  SFD          7.750     6.500    $554.51      360   1-Dec-28        $77,235.03
4904760   BEDFORD                   OH     44146  SFD          7.750     6.500    $574.92      360   1-Dec-28        $80,079.00
4904765   CENTERVILLE               OH     45459  LCO          7.625     6.500    $637.01      360   1-Dec-28        $89,803.35
4904821   HAWLEY                    PA     18428  SFD          7.875     6.500    $614.86      360   1-Dec-28        $84,623.77
4905044   SALT LAKE CITY            UT     84123  SFD          7.625     6.500  $1,792.49      360   1-Nov-28       $252,509.80
4905995   PALMYRA                   VA     22963  SFD          7.375     6.500    $486.59      360   1-Dec-28        $70,288.15
4906030   LOS ANGELES               CA     90036  SFD          8.125     6.500  $1,782.00      360   1-Dec-28       $239,525.81
4906298   AUSTIN                    TX     78701  HCO          7.875     6.500    $864.29      360   1-Dec-28       $118,952.26
4906790   PHOENIX                   AZ     85020  LCO          8.750     6.500    $587.67      360   1-Dec-28        $74,569.60
4907178   LAS VEGAS                 NV     89115  SFD          7.875     6.500    $374.14      360   1-Nov-28        $51,456.54
4907186   PORT ORCHARD              WA     98366  SFD          6.250     5.983    $603.41      360   1-Dec-28        $97,719.57
4907189   LAS VEGAS                 NV     89110  SFD          7.875     6.500    $369.06      360   1-Nov-28        $50,758.50
4907275   WESTMINSTER               CO     80021  SFD          8.000     6.500  $1,839.91      360   1-Dec-28       $250,241.91
4907394   POUGHKEEPSIE              NY     12601  MF3          8.000     6.500    $673.60      360   1-Jan-29        $91,676.39
4907402   BRIDGEPORT                CT     06608  MF3          8.625     6.500    $679.02      360   1-Jan-29        $87,196.53
4907504   VALDOSTA                  GA     31602  SFD          7.750     6.500  $1,490.14      360   1-Dec-28       $207,556.73
4907753   SUNNYVALE                 CA     94086  LCO          7.875     6.500  $1,798.18      360   1-Dec-28       $247,484.59
4907772   BEL AIR                   MD     21015  SFD          8.000     6.500  $1,185.03      360   1-Jan-29       $161,181.89
4908096   CENTERVILLE               IN     47330  MF2          8.625     6.500    $595.01      360   1-Jan-29        $76,391.82
4908221   KENNEWICK                 WA     99336  SFD          8.000     6.500    $798.34      360   1-Dec-28       $108,579.52
4908548   VIRGINIA BEACH            VA     23451  SFD          7.875     6.500  $1,744.15      360   1-Nov-28       $239,881.29
4908849   RENTON                    WA     98056  MF2          7.875     6.500    $783.07      360   1-Dec-28       $107,775.57
4908872   GRIFFIN                   GA     30224  SFD          8.000     6.500    $762.75      360   1-Nov-28       $103,668.21
4908965   THE COLONY                TX     75056  SFD          8.250     6.500    $526.64      360   1-Nov-28        $69,919.34
4909184   ANGEL FIRE                NM     87710  LCO          8.250     6.500    $393.29      360   1-Dec-28        $52,194.62
4909255   MIAMI BEACH               FL     33139  LCO          7.000     6.500    $479.02      360   1-Feb-29        $71,940.98
4909306   LAKELAND                  FL     33803  SFD          7.750     6.500    $373.97      360   1-Dec-28        $52,088.75
4909375   JERSEY CITY               NJ     07304  MF2          7.750     6.500    $928.48      360   1-Dec-28       $129,323.78
4909455   GREENSBORO                NC     27406  SFD          8.375     6.500    $572.57      360   1-Jan-29        $75,236.01
4909963   TRINIDAD                  TX     75163  SFD          7.875     6.500  $1,062.23      360   1-Dec-28       $146,195.54
4910375   MIAMI SPRINGS             FL     33166  SFD          8.625     6.500    $819.02      360   1-Dec-28       $105,112.13
4910594   LAWRENCEVILLE             GA     30044  SFD          7.500     6.500    $517.42      360   1-Nov-28        $73,778.25
4910708   AUSTIN                    TX     78731  MF2          7.500     6.500  $1,671.83      360   1-Dec-28       $238,564.31
4910961   ANCHORAGE                 AK     99507  SFD          8.500     6.500    $891.94      360   1-Nov-28       $115,715.90
4911076   STATEN ISLAND             NY     10310  MF2          8.750     6.500    $778.83      360   1-Jan-29        $98,885.68
4911254   SELDEN                    NY     11784  SFD          7.750     6.500    $752.24      360   1-Dec-28       $104,776.21
4911536   LIVONIA                   MI     48154  SFD          8.250     6.500  $1,095.35      360   1-Dec-28       $145,519.16
4912706   BETHEL                    CT     06801  SFD          8.000     6.500    $823.29      360   1-Jan-29       $112,048.92
4912806   HAMPTON BAYS              NY     11946  SFD          8.125     6.500    $653.40      360   1-Dec-28        $87,826.12
4912936   EAST HAMPTON              NY     11937  SFD          7.500     6.500  $1,258.59      360   1-Jan-29       $179,731.99
4912947   PHILADELPHIA              PA     19149  SFD          8.625     6.500    $385.01      360   1-Dec-28        $49,411.68
4913027   FORT LAUDERDALE           FL     33308  LCO          8.125     6.500    $304.43      360   1-Dec-28        $40,918.97
4913074   TAMPA                     FL     33615  SFD          7.500     6.500    $441.91      360   1-Dec-28        $63,058.39
4913240   EAST NORTHPORT            NY     11731  SFD          8.250     6.500  $1,079.20      360   1-Dec-28       $143,319.98
4913328   POTOMAC                   MD     20854  SFD          7.375     6.500    $796.35      360   1-Jan-29       $115,123.99
4913330   SILVER SPRING             MD     20902  SFD          7.375     6.500    $533.55      360   1-Jan-29        $77,132.07
4913331   SILVER SPRING             MD     20910  SFD          7.375     6.500    $392.65      360   1-Jan-29        $56,763.22
4913332   SILVER SPRING             MD     20901  SFD          7.375     6.500    $548.75      360   1-Jan-29        $79,328.70
4913333   SILVER SPRING             MD     20902  SFD          7.375     6.500    $521.81      360   1-Jan-29        $75,434.66
4913334   ALEXANDRIA                VA     22315  PUD          7.375     6.500    $557.73      360   1-Jan-29        $80,626.72
4913412   HAIKU                     HI     96708  SFD          8.375     6.500  $2,949.08      360   1-Nov-28       $387,025.20
4913974   GILBERT                   AZ     85296  SFD          6.750     6.483    $575.63      360   1-Nov-28        $87,936.12
4914041   SANTA FE                  NM     87501  SFD          8.250     6.500  $2,141.11      360   1-Dec-28       $284,412.51
4914044   SANTA FE                  NM     87501  SFD          8.000     6.500  $4,402.59      360   1-Dec-28       $598,640.80
4914067   ATLANTA                   GA     30306  MF4          7.875     6.500  $1,344.65      360   1-Dec-28       $185,064.58
4914652   MERRICK                   NY     11566  SFD          8.250     6.500  $2,043.45      360   1-Jan-29       $271,651.91
4914688   KEY WEST                  FL     33040  SFD          7.625     6.500  $1,308.00      360   1-Dec-28       $184,396.20
4914759   ROMEO                     MI     48065  SFD          7.500     6.500  $1,370.46      360   1-Dec-28       $195,560.89
4915035   BEDFORD                   NY     10506  SFD          7.875     6.500  $3,712.36      360   1-Dec-28       $510,935.97
4915226   FERRIDAY                  LA     71334  SFD          6.875     6.500    $745.61      360   1-Dec-28       $113,212.31
4915266   INDIANAPOLIS              IN     46219  MF2          8.250     6.500    $691.70      360   1-Jan-29        $91,952.16
4915656   OWINGS MILLS              MD     21117  SFD          8.375     6.500    $286.55      360   1-Jan-29        $37,252.97
4915687   NESKOWIN                  OR     97149  LCT          8.375     6.500    $324.56      360   1-Dec-28        $42,576.11
4915748   ANAHEIM                   CA     92805  SFD          8.500     6.500  $1,093.40      360   1-Jan-29       $142,027.09
4915755   LOUISVILLE                KY     40219  SFD          7.375     6.500    $483.48      360   1-Dec-28        $69,839.20
4915947   STATEN ISLAND             NY     10310  MF2          8.625     6.500    $840.02      360   1-Jan-29       $107,872.00
4915965   EAST HADDAM               CT     06423  SFD          8.250     6.500    $894.01      360   1-Jul-28       $118,378.11
4915985   NEPTUNE                   NJ     07753  SFD          8.500     6.500    $519.02      360   1-Dec-28        $67,376.44
4917059   WARREN                    RI     02885  MF3          8.250     6.500    $797.85      360   1-Dec-28       $105,995.43
4917463   LOUISVILLE                KY     40241  SFD          7.875     6.500    $340.79      360   1-Nov-28        $46,869.31
4917668   ANCHORAGE                 AK     99502  MF2          8.750     6.500    $915.33      360   1-Dec-28       $116,143.80
4917710   NASHVILLE                 TN     37221  SFD          7.000     6.500  $2,235.41      360   1-Nov-28       $334,888.68
4917849   PORTLAND                  OR     97217  SFD          7.875     6.500    $639.52      360   1-Jan-29        $88,078.18
4918158   DORCHESTER                MA     02125  SFD          8.000     6.500    $885.66      360   1-Jan-29       $120,537.48
4919426   CAMBRIDGE                 MA     02138  LCO          8.250     6.500  $2,156.14      360   1-Jan-29       $286,632.72
4919780   CLINTON CORNERS           NY     12514  SFD          7.750     6.500    $704.95      360   1-Jan-29        $98,260.65
4920239   SANDY                     UT     84094  LCO          7.500     6.500    $454.49      360   1-Dec-28        $64,854.38
4920600   INDIANAPOLIS              IN     46219  MF2          8.250     6.500    $616.64      360   1-Jan-29        $81,974.96
4920623   SOUTHPORT                 FL     32409  SFD          8.250     6.500    $751.27      360   1-Dec-28        $99,807.37
4920672   RICHMOND                  IN     47374  SFD          8.625     6.500    $231.01      360   1-Dec-28        $29,647.00
4920814   HALLANDALE                FL     33009  HCO          8.375     6.500    $706.87      360   1-Dec-28        $92,825.36
4920945   RIVERSIDE                 RI     02915  SFD          8.000     6.500    $410.91      360   1-Dec-28        $55,807.79
4921115   PHOENIX                   AZ     85044  SFD          7.250     6.500    $477.52      360   1-Nov-28        $69,779.60
4921148   CORONA                    NY     11368  MF3          8.125     6.500  $2,059.69      360   1-Feb-29       $277,218.54
4921857   HERMOSA BEACH             CA     90254  LCT          8.375     6.500  $1,459.91      360   1-Jan-29       $191,835.39
4921983   SEATTLE                   WA     98119  SFD          8.500     6.500  $1,038.04      360   1-Dec-28       $134,752.89
4922052   ARDEN                     NC     28704  MF2          7.375     6.500    $855.75      360   1-Jan-29       $123,710.86
4922242   ST. LOUIS                 MO     63128  LCO          8.625     6.500    $346.51      360   1-Dec-28        $44,470.50
4922414   BOCA RATON                FL     33486  SFD          8.125     6.500    $968.96      360   1-Dec-28       $130,242.16
4922545   EAST STROUDSBURG          PA     18301  SFD          6.875     6.500    $541.31      360   1-Jan-29        $82,261.15
4922548   JENSEN BEACH              FL     34957  LCO          7.875     6.500    $362.54      360   1-Dec-28        $49,896.08
4922978   CASTROVILLE               TX     78009  MF4          8.625     6.500    $896.02      360   1-Dec-28       $114,994.47
4922990   CASTROVILLE               TX     78009  MF4          8.625     6.500  $1,132.46      360   1-Dec-28       $145,340.26
4922998   CASTROVILLE               TX     78009  MF4          8.625     6.500    $896.01      360   1-Dec-28       $114,994.50
4923208   BEDFORD                   TX     76022  SFD          8.750     6.500    $424.82      360   1-Dec-28        $53,906.11
4923263   SOMERS POINT              NJ     08244  SFD          8.625     6.500    $525.01      360   1-Jan-29        $67,420.01
4923268   SCOTTSDALE                AZ     85260  LCO          8.250     6.500  $1,280.54      360   1-Feb-29       $170,341.30
4923312   NEW YORK                  NY     10014  COP          8.500     6.500    $662.04      360   1-Feb-29        $86,047.83
4923349   NORFOLK                   VA     23503  SFD          8.625     6.500    $367.90      360   1-Feb-29        $47,272.07
4923391   ATLANTA                   GA     30309  HCO          8.375     6.500  $1,767.17      360   1-Dec-28       $232,063.43
4923396   LA HONDA                  CA     94020  SFD          8.000     6.500  $3,140.51      360   1-Oct-28       $426,544.84
4923754   NORTHBRIDGE               MA     01747  SFD          7.875     6.500    $894.02      360   1-Jan-29       $123,129.72
4923768   MASHPEE                   MA     02649  LCO          7.750     6.500    $333.14      360   1-Jan-29        $46,403.71
4923855   MOORESVILLE               IN     46158  SFD          8.500     6.500    $252.98      360   1-Jan-29        $32,859.98
4924223   EWA BEACH                 HI     96706  SFD          7.500     6.500    $999.88      360   1-Oct-28       $142,462.68
4924231   SANDPOINT                 ID     83864  SFD          7.750     6.500  $1,182.08      360   1-Oct-28       $164,410.16
4924371   LYNDHURST                 NJ     07071  MF2          8.000     6.500  $1,508.62      360   1-Jan-29       $205,323.18
4924421   IDAHO FALLS               ID     83402  SFD          8.500     6.500    $184.54      360   1-Dec-28        $23,956.07
4924460   PHILADELPHIA              PA     19152  SFD          8.750     6.500    $566.43      360   1-Dec-28        $71,874.80
4924540   KENNEWICK                 WA     99336  SFD          7.375     6.500  $1,408.98      360   1-Jan-29       $203,688.59
4924601   COLORADO SPRINGS          CO     80920  MF4          8.250     6.500  $1,845.12      360   1-Jan-29       $245,285.68
4924630   COLORADO SPRINGS          CO     80918  MF4          8.250     6.500  $1,721.91      360   1-Jan-29       $228,906.68
4924741   HOLLYWOOD                 FL     33021  LCO          8.250     6.500    $483.45      360   1-Jan-29        $64,267.63
4924768   INDIANAPOLIS              IN     46201  SFD          8.500     6.500    $320.41      360   1-Dec-28        $41,593.71
4924769   INDIANAPOLIS              IN     46201  SFD          8.500     6.500    $330.79      360   1-Dec-28        $42,941.24
4924819   LAKELAND                  FL     33809  PUD          7.875     6.500    $424.17      360   1-Dec-28        $58,378.41
4924852   VIRGINIA BEACH            VA     23451  SFD          6.875     6.500  $2,364.95      360   1-Oct-28       $358,470.32
4925090   FORT WORTH                TX     76137  SFD          8.125     6.500    $356.40      360   1-Dec-28        $47,905.16
4925361   MIAMI                     FL     33147  MF2          8.625     6.500    $624.18      360   1-Dec-28        $80,106.83
4925633   GREENSBORO                NC     27317  LCO          8.000     6.500    $460.81      360   1-Jan-29        $62,715.44
4925912   RICHMOND                  VA     23233  SFD          8.375     6.500  $1,422.86      360   1-Dec-28       $186,848.48
4926452   BROKEN ARROW              OK     74011  SFD          7.875     6.500    $807.37      360   1-Jan-29       $111,196.22
4926471   MOORESTOWN TWP.           NJ     08057  SFD          8.375     6.500    $972.89      360   1-Dec-28       $127,759.66
4926626   ANCHORAGE                 AK     99515  MF4          7.125     6.500    $997.78      360   1-Jan-29       $146,900.32
4926828   PROVIDENCE                RI     02904  MF3          8.375     6.500    $383.08      360   1-Jan-29        $50,337.12
4927014   NAMPA                     ID     83686  MF4          8.250     6.500  $1,196.77      360   1-Jan-29       $159,096.14
4927456   BROOKLYN                  NY     11211  MF4          7.625     6.500  $2,123.38      360   1-Dec-28       $299,344.46
4927563   MIAMI                     FL     33139  LCO          7.875     6.500    $406.04      360   1-Jan-29        $55,922.67
4927568   PANAMA CITY               FL     32413  HCO          7.875     6.500  $1,012.56      360   1-Jan-29       $139,457.15
4927628   PHILADELPHIA              PA     19149  SFD          7.375     6.500    $262.46      360   1-Feb-29        $37,941.98
4927781   MANKATO                   MN     56001  SFD          6.875     6.500    $341.61      360   1-Jan-29        $51,912.37
4927828   PEORIA                    AZ     85381  LCO          8.125     6.500    $560.59      360   1-Jan-29        $75,300.21
4927968   BROOKLYN                  NY     11236  MF2          7.750     6.500  $1,871.63      360   1-Mar-29       $261,250.00
4928011   ELMHURST                  NY     11373  MF3          8.250     6.500  $2,163.65      360   1-Jan-29       $287,631.44
4928157   MARYLAND HEIGHTS          MO     63043  SFD          8.750     6.500    $800.08      360   1-Jan-29       $101,582.54
4928307   MIAMI                     FL     33158  SFD          8.125     6.500  $2,019.60      360   1-Jan-29       $271,642.93
4928897   TALLAHASSEE               FL     32312  SFD          8.125     6.500    $363.83      360   1-Dec-28        $48,804.36
4928946   RICHMOND                  VA     23225  SFD          8.250     6.500    $338.07      360   1-Jan-29        $44,942.42
4929153   TALLAHASSEE               FL     32312  SFD          8.125     6.500    $421.00      360   1-Jan-29        $56,472.61
4929155   TALLAHASSEE               FL     32303  SFD          8.125     6.500    $415.80      360   1-Dec-28        $55,776.45
4929157   TALLAHASSEE               FL     32312  SFD          8.125     6.500    $353.43      360   1-Dec-28        $47,344.90
4929351   TALLAHASSEE               FL     32304  SFD          8.125     6.500    $516.04      360   1-Jan-29        $69,408.76
4929450   LAKELAND                  FL     33811  MF2          8.125     6.500    $410.98      360   1-Jan-29        $55,277.33
4929900   GREENSBORO                NC     27401  MF2          8.500     6.500    $346.02      360   1-Jan-29        $44,945.27
4929985   COLORADO SPRINGS          CO     80922  SFD          8.250     6.500    $822.26      360   1-Jan-29       $109,309.94
4930070   TIFFIN                    OH     44883  SFD          8.250     6.500    $385.40      360   1-Jan-29        $51,234.35
4930504   APACHE JUNCTION           AZ     85219  MF2          8.500     6.500    $878.87      360   1-Feb-29       $114,230.75
4930724   HUNTINGTON                NY     11743  SFD          8.375     6.500  $3,040.29      360   1-Dec-28       $399,248.91
4930951   PALMETTO                  FL     34221  SFD          8.125     6.500    $424.34      360   1-Jan-29        $57,074.97
4931621   CUYAHOGA FALLS            OH     44221  MF2          8.125     6.500    $641.52      360   1-Jan-29        $86,286.58
4931997   RALEIGH                   NC     27614  SFD          7.250     6.500    $951.64      360   1-Jan-29       $139,281.69
4932199   KEANSBURG                 NJ     07734  SFD          8.250     6.500    $573.22      360   1-Jan-29        $76,202.35
4932465   EAGLE RIVER               AK     99577  MF4          7.625     6.500  $1,732.68      360   1-Dec-28       $244,265.07
4932681   NEWPORT NEWS              VA     23601  SFD          8.500     6.500    $735.86      360   1-Jan-29        $95,582.91
4932718   ATLANTA                   GA     30318  MF2          8.625     6.500    $700.02      360   1-Jan-29        $89,893.33
4932773   MONTGOMERY                AL     36111  MF2          7.875     6.500    $564.47      360   1-Jan-29        $77,742.49
4933283   BETHESDA                  MD     20816  LCO          8.750     6.500    $545.19      360   1-Jan-29        $69,219.95
4933349   SAINT LOUIS               MO     63132  SFD          8.250     6.500    $751.27      360   1-Jan-29        $99,872.02
4933415   CORONA                    NY     11368  MF2          8.250     6.500  $1,159.77      360   1-Jan-29       $154,177.44
4935509   LOS ANGELES NORTHRIDGE A  CA     91326  SFD          7.500     6.500  $2,075.27      360   1-Dec-28       $296,110.16
4935521   FRANKLIN                  MI     48025  SFD          7.625     6.500  $2,300.33      360   1-Nov-28       $324,050.09
4935529   DANVILLE                  CA     94506  SFD          7.500     6.500  $2,345.17      360   1-Dec-28       $334,648.56
4935547   LOS ANGELES               CA     90068  SFD          7.375     6.500  $1,878.64      360   1-Dec-28       $270,369.11
4935556   MURRIETA                  CA     92562  SFD          7.375     6.500  $1,726.69      360   1-Nov-28       $249,232.03
4935562   MALIBU                    CA     90265  SFD          7.625     6.500  $4,430.79      360   1-Nov-28       $624,170.32
4935569   CARLSBAD                  CA     92009  PUD          7.500     6.500  $2,223.86      360   1-Sep-28       $316,611.40
4935579   POWAY                     CA     92064  SFD          7.375     6.500  $3,453.38      360   1-Dec-28       $498,851.59
4935600   SUNNYVALE                 CA     94087  SFD          7.375     6.500  $3,302.12      360   1-Dec-28       $477,001.90
4935613   ROWLAND HEIGHTS           CA     91748  SFD          7.625     6.500  $2,526.82      360   1-Dec-28       $356,219.92
4935633   VOLCANO                   CA     95689  SFD          7.625     6.500  $1,766.65      360   1-Nov-28       $248,870.49
4935645   SAN DIEGO                 CA     92130  SFD          7.625     6.500  $1,833.89      360   1-Dec-28       $258,533.84
4935693   LAS VEGAS                 NV     89118  SFD          7.625     6.500  $1,748.25      360   1-Dec-28       $246,460.27
4935700   CORRALES                  NM     87048  SFD          7.500     6.500  $3,091.23      360   1-Dec-28       $441,109.52
4935759   SAN JOSE                  CA     95124  SFD          8.000     6.500  $2,935.06      360   1-Nov-28       $398,915.64
4935785   ARCADIA                   CA     91007  SFD          8.000     6.500  $2,338.87      360   1-Nov-28       $317,885.93
4935797   INVERNESS                 IL     60067  SFD          8.750     6.500  $3,146.80      360   1-Dec-28       $399,304.56
4935818   POUND RIDGE               NY     10576  SFD          8.500     6.500  $2,429.77      360   1-Nov-28       $315,226.08
4935834   STONY POINT               NY     10980  SFD          8.250     6.500  $1,953.29      360   1-Nov-28       $259,138.67
4935839   MARIETTA                  GA     30062  SFD          8.500     6.500    $795.83      360   1-Jan-29       $103,273.43
4935844   SAN ANSELMO               CA     94960  SFD          7.750     6.500  $2,693.71      360   1-Nov-28       $374,928.16
4935898   RIDGEFIELD                CT     06877  SFD          8.375     6.500  $2,363.82      360   1-Nov-28       $310,218.68
4935917   ALPHARETTA                GA     30022  SFD          8.375     6.500  $1,154.70      360   1-Jan-29       $151,730.50
4935920   CLAYTON                   CA     94517  SFD          8.000     6.500  $1,837.35      360   1-Nov-28       $249,721.19
4935949   PASADENA                  CA     91108  SFD          7.750     6.500  $3,553.40      360   1-Dec-28       $494,943.01
4935972   PEABODY                   MA     01960  SFD          7.750     6.500  $1,772.40      360   1-Nov-28       $246,694.78
4935985   FOUNTAIN HILLS            AZ     85268  SFD          7.750     6.500  $3,106.72      360   1-Nov-28       $432,413.84
4936047   SALEM                     OR     97303  SFD          7.625     6.500    $414.06      360   1-Jan-29        $58,415.05
4936058   CARLSBAD                  CA     92008  SFD          7.750     6.500  $1,948.64      360   1-Dec-28       $271,399.83
4936079   HUMAROCK                  MA     02047  SFD          8.375     6.500  $2,223.21      360   1-Nov-28       $291,765.14
4936134   SEATLLE                   WA     98199  SFD          7.625     6.500  $1,167.86      360   1-Jan-29       $164,760.40
4936312   GRASONVILLE               MD     21638  SFD          7.875     6.500    $500.30      360   1-Jan-29        $68,904.71
4937304   RALEIGH                   NC     27610  SFD          8.500     6.500    $588.22      360   1-Jan-29        $76,406.98
4937384   COCOA BEACH               FL     32931  LCT          8.125     6.500    $540.54      360   1-Feb-29        $72,752.38
4937479   OLATHE                    KS     66062  SFD          8.000     6.500    $520.98      360   1-Feb-29        $70,952.35
4937549   EAST HAMPTON              NY     11937  SFD          8.125     6.500  $1,930.50      360   1-Feb-29       $259,829.92
4937717   DETROIT                   MI     48219  SFD          8.250     6.500    $311.03      360   1-Jan-29        $41,347.01
4937779   MOUNTAIN VILLAGE          CO     81435  SFD          8.250     6.500  $7,137.04      360   1-Jan-29       $948,784.26
4938638   BOWIE                     MD     20716  PUD          7.125     6.500  $1,020.69      360   1-Oct-28       $150,886.97
4939128   BRIDGEPORT                CT     06605  MF3          8.500     6.500    $498.26      360   1-Jan-29        $64,721.20
4939592   OCEANSIDE                 CA     92057  SFD          8.125     6.500  $2,150.27      360   1-Nov-28       $288,834.53
4939630   CARLSBAD                  CA     92009  SFD          7.625     6.500  $2,244.41      360   1-Dec-28       $316,407.11
4939640   AURORA                    CO     80016  SFD          8.250     6.500  $2,355.97      360   1-Nov-28       $312,791.84
4939648   SAN CARLOS                CA     94070  SFD          7.750     6.500  $2,371.32      360   1-Nov-28       $330,056.46
4940124   PHILADELPHIA              PA     19149  SFD          8.500     6.500    $415.22      360   1-Jan-29        $53,934.33
4940470   TAMARAC                   FL     33321  PUD          7.625     6.500    $433.17      360   1-Jan-29        $61,111.13
4940681   EASTON                    CT     06612  SFD          7.750     6.500  $1,461.49      360   1-Dec-28       $203,295.69
4940757   NEW YORK                  NY     10025  COP          8.000     6.500    $278.84      360   1-Feb-29        $37,974.49
4941040   OLATHE                    KS     66061  SFD          8.000     6.500    $277.00      360   1-Feb-29        $37,724.67
4941054   OLATHE                    KS     66062  SFD          8.000     6.500    $381.56      360   1-Feb-29        $51,965.11
4941062   FLUSHING                  NY     11358  MF2          7.500     6.500  $2,073.88      360   1-Jan-29       $296,158.36
4941692   BROOKLYN                  NY     11217  COP          8.250     6.500    $462.03      360   1-Feb-29        $61,360.78
4941800   SEATTLE                   WA     98103  SFD          8.500     6.500  $1,868.46      360   1-Jan-29       $242,704.54
4941805   NORTH SYRACUSE            NY     13212  SFD          8.250     6.500    $422.97      360   1-Jan-29        $56,227.94
4942079   INDIAN WELLS              CA     92210  SFD          7.750     6.500  $2,552.22      360   1-Jan-29       $355,596.76
4942214   KENNESAW                  GA     30152  SFD          7.750     6.500    $687.76      360   1-Jan-29        $95,864.04
4942269   TAMPA                     FL     33629  MF4          8.250     6.500  $1,501.79      360   1-Jan-29       $199,429.86
4942746   PANAMA CITY               FL     32413  SFD          8.000     6.500    $436.59      360   1-Feb-29        $59,460.08
4942795   INDIANAPOLIS              IN     46201  MF2          8.250     6.500    $539.56      360   1-Jan-29        $71,728.09
4942910   OCEAN CITY                MD     21842  HCO          7.750     6.500  $1,047.76      360   1-Feb-29       $146,146.77
4943100   PHILADELPHIA              PA     19149  SFD          8.625     6.500    $420.01      360   1-Jan-29        $53,936.01
4943392   SANDY                     UT     84093  SFD          7.625     6.500  $1,507.61      360   1-Jan-29       $212,690.68
4943435   SAN MARTIN                CA     95046  SFD          7.375     6.500  $1,816.48      360   1-Jan-29       $262,598.51
4943648   PHILADELPHIA              PA     19120  MF2          8.625     6.500    $628.46      360   1-Jan-29        $80,704.24
4944033   SARASOTA                  FL     34232  SFD          8.000     6.500    $358.08      360   1-Feb-29        $48,767.25
4944689   GRAPEVINE                 TX     76051  MF2          8.500     6.500    $954.23      360   1-Jan-29       $123,949.10
4945091   WEARE                     NH     03281  SFD          8.500     6.500    $847.35      360   1-Jan-29       $110,066.00
4945445   DAVIE                     FL     33325  SFD          8.375     6.500    $684.07      360   1-Jan-29        $89,887.72
4945555   HOLLYWOOD                 FL     33021  MF2          8.375     6.500    $441.23      360   1-Feb-29        $57,954.39
4945568   WILMINGTON                NC     28401  SFD          7.750     6.500    $501.49      360   1-Feb-29        $69,950.59
4945927   MERRICK                   NY     11566  SFD          7.875     6.500  $1,210.51      360   1-Feb-29       $166,835.10
4946301   MURRAY                    UT     84107  SFD          7.750     6.500    $716.42      360   1-Feb-29        $99,929.41
4947547   NEW PORT RICHEY           FL     34655  SFD          7.500     6.500    $852.35      360   1-Jan-29       $121,718.49
4948198   MILLBRAE                  CA     94030  SFD          7.500     6.500  $1,824.95      360   1-Jan-29       $260,611.39
4948257   EAST NORTHPORT            NY     11731  SFD          8.375     6.500  $1,191.42      360   1-Mar-29       $156,750.00
4948518   WESTVILLE  BORO.          NJ     08093  MF2          8.625     6.500    $518.01      360   1-Jan-29        $66,521.07
4949216   CLIFFWOOD BEACH           NJ     07735  SFD          7.750     6.500    $508.66      360   1-Feb-29        $70,949.88
4949355   FRISCO                    CO     80443  LCO          8.250     6.500  $1,278.66      360   1-Feb-29       $170,091.47
4949418   COLORADO SPRINGS          CO     80911  SFD          7.750     6.500    $593.19      360   1-Feb-29        $82,741.56
4949457   AUSTIN                    TX     78729  MF2          8.250     6.500    $646.09      360   1-Feb-29        $85,945.16
4949722   SAN FRANCISCO             CA     94116  SFD          7.625     6.500  $1,153.71      360   1-Feb-29       $162,882.02
4950516   CAROLINA BEACH            NC     28428  SFD          7.500     6.500    $534.90      360   1-Feb-29        $76,443.23
4950634   IDAHO FALLS               ID     83402  MF2          8.750     6.500    $509.78      360   1-Jan-29        $64,725.17
4951164   COLLEGE STATION           TX     77840  MF2          7.625     6.500    $806.88      360   1-Jan-29       $113,834.47
4951166   COLLEGE STATION           TX     77840  MF2          7.625     6.500    $806.88      360   1-Jan-29       $113,834.47
4951167   COLLEGE STATION           TX     77840  MF2          7.625     6.500    $806.88      360   1-Jan-29       $113,834.47
4951746   ANCHORAGE                 AK     99504  MF2          7.625     6.500  $1,218.82      360   1-Dec-28       $171,823.72
4951797   NORFOLK                   VA     23513  SFD          8.250     6.500    $378.64      360   1-Feb-29        $50,367.86
4952928   LAKEWOOD                  NJ     08701  SFD          7.875     6.500  $1,015.10      360   1-Feb-29       $139,903.65
4953770   LAS VEGAS                 NV     89130  SFD          6.625     6.358    $578.84      360   1-Jan-29        $90,240.05
4953902   LA VISTA                  NE     68128  SFD          7.750     6.500    $481.43      360   1-Feb-29        $67,152.57
4953907   AUSTIN                    TX     78703  MF3          7.875     6.500    $899.09      360   1-Feb-29       $123,914.66
4955023   ELLICOTT CITY             MD     21042  SFD          8.125     6.500  $2,208.93      360   1-Feb-29       $297,305.39
4955738   MIAMI                     FL     33196  LCO          7.750     6.500    $399.12      360   1-Feb-29        $55,670.67
4955798   MERRITT ISLAND            FL     32953  SFD          7.875     6.500    $443.75      360   1-Feb-29        $61,157.88
4955885   CORTLANDT MANOR           NY     10566  SFD          7.625     6.500  $2,264.94      360   1-Feb-29       $319,768.39
4956131   IDAHO FALLS               ID     83402  SFD          7.500     6.500    $368.49      360   1-Feb-29        $52,660.89
4956524   REDMOND                   OR     97756  SFD          8.000     6.500    $792.47      360   1-Feb-29       $107,927.53
4958241   BETHANY VILLAGE           DE     19930  HCO          8.125     6.500  $1,408.34      360   1-Feb-29       $189,550.92
4958328   RIDGEWOOD                 NY     11385  MF3          8.250     6.500  $1,748.58      360   1-Mar-29       $232,750.00
4958331   PHILADELPHIA              PA     19147  MF3          7.875     6.500  $1,774.97      360   1-Feb-29       $244,631.53
4958737   NORTH RICHLAND HILLS      TX     76180  SFD          7.625     6.500    $789.90      360   1-Feb-29       $111,519.23
4960037   MIDDLETOWN                NY     10940  SFD          8.250     6.500    $389.16      360   1-Feb-29        $51,766.97
4961877   ERLANGER                  KY     41018  SFD          8.000     6.500    $488.69      360   1-Dec-28        $66,465.04
4962024   MOORESTOWN                NJ     08057  SFD          7.750     6.500  $2,177.89      360   1-Feb-29       $303,785.44
4962434   BALTIMORE                 MD     21227  SFD          8.625     6.500    $416.90      360   1-Feb-29        $53,568.35
4964206   ENGLEWOOD                 CO     80110  SFD          7.875     6.500    $730.51      360   1-Feb-29       $100,680.66
4964330   REDWOOD CITY              CA     94062  SFD          7.750     6.500  $1,579.69      360   1-Mar-29       $220,500.00
4964876   REDWOOD CITY              CA     94063  SFD          7.750     6.500    $974.33      360   1-Mar-29       $136,000.00
4964894   WELLINGTON                FL     33414  SFD          8.250     6.500    $495.84      360   1-Feb-29        $65,957.91
4965668   POTOMAC                   MD     20854  SFD          8.250     6.500  $4,883.24      360   1-Mar-29       $650,000.00
4966222   AURORA                    IL     60505  MF2          8.250     6.500    $622.05      360   1-Feb-29        $82,747.20
4968796   CAPITOL HEIGHTS           MD     20743  SFD          7.500     6.500    $792.91      360   1-Mar-29       $113,400.00
4968804   AUSTIN                    TX     78753  SFD          8.125     6.500    $400.95      360   1-Feb-29        $53,964.67
4969469   BLOOMFIELD HILLS          MI     48302  SFD          7.875     6.500  $4,712.96      360   1-Feb-29       $649,552.67
4970116   NORTH BERGEN              NJ     07047  MF3          6.125     5.858    $528.02      360   1-Jan-29        $86,730.63
4970923   BROOKLYN                  NY     11238  MF3          7.375     6.500  $2,348.30      360   1-Jan-29       $339,480.97
6519576   SAN ANTONIO               TX     78258  PUD          7.125     6.500  $1,211.35      360   1-Nov-28       $179,219.71
6608518   AUSTIN                    TX     78733  SFD          6.875     6.500  $1,585.17      360   1-Dec-28       $240,688.35
6615403   HUDSON                    FL     34667  SFD          8.000     6.500    $754.38      360   1-Nov-28       $102,531.31
6726982   YORKTOWN                  VA     23693  SFD          7.250     6.500  $1,086.02      360   1-Oct-28       $158,571.51
6736914   NEWARK                    DE     19711  SFD          6.750     6.483  $1,019.60      360   1-Nov-28       $156,047.24
6754593   SEQUIM                    WA     98382  SFD          7.250     6.500  $2,210.25      360   1-Nov-28       $322,979.80
6805925   POMONA                    CA     91766  LCO          7.875     6.500    $548.15      360   1-Jan-29        $75,495.61
6810004   PASADENA                  MD     21122  PUD          7.250     6.500  $1,180.51      360   1-Oct-28       $172,366.79
6889730   OXNARD                    CA     93035  LCO          7.125     6.500  $1,557.64      360   1-Nov-28       $230,453.83
6894723   GLYNDON                   MD     21071  SFD          7.625     6.500  $1,601.74      360   1-Nov-28       $225,638.57
6917097   SAN DIEGO                 CA     92116  MF2          7.875     6.500    $789.60      360   1-Jan-29       $108,749.62
6917627   BELAIR                    MD     21015  SFD          6.750     6.483  $1,391.07      360   1-Oct-28       $213,540.29
6917687   SAN JOSE                  CA     95148  SFD          7.375     6.500  $2,287.52      360   1-Sep-28       $329,664.45
6919102   OAKLAND                   FL     34777  PUD          7.500     6.500    $978.90      360   1-Dec-28       $139,686.35
6920499   GERMANTOWN                MD     20876  SFD          6.875     6.500  $1,826.92      360   1-Nov-28       $274,522.52
6925576   OLNEY                     MD     20832  SFD          7.000     6.500  $1,907.75      360   1-Nov-28       $285,801.58
6927471   HERNDON                   VA     20171  PUD          6.875     6.500  $1,895.90      360   1-Nov-28       $287,621.79
6932632   SOUTH RIDING              VA     20152  SFD          6.875     6.500  $2,333.08      360   1-Nov-28       $353,946.24
6932648   FAIRFAX                   VA     22033  SFD          6.875     6.500  $1,266.89      360   1-Nov-28       $192,196.33
6932909   LEESBURG                  VA     20175  PUD          6.875     6.500  $1,943.20      360   1-Nov-28       $294,797.37
6938883   IRVINE                    CA     92620  PUD          7.250     6.500  $1,380.40      360   1-Nov-28       $201,514.04
6945781   LEESBURG                  VA     20175  SFD          6.750     6.483  $1,590.36      360   1-Nov-28       $244,348.41
6946780   MITCHELLVILLE             MD     20721  PUD          7.125     6.500  $2,145.12      360   1-Nov-28       $317,372.42
6950032   CLARKSVILLE               MD     21029  SFD          7.875     6.500  $2,206.39      360   1-Nov-28       $303,454.03
6952474   CENTREVILLE               VA     20121  SFD          7.000     6.500  $1,536.52      360   1-Dec-28       $230,378.74
6957877   ALEXANDRIA                VA     22304  PUD          6.625     6.358  $1,175.10      360   1-Dec-28       $183,031.56
6958188   SAN CLEMENTE              CA     92672  PUD          7.625     6.500  $2,251.14      360   1-Nov-28       $317,120.40
6963203   ROCKVILLE                 MD     20850  SFD          7.500     6.500  $1,426.40      360   1-Sep-28       $203,077.28
6967073   SAN DIEGO                 CA     92126  SFD          8.000     6.500    $991.68      360   1-Jul-28       $134,407.41
6979024   NO PLAINFIELD             NJ     07060  SFD          8.125     6.500    $601.42      360   1-Sep-28        $80,676.68
6984362   BELLEVUE                  WA     98004  SFD          7.750     6.500  $2,794.01      360   1-Dec-28       $389,168.87
6984613   LAS FLORES AREA           CA     92688  SFD          7.375     6.500  $1,802.32      360   1-Nov-28       $260,148.39
7001519   ASHBURN                   VA     20147  SFD          6.875     6.500  $1,274.11      360   1-Dec-28       $193,458.38
7004532   BOWIE                     MD     20720  SFD          7.250     6.500  $1,460.52      360   1-Nov-28       $213,422.85
7026675   BRIGHTON                  MA     02146  HCO          7.625     6.500    $626.40      360   1-Aug-28        $87,941.66
7031698   SACRAMENTO                CA     95828  MF2          7.875     6.500    $365.43      360   1-Oct-28        $50,224.30
7046519   NAPERVILLE                IL     60540  PUD          7.500     6.500  $1,398.43      360   1-Nov-28       $199,400.69
7051659   CAPE CORAL                FL     33904  MF2          8.000     6.500  $1,108.35      360   1-Sep-28       $150,431.67
7056658   ATLANTA                   GA     30308  MF3          7.500     6.500  $2,674.50      360   1-Nov-28       $381,353.82
7057830   NEWPORT COAST             CA     92647  PUD          7.375     6.500  $3,149.13      360   1-Nov-28       $454,549.40
7059121   HENDERSON                 NV     89012  PUD          7.250     6.500    $535.85      360   1-Nov-28        $78,302.66
7060728   MITCHELLVILLE             MD     20721  SFD          7.500     6.500  $1,909.90      360   1-Dec-28       $272,538.06
7065131   FRESNO                    CA     93722  SFD          7.375     6.500  $1,105.08      360   1-Sep-28       $159,258.20
7066020   GAITHERSBURG              MD     20878  SFD          7.250     6.500  $1,412.79      360   1-Sep-28       $206,115.87
7073627   LINCOLN CITY              OR     97367  SFD          7.875     6.500  $2,702.70      360   1-Dec-28       $371,975.35
7075058   YORBA LINDA               CA     92887  SFD          7.375     6.500  $1,823.38      360   1-Oct-28       $262,175.78
7076084   CHINO HILLS               CA     91709  SFD          6.875     6.500  $1,439.99      360   1-Dec-28       $218,644.36
7079191   SALT LAKE CITY            UT     84103  MF4          7.500     6.500    $699.21      360   1-Sep-28        $99,547.73
7081015   OZARK                     MO     65721  SFD          8.000     6.500    $779.26      360   1-Sep-28       $105,765.25
7084789   NEENAH                    WI     54956  SFD          7.625     6.500    $679.48      360   1-Jan-29        $95,860.60
7091255   LAFAYETTE                 IN     47905  SFD          7.500     6.500  $1,419.41      360   1-Sep-28       $202,081.80
7100996   ATHENS                    GA     30605  SFD          7.750     6.500    $499.70      360   1-Sep-28        $69,449.80
7101154   BULLHEAD CITY             AZ     86442  PUD          8.250     6.500    $833.91      360   1-Nov-28       $110,713.94
7102173   OLNEY                     MD     20832  SFD          7.250     6.500  $1,773.32      360   1-Dec-28       $259,337.95
7102556   WALNUT CREEK              CA     94596  SFD          8.000     6.500  $2,201.29      360   1-Jan-29       $299,596.08
7103758   PAINESVILLE               OH     44077  SFD          7.625     6.500    $261.18      360   1-Sep-28        $36,635.90
7110209   ENCINITAS                 CA     92024  PUD          7.500     6.500  $1,845.23      360   1-Dec-28       $263,308.76
7112676   MONTCLAIR                 NJ     07043  SFD          7.500     6.500  $2,712.95      360   1-Nov-28       $386,837.36
7113997   RANCHO SANTA MARG         CA     92688  PUD          7.500     6.500  $1,613.72      360   1-Jan-29       $230,447.37
7117016   ABSECON                   NJ     08201  SFD          8.000     6.500    $968.57      360   1-Aug-28       $131,367.48
7117470   GERMANTOWN                MD     20876  SFD          7.500     6.500  $1,822.15      360   1-Jan-29       $260,211.99
7121359   CARBONDALE                CO     81623  SFD          7.625     6.500  $1,840.26      360   1-Sep-28       $258,852.84
7121918   CENTREVILLE               VA     20121  SFD          6.875     6.500  $1,625.90      360   1-Jan-29       $247,082.95
7122981   LAFAYETTE                 IN     47904  SFD          8.125     6.500    $367.54      360   1-Sep-28        $49,246.70
7123044   HAGERSTOWN                MD     21740  LCO          7.500     6.500    $440.51      360   1-Sep-28        $62,715.02
7124057   RANCHO SANTA MARG         CA     92688  SFD          7.750     6.500  $1,606.07      360   1-Dec-28       $223,685.55
7125516   YORK                      PA     17403  SFD          8.125     6.500    $311.85      360   1-Sep-28        $41,832.27
7125543   COLUMBUS                  OH     43228  SFD          7.125     6.500    $840.54      360   1-Sep-28       $124,154.45
7126443   HOOVER                    AL     35216  SFD          8.000     6.500    $513.64      360   1-Sep-28        $69,703.08
7127476   COLORADO SPRINGS          CO     80920  SFD          7.500     6.500  $1,163.49      360   1-Oct-28       $165,774.78
7127617   N LAS VEGAS               NV     89030  LCO          8.000     6.500    $440.63      360   1-Jan-29        $59,969.13
7128547   JACKSON                   MI     49201  MF4          7.625     6.500    $707.79      360   1-Oct-28        $99,227.11
7129385   NEWTOWN                   CT     06470  SFD          7.625     6.500  $2,258.75      360   1-Nov-28       $318,192.25
7129410   HILLSBORO                 OR     97123  SFD          7.625     6.500  $2,252.55      360   1-Oct-28       $317,083.58
7130583   GLENDALE                  AZ     85308  SFD          7.625     6.500  $1,594.31      360   1-Oct-28       $224,424.41
7130797   GILROY                    CA     95020  SFD          7.375     6.500  $2,043.24      360   1-Jan-29       $295,381.42
7131385   BREMERTON                 WA     98312  SFD          7.625     6.500  $1,557.15      360   1-Sep-28       $218,924.31
7131591   LYNDHURST                 OH     44124  SFD          7.000     6.500    $931.42      360   1-Dec-28       $139,653.73
7134820   IRVINE                    CA     92620  PUD          7.750     6.500  $1,981.04      360   1-Dec-28       $275,600.35
7135038   YORKVILLE                 NY     13495  SFD          8.375     6.500    $376.24      360   1-Dec-28        $49,407.04
7135147   LAS VEGAS                 NV     89134  SFD          7.375     6.500  $1,086.92      360   1-Dec-28       $157,008.53
7135243   GOOSE CREEK               SC     29445  SFD          7.625     6.500    $762.19      360   1-Nov-28       $106,966.42
7136688   SATELLITE BEACH           FL     32937  SFD          7.875     6.500    $424.17      360   1-Sep-28        $58,254.43
7138657   TAOS                      NM     87571  MF2          7.625     6.500    $753.09      360   1-Nov-28       $106,089.02
7138699   TUCSON                    AZ     85743  SFD          7.875     6.500    $899.09      360   1-Sep-28       $123,479.49
7143896   BAILEY                    CO     80421  SFD          8.125     6.500    $467.77      360   1-Oct-28        $62,791.15
7144342   FLAGSTAFF                 AZ     86001  SFD          8.125     6.500    $736.56      360   1-Sep-28        $98,803.99
7144941   REEDS SPRING              MO     65737  SFD          7.250     6.500  $1,137.53      360   1-Oct-28       $166,003.54
7146375   ROSEVILLE                 CA     95747  SFD          7.875     6.500    $899.09      360   1-Oct-28       $123,567.67
7146804   RANCHO SANTA MARG         CA     92688  SFD          7.500     6.500  $1,808.36      360   1-Jan-29       $258,242.94
7151964   SAN RAMON                 CA     94583  SFD          8.125     6.500  $3,121.09      360   1-Dec-28       $419,519.49
7152744   TWIN FALLS                ID     83301  SFD          7.875     6.500    $568.45      360   1-Dec-28        $78,237.09
7164729   WHEATRIDGE                CO     80033  SFD          7.750     6.500    $656.95      360   1-Jan-29        $91,570.14
7166288   SAN FRANCISCO             CA     94131  SFD          7.625     6.500  $1,936.52      360   1-Nov-28       $272,800.34
7166988   LEWES                     DE     19958  SFD          7.875     6.500  $1,087.60      360   1-Nov-28       $149,583.03
7167937   GLOUCESTER                VA     23061  SFD          7.625     6.500    $452.99      360   1-Nov-28        $63,809.55
7169441   OWINGS MILLS              MD     21117  SFD          7.500     6.500  $1,946.26      360   1-Oct-28       $277,304.15
7169736   HUDSON                    WI     54016  SFD          7.500     6.500    $480.71      360   1-Jan-29        $68,647.64
7169788   CARMEL                    NY     10512  SFD          7.750     6.500  $2,149.24      360   1-Nov-28       $298,334.01
7177204   ARLINGTON                 VA     22207  SFD          7.000     6.500  $1,783.01      360   1-Sep-28       $266,662.56
7180302   WATSONVILLE               CA     95076  SFD          7.500     6.500  $2,940.20      360   1-Oct-28       $418,920.00
7180621   ENDICOTT                  NY     13760  MF2          7.625     6.500    $222.96      360   1-Nov-28        $31,407.92
7180628   BINGHAMTON                NY     13905  MF2          7.500     6.500    $283.18      360   1-Nov-28        $40,378.66
7184982   RICHMOND HILL             NY     11418  SFD          8.000     6.500  $1,149.08      360   1-Oct-28       $156,067.54
7186515   DUMFRIES                  VA     22026  SFD          6.875     6.500  $1,606.19      360   1-Feb-29       $244,294.59
7186618   ROCKVILLE                 MD     20850  SFD          7.500     6.500  $1,648.75      360   1-Dec-28       $235,271.72
7187342   MILLINGTON                NJ     07946  SFD          7.250     6.500  $2,046.53      360   1-Nov-28       $297,618.30
7187631   GREEN VALLEY              AZ     85614  PUD          7.375     6.500    $726.59      360   1-Nov-28       $104,876.84
7188163   ST PETERSBURG             FL     33702  SFD          7.875     6.500    $461.87      360   1-Nov-28        $63,522.90
7188356   GREEN BAY                 WI     54304  SFD          7.375     6.500  $1,292.94      360   1-Sep-28       $185,906.42
7188833   PORTLAND                  ME     04102  SFD          7.250     6.500    $435.57      360   1-Nov-28        $63,429.07
7189124   MECHANICSVILLE            MD     20659  SFD          7.000     6.500    $860.74      360   1-Oct-28       $128,488.23
7189703   OCEAN CITY                NJ     08226  MF2          7.500     6.500  $1,047.77      360   1-Nov-28       $149,400.98
7189745   MAINE                     NY     13802  SFD          7.750     6.500    $266.51      360   1-Nov-28        $37,093.94
7192609   YUMA                      AZ     85364  SFD          7.250     6.500    $712.87      360   1-Nov-28       $104,170.97
7192878   RANCHO SANTA MARG         CA     92688  SFD          7.125     6.500  $1,282.71      360   1-Dec-28       $189,932.51
7195220   DANVILLE                  CA     94526  SFD          7.500     6.500  $2,097.64      360   1-Jan-29       $299,553.33
7196221   KEARNY                    NJ     07032  MF2          7.875     6.500    $977.39      360   1-Dec-28       $134,519.88
7198164   WEST MELBOURNE            FL     32904  SFD          7.750     6.500    $548.06      360   1-Jan-29        $76,391.65
7198721   DELRAY BEACH              FL     33484  PUD          8.125     6.500    $653.40      360   1-Jan-29        $87,884.47
7200436   DUMFRIES                  VA     22026  SFD          6.875     6.500  $1,288.57      360   1-Nov-28       $195,485.14
7200518   BRADENTON                 FL     34202  PUD          7.750     6.500    $687.76      360   1-Dec-28        $95,644.11
7203049   FOSTER CITY               CA     94404  PUD          7.000     6.500  $2,262.03      360   1-Oct-28       $338,590.16
7204571   RANCHO SANTA MARG         CA     92688  SFD          7.500     6.500  $1,724.44      360   1-Jan-29       $246,257.79
7204928   RUMNEY                    NH     03266  SFD          7.875     6.500    $482.17      360   1-Oct-28        $66,268.16
7205006   NORTH PLAINFIELD          NJ     07060  SFD          8.250     6.500    $628.81      360   1-Jan-29        $83,592.89
7205503   LAS VEGAS                 NV     89117  MF4          8.375     6.500  $1,973.15      360   1-Dec-28       $259,112.54
7206207   AMELIA ISLAND             FL     32034  HCO          7.000     6.500    $807.14      360   1-Oct-28       $120,749.07
7206973   SAN FRANCISCO             CA     94115  LCO          7.250     6.500  $3,339.94      360   1-Nov-28       $488,058.34
7207460   SOUTH PADRE ISLAN         TX     78597  SFD          7.625     6.500    $566.23      360   1-Oct-28        $79,402.99
7207918   CHANDLER                  AZ     85226  PUD          7.500     6.500    $748.16      360   1-Oct-28       $106,597.95
7208952   VESTAL                    NY     13850  SFD          7.500     6.500    $265.56      360   1-Nov-28        $37,866.20
7212539   LANSING                   MI     48910  MF2          8.250     6.500    $458.27      360   1-Feb-29        $60,207.19
7212903   AMSBURY                   MA     01913  SFD          8.125     6.500    $675.67      360   1-Dec-28        $90,687.06
7214823   MANCHESTER                NH     03103  MF2          8.000     6.500    $457.87      360   1-Oct-28        $62,187.84
7215405   WALTHAM                   MA     02154  MF2          7.500     6.500  $1,450.87      360   1-Oct-28       $206,566.09
7216177   WILMINGTON                DE     19802  HCO          7.750     6.500  $1,423.87      360   1-Nov-28       $198,183.44
7220738   PATERSON                  NJ     07504  SFD          7.750     6.500  $1,060.29      360   1-Nov-28       $147,578.11
7221099   LA MESA                   CA     91941  SFD          7.250     6.500    $998.71      360   1-Oct-28       $145,822.01
7221231   EASTLAKE                  OH     44095  SFD          8.125     6.500    $598.08      360   1-Oct-28        $80,145.05
7221331   PORTER                    IN     46304  SFD          7.875     6.500  $1,174.61      360   1-Oct-28       $160,607.72
7223823   CORONA                    CA     91719  SFD          7.875     6.500  $1,136.55      360   1-Dec-28       $156,424.23
7223899   ANGIER                    NC     27501  SFD          8.375     6.500    $710.67      360   1-Dec-28        $93,324.43
7225128   BLOOMFIELD                NJ     07003  MF2          8.000     6.500  $1,089.64      360   1-Nov-28       $148,097.44
7226010   HONOLULU                  HI     96825  SFD          7.375     6.500  $2,072.03      360   1-Nov-28       $299,078.44
7227274   OLATHE                    KS     66062  SFD          8.250     6.500    $728.43      360   1-Dec-28        $96,773.23
7229336   WASHINGTON                DC     20020  SFD          7.250     6.500  $1,255.20      360   1-Oct-28       $183,272.15
7229999   COLORADO SPRINGS          CO     80919  SFD          7.625     6.500  $1,217.41      360   1-Nov-28       $171,365.92
7230115   SAN JOSE                  CA     95111  PUD          7.500     6.500  $1,833.69      360   1-Nov-28       $261,464.16
7231255   KANSAS CITY               MO     64151  SFD          7.875     6.500    $717.46      360   1-Oct-28        $98,579.11
7232285   FAIRPLAY                  CO     80440  SFD          7.250     6.500    $627.60      360   1-Nov-28        $91,710.31
7232597   SATELLITE BEACH           FL     32937  SFD          7.375     6.500  $1,408.98      360   1-Nov-28       $203,373.34
7232634   POCASSET                  MA     02559  SFD          8.250     6.500    $495.84      360   1-Jan-29        $65,915.53
7232730   CAMARILLO                 CA     93012  SFD          7.875     6.500  $1,087.60      360   1-Dec-28       $149,688.30
7232734   BETHLEHEM                 NH     03580  SFD          7.750     6.500    $406.92      360   1-Nov-28        $56,638.08
7233265   MCGREGOR                  TX     76657  SFD          8.250     6.500    $263.69      360   1-Nov-28        $35,009.56
7233756   SAN DIEGO                 CA     92109  SFD          7.250     6.500    $927.76      360   1-Nov-28       $135,571.77
7234103   LAKE HAVASU CITY          AZ     86403  SFD          7.875     6.500    $512.26      360   1-Nov-28        $70,453.60
7234150   NEWPORT NEWS              VA     23608  SFD          7.750     6.500    $348.18      360   1-Nov-28        $48,461.44
7234162   DENVER                    CO     80202  LCO          7.625     6.500  $2,654.23      360   1-Oct-28       $373,625.56
7234542   WASHINGTON                DC     20016  PUD          7.250     6.500  $2,051.99      360   1-Nov-28       $299,852.83
7234577   TOPSFIELD                 MA     01983  SFD          7.750     6.500  $1,812.52      360   1-Oct-28       $252,095.59
7237248   BIG ROCK                  IL     60511  SFD          7.500     6.500    $594.33      360   1-Oct-28        $84,680.64
7238361   SANDUSKY                  OH     44870  SFD          7.875     6.500    $309.97      360   1-Nov-28        $42,631.14
7239593   CRANBERRY TWP             PA     16066  SFD          7.625     6.500    $743.18      360   1-Nov-28       $104,693.12
7242469   STAMFORD                  CT     06902  LCO          7.750     6.500    $601.79      360   1-Nov-28        $83,760.53
7248911   HENDERSON                 NV     89014  SFD          7.750     6.500    $659.10      360   1-Nov-28        $91,737.75
7250994   WELLESLEY                 MA     02181  SFD          7.750     6.500  $2,829.83      360   1-Dec-28       $394,158.22
7251557   OXNARD                    CA     93030  SFD          7.875     6.500  $1,757.57      360   1-Jan-29       $242,065.27
7257641   LOUISVILLE                KY     40222  SFD          7.875     6.500  $1,065.85      360   1-Nov-28       $146,469.90
7257733   CINCINNATI                OH     45255  SFD          8.000     6.500    $990.58      360   1-Jan-29       $134,818.24
7258903   LOUISVILLE                KY     40222  SFD          7.750     6.500    $985.78      360   1-Nov-28       $137,106.47
7261617   MANITOWOC                 WI     54220  MF2          8.250     6.500    $486.82      360   1-Nov-28        $64,633.01
7261952   SAN CLEMENTE              CA     92672  PUD          8.250     6.500  $2,268.83      360   1-Jan-29       $301,611.77
7261990   KEYSTONE                  CO     80435  LCO          7.375     6.500  $2,049.92      360   1-Nov-28       $295,888.29
7264569   SAN CLEMENTE              CA     92673  SFD          7.875     6.500  $2,673.33      360   1-Jan-29       $367,565.53
7267137   FALCON HEIGHTS            MN     55113  SFD          7.500     6.500    $957.05      360   1-Dec-28       $136,568.35
7270265   WINCHESTER                VA     22602  SFD          6.875     6.500    $354.74      360   1-Nov-28        $53,816.98
7270524   SHAKOPEE                  MN     55379  SFD          8.125     6.500    $768.48      360   1-Nov-28       $103,226.44
7270585   HAGERSTOWN                MD     21742  SFD          8.500     6.500  $1,263.32      360   1-Nov-28       $163,380.48
7271033   BERKELEY                  CA     94702  MF3          7.375     6.500  $2,144.55      360   1-Nov-28       $309,546.18
7276275   CHESTERFIELD              MO     63005  PUD          7.625     6.500    $955.52      360   1-Nov-28       $134,605.43
7276390   FAIRFAX                   VA     22070  PUD          7.625     6.500    $968.26      360   1-Oct-28       $120,196.95
7276777   CHEYENNE                  WY     82001  MF2          8.000     6.500    $726.43      360   1-Nov-28        $98,710.37
7276967   TUSTIN                    CA     92782  SFD          6.875     6.500  $2,355.22      360   1-Jan-29       $357,815.30
7277176   S JUAN CAPISTRANO         CA     92675  SFD          7.750     6.500  $1,627.33      360   1-Jan-29       $226,828.32
7280325   WILKES BARRE              PA     18701  MF2          8.000     6.500    $256.89      360   1-Nov-28        $34,915.10
7281214   COLORADO SPRINGS          CO     80906  LCT          8.125     6.500    $564.00      360   1-Dec-28        $75,809.93
7282182   PORTERVILLE               CA     93257  PUD          7.500     6.500    $296.47      360   1-Nov-28        $42,272.94
7283040   BENICIA                   CA     94510  SFD          7.750     6.500  $2,374.91      360   1-Dec-28       $330,793.55
7284134   TEMECULA                  CA     92591  LCO          7.625     6.500    $503.95      360   1-Dec-28        $70,944.42
7284631   OAKDALE                   MN     55128  SFD          7.250     6.500    $566.21      360   1-Dec-28        $82,804.57
7285332   BENICIA                   CA     94510  SFD          7.375     6.500  $2,189.33      360   1-Nov-28       $315,938.39
7285495   PACOIMA                   CA     91331  SFD          7.750     6.500    $945.66      360   1-Dec-28       $131,718.71
7285733   APTOS                     CA     95003  LCO          7.250     6.500  $1,549.56      360   1-Nov-28       $209,389.60
7286745   SEA ISLE CITY             NJ     08243  LCO          8.000     6.500  $2,107.37      360   1-Feb-29       $287,007.30
7287443   ATHENS                    GA     30606  SFD          7.375     6.500    $338.43      360   1-Nov-28        $48,849.49
7289095   ELIZABETH                 CO     80107  SFD          7.500     6.500  $1,155.10      360   1-Nov-28       $164,704.98
7289772   CEDAR PARK                TX     78759  SFD          8.000     6.500    $463.74      360   1-Nov-28        $63,028.67
7290836   MUNCIE                    IN     47302  MF3          8.625     6.500    $252.00      360   1-Nov-28        $32,264.59
7290987   ROSEVILLE                 MN     55113  SFD          7.375     6.500    $859.89      360   1-Oct-28       $124,020.48
7291530   HOBOKEN                   NJ     07030  MF2          8.250     6.500  $2,554.31      360   1-Dec-28       $339,345.09
7292166   IRVINE                    CA     92602  SFD          7.750     6.500  $2,000.22      360   1-Jan-29       $278,804.62
7293264   CHICAGO                   IL     60626  LCO          7.500     6.500    $383.17      360   1-Oct-28        $54,594.09
7294383   BETHESDA                  MD     20814  SFD          7.250     6.500  $1,473.50      360   1-Nov-28       $215,319.87
7296933   PINE                      AZ     85544  SFD          8.125     6.500    $723.93      360   1-Jan-29        $97,372.02
7296984   ST SIMONS ISLAND          GA     31522  LCO          7.000     6.500  $2,554.76      360   1-Dec-28       $383,050.20
7299318   BELFAIR                   WA     98528  SFD          7.750     6.500  $1,379.09      360   1-Nov-28       $191,951.27
7300233   TALLAHASSEE               FL     32304  MF2          8.500     6.500    $297.57      360   1-Nov-28        $38,605.21
7300288   NEWARK                    DE     19711  SFD          7.250     6.500    $720.38      360   1-Dec-28       $105,351.36
7302026   KANEOHE                   HI     96744  SFD          7.250     6.500  $3,410.88      360   1-Nov-28       $498,425.62
7302247   HAZLETON                  PA     18201  MF2          8.125     6.500    $368.28      360   1-Nov-28        $49,368.53
7302803   LEXINGTON                 KY     40509  SFD          7.625     6.500  $1,068.77      360   1-Dec-28       $150,670.04
7302918   CARBONDALE                CO     81623  SFD          7.875     6.500  $1,170.99      360   1-Nov-28       $161,051.01
7308727   GARRISON                  NY     10524  SFD          7.750     6.500  $2,095.51      360   1-Feb-29       $292,293.55
7311435   LEXINGTON                 KY     40514  SFD          6.875     6.500    $505.84      360   1-Nov-28        $76,571.20
7311470   OAKLAND                   CA     94618  LCO          7.250     6.500    $790.64      360   1-Nov-28       $114,726.29
7311606   LAKE HAVASU CITY          AZ     86404  SFD          8.250     6.500    $304.26      360   1-Nov-28        $40,395.64
7311718   LAS VEGAS                 NV     89120  SFD          7.875     6.500  $5,836.81      360   1-Nov-28       $802,449.46
7311766   LAS VEGAS                 NV     89117  SFD          7.500     6.500  $1,027.85      360   1-Nov-28       $146,559.49
7312121   KIHEI                     HI     96753  LCO          8.250     6.500    $638.58      360   1-Nov-28        $84,780.94
7312346   ORANGE PARK               FL     32073  SFD          7.875     6.500  $1,825.36      360   1-Dec-28       $251,222.87
7312875   CHAPEL HILL               NC     27502  LCO          8.500     6.500    $354.85      360   1-Dec-28        $46,065.55
7312947   PARK CITY                 UT     84060  LCO          7.625     6.500  $1,013.91      360   1-Dec-28       $142,935.98
7313048   SEA ISLAND                GA     31561  SFD          7.500     6.500  $3,496.07      360   1-Nov-28       $498,501.75
7313676   CHAPEL HILL               NC     27514  LCO          8.500     6.500    $354.85      360   1-Dec-28        $46,065.55
7314285   MONTGOMERY                AL     36116  SFD          7.000     6.500    $765.10      360   1-Nov-28       $114,619.61
7314440   RED BANK                  NJ     07701  MF3          7.500     6.500    $874.02      360   1-Dec-28       $124,719.95
7314570   ATLANTA                   GA     30319  SFD          7.375     6.500  $4,040.45      360   1-Dec-28       $583,656.36
7314656   MULLICA TOWNSHIP          NJ     08215  SFD          8.625     6.500    $622.23      360   1-Dec-28        $79,857.29
7314876   SAN DIEGO                 CA     92128  SFD          7.375     6.500  $1,884.16      360   1-Nov-28       $271,962.00
7315151   STATELINE                 NV     89143  PUD          7.875     6.500    $910.87      360   1-Dec-28       $125,363.93
7316106   SANTA CLARA               CA     95054  SFD          7.250     6.500  $1,869.16      360   1-Nov-28       $273,137.26
7316375   ALEXANDRIA                MN     56308  SFD          7.500     6.500  $1,237.61      360   1-Nov-28       $176,469.61
7316516   COON RAPIDS               MN     55433  SFD          7.250     6.500  $1,263.94      360   1-Nov-28       $184,696.58
7318564   HOPKINS                   MN     55343  SFD          7.625     6.500  $2,105.69      360   1-Dec-28       $296,849.91
7320330   BENICIA                   CA     94510  SFD          7.250     6.500  $1,849.52      360   1-Dec-28       $270,481.65
7321271   CHAPEL HILL               NC     27514  LCO          8.500     6.500    $354.85      360   1-Dec-28        $45,978.96
7321328   HUDSON                    WI     54016  SFD          7.500     6.500    $507.63      360   1-Jan-29        $72,491.90
7322264   CHGO                      IL     60657  MF3          7.750     6.500  $3,352.81      360   1-Jan-29       $467,337.25
7322585   SEABROOK                  NH     03874  SFD          7.625     6.500    $346.09      360   1-Nov-28        $48,553.45
7322835   MANKATO                   MN     56001  SFD          8.000     6.500    $623.70      360   1-Dec-28        $84,827.76
7323820   LAGUNA BEACH              CA     92780  SFD          7.500     6.500  $2,243.08      360   1-Dec-28       $320,081.28
7324671   ATLANTA                   GA     30350  LCO          7.875     6.500    $736.74      360   1-Nov-28       $101,327.54
7325223   FERNLEY                   NV     89408  SFD          7.750     6.500    $300.89      360   1-Nov-28        $41,880.29
7325397   DAYTON                    OH     45405  MF2          8.750     6.500    $516.86      360   1-Dec-28        $65,585.78
7325962   LOUISVILLE                KY     40228  SFD          7.750     6.500    $429.85      360   1-Nov-28        $59,828.95
7327119   ATLANTA                   GA     30342  SFD          7.750     6.500  $2,270.31      360   1-Nov-28       $315,996.64
7327672   WAKE FOREST               NC     27587  SFD          7.625     6.500  $1,585.46      360   1-Jan-29       $223,674.71
7327697   NAGS HEAD                 NC     27959  SFD          8.250     6.500    $993.93      360   1-Dec-28       $132,045.15
7328199   PALM SPRINGS              CA     92262  LCO          7.875     6.500    $464.04      360   1-Nov-28        $63,822.10
7329325   NEWNAN                    GA     30263  SFD          7.625     6.500    $200.66      360   1-Nov-28        $28,267.14
7329567   COLUMBIA                  MD     21045  SFD          6.750     6.483  $1,626.36      360   1-Nov-28       $249,807.92
7329687   SARASOTA                  FL     34232  LCO          7.875     6.500    $166.77      360   1-Nov-28        $22,936.04
7330256   ADA                       MI     49301  SFD          7.875     6.500  $1,812.67      360   1-Dec-28       $249,480.48
7331290   MANITOWOC                 WI     54220  MF2          7.875     6.500    $458.24      360   1-Dec-28        $63,018.06
7336673   PLAINFIELD                NJ     07063  MF2          7.750     6.500    $731.82      360   1-Feb-29       $102,077.90
7337118   HAMPTON                   NH     03842  LCO          7.500     6.500    $590.84      360   1-Dec-28        $84,310.68
7338336   GILBERT                   AZ     85234  PUD          7.375     6.500    $518.01      360   1-Nov-28        $74,769.60
7338369   SOMERSET                  WI     54025  SFD          7.875     6.500    $426.34      360   1-Nov-28        $57,809.93
7341681   LAS VEGAS                 NV     89101  MF4          7.750     6.500    $601.79      360   1-Nov-28        $83,760.53
7342862   ONANCOCK                  VA     23417  SFD          8.500     6.500    $466.88      360   1-Jan-29        $60,646.18
7345228   MANCHESTER                MA     01944  SFD          7.625     6.500  $1,203.25      360   1-Dec-28       $169,628.53
7345687   BUFFALO                   MN     55313  SFD          7.750     6.500  $1,203.57      360   1-Dec-28       $167,641.98
7345902   BUFFALO                   MN     55313  SFD          7.750     6.500  $1,375.51      360   1-Dec-28       $191,590.83
7346009   GAITHERSBURG              MD     20879  PUD          7.125     6.500  $2,360.71      360   1-Dec-28       $349,554.37
7347065   KAILUA                    HI     96734  SFD          7.875     6.500  $2,762.15      360   1-Jan-29       $380,423.94
7347394   FREDERICKSBURG            VA     22407  SFD          6.625     6.358    $532.74      360   1-Nov-28        $82,903.93
7347660   FORT COLLINS              CO     80524  SFD          7.250     6.500    $508.13      360   1-Nov-28        $74,245.77
7348593   BRECKENRIDGE              CO     80424  LCT          7.750     6.500  $1,110.44      360   1-Nov-28       $154,558.15
7350203   WEST GREENWICH            RI     02817  SFD          8.250     6.500  $1,014.21      360   1-Dec-28       $134,739.97
7350696   NEWINGTON                 CT     06111  LCO          8.125     6.500    $297.00      360   1-Nov-28        $39,894.27
7350924   FAIRFAX                   VA     22030  SFD          6.500     6.233  $1,173.12      360   1-Nov-28       $184,922.99
7352769   GREEN VALLEY              AZ     85614  SFD          7.375     6.500  $1,087.81      360   1-Nov-28       $157,016.20
7353980   GLOUCESTER TWP            NJ     08029  SFD          7.750     6.500    $596.41      360   1-Dec-28        $83,072.60
7354879   WHITEHALL                 PA     15236  SFD          7.625     6.500    $452.28      360   1-Jan-29        $63,806.54
7356338   PITTSBURGH                PA     15211  SFD          7.625     6.500    $337.62      360   1-Dec-28        $47,595.75
7357153   BRIGHTON                  MA     02135  MF3          8.000     6.500  $1,761.04      360   1-Jan-29       $239,676.85
7357599   SPRINGFIELD               MO     65804  SFD          8.500     6.500    $313.72      360   1-Dec-28        $40,725.31
7361137   ATHENS                    GA     30606  MF2          7.875     6.500    $400.96      360   1-Jan-29        $54,255.54
7361239   ATHENS                    GA     30606  MF2          7.875     6.500    $400.96      360   1-Jan-29        $55,223.65
7361340   ATHENS                    GA     30606  MF2          7.875     6.500    $400.96      360   1-Jan-29        $55,223.65
7361614   AMERICAN FALLS            ID     83211  MF2          7.875     6.500    $554.68      360   1-Nov-28        $76,236.78
7362330   COLUMBUS                  OH     43206  MF2          8.250     6.500    $263.69      360   1-Nov-28        $35,009.56
7364070   GRAND RAPIDS              MI     49512  SFD          7.625     6.500  $1,307.47      360   1-Jan-29       $184,456.75
7364238   NORWICH                   NY     13815  MF4          7.875     6.500    $342.60      360   1-Jan-29        $47,184.74
7364710   SAN DIEGO                 CA     92103  SFD          7.250     6.500  $1,637.22      360   1-Dec-28       $239,333.75
7364742   LOUISVILLE                KY     40222  SFD          8.375     6.500    $972.89      360   1-Dec-28       $127,658.26
7364801   RENO                      NV     89511  SFD          7.375     6.500  $1,309.52      360   1-Nov-28       $189,017.57
7365425   WHITEFISH                 MT     59937  LCO          6.750     6.483    $843.18      360   1-Jan-29       $129,766.21
7365954   OCEAN CITY                NJ     08226  LCO          7.625     6.500  $2,632.99      360   1-Jan-29       $371,439.81
7367083   BRANCHBURG                NJ     08876  SFD          7.750     6.500  $1,140.53      360   1-Dec-28       $158,860.73
7367148   CHAPEL HILL               NC     27516  PUD          7.875     6.500  $1,114.43      360   1-Dec-28       $153,380.59
7367448   HERMISTON                 OR     97838  SFD          7.875     6.500  $1,247.12      360   1-Feb-29       $171,881.63
7368491   SPRING CREEK              NV     89815  SFD          7.750     6.500    $651.94      360   1-Dec-28        $90,806.06
7370700   OCEAN CITY                NJ     08226  LCO          7.000     6.500  $1,804.30      360   1-Dec-28       $270,529.20
7370780   MINNEAPOLIS               MN     55419  SFD          7.750     6.500    $754.38      360   1-Dec-28       $105,075.60
7370847   NORWICH                   NY     13815  MF2          7.875     6.500    $260.37      360   1-Jan-29        $35,860.42
7370940   WALTHAM                   MA     01803  MF2          7.875     6.500  $1,435.64      360   1-Dec-28       $197,588.52
7371137   COLUMBIA FALLS            MT     59912  MF4          8.750     6.500    $994.39      360   1-Dec-28       $126,180.24
7371157   DRUMS                     PA     18222  SFD          7.875     6.500    $725.07      360   1-Nov-28        $99,722.00
7372362   SALT LAKE CITY            UT     84108  SFD          8.750     6.500  $2,139.04      360   1-Dec-28       $271,427.25
7372533   PORT ORANGE               FL     32124  PUD          7.500     6.500    $720.19      360   1-Nov-28       $102,589.47
7373893   RENO                      NV     89509  PUD          7.750     6.500  $2,887.14      360   1-Dec-28       $402,141.18
7375130   ARROYO GRANDE             CA     93420  SFD          8.000     6.500  $1,137.34      360   1-Jan-29       $154,791.29
7375193   TRYON                     NC     28782  SFD          7.875     6.500    $580.06      360   1-Dec-28        $79,833.73
7376102   BETHALTO                  IL     62010  SFD          7.750     6.500    $411.22      360   1-Dec-28        $57,277.68
7376169   BETHALTO                  IL     62010  SFD          7.750     6.500    $310.92      360   1-Dec-28        $43,307.51
7376817   GLENWOOD SPRINGS          CO     81601  SFD          7.750     6.500  $1,432.82      360   1-Dec-28       $199,573.81
7377149   GERMANTOWN                MD     20876  SFD          6.875     6.500  $1,807.87      360   1-Dec-28       $274,411.50
7377499   THE WOODLANDS             TX     77381  PUD          7.875     6.500  $1,141.98      360   1-Nov-28       $157,062.17
7378119   CASA GRANDE               AZ     85222  SFD          8.500     6.500    $745.08      360   1-Jan-29        $96,772.08
7380076   CARSON CITY               NV     89706  PUD          7.875     6.500    $609.06      360   1-Feb-29        $83,942.19
7380466   HIALEAH                   FL     33018  SFD          8.750     6.500    $934.21      360   1-Dec-28       $118,543.54
7380775   CLEARWATER                FL     33763  SFD          7.750     6.500    $358.21      360   1-Nov-28        $49,857.46
7380899   CARSON CITY               NV     89701  MF2          8.375     6.500    $882.44      360   1-Jan-29       $115,955.18
7381063   BELLEVILLE                NJ     07109  SFD          8.250     6.500    $698.68      360   1-Feb-29        $92,940.70
7381127   HOT SPRINGS               AR     71913  SFD          7.750     6.500    $716.41      360   1-Dec-28        $99,786.90
7381174   TALLAHASSEE               FL     32301  PUD          8.750     6.500    $467.30      360   1-Nov-28        $59,261.80
7381765   TRABUCO CANYON            CA     92679  SFD          7.250     6.500  $1,676.46      360   1-Dec-28       $245,173.39
7382129   FAIRFIELD                 ID     83327  SFD          7.750     6.500  $1,862.67      360   1-Nov-28       $259,258.85
7382595   TUCSON                    AZ     85737  SFD          7.750     6.500  $1,627.33      360   1-Dec-28       $226,665.92
7383047   ORLANDO                   FL     32809  SFD          8.250     6.500    $632.57      360   1-Jan-29        $84,041.90
7383179   AURORA                    CO     80015  SFD          7.375     6.500  $1,937.34      360   1-Dec-28       $279,855.75
7383194   HAGERSTOWN                MD     21740  SFD          8.000     6.500    $345.60      360   1-Dec-28        $47,004.57
7384828   SAN PEDRO AREA            CA     90732  LCO          7.750     6.500  $1,697.18      360   1-Dec-28       $236,395.15
7385948   MACHIAS                   NY     14101  SFD          8.000     6.500    $704.41      360   1-Feb-29        $95,935.59
7387196   GREENBACK                 TN     37742  SFD          7.875     6.500    $645.31      360   1-Jan-29        $88,776.44
7388720   CARSON CITY               NV     89701  MF2          8.375     6.500    $881.68      360   1-Jan-29       $115,855.30
7393964   CHINCOTEAGUE              VA     23336  SFD          7.875     6.500    $770.02      360   1-Dec-28       $105,979.32
7396350   ASHEVILLE                 NC     28801  SFD          8.125     6.500    $621.47      360   1-Dec-28        $83,534.63
7397359   NEW LONDON                NH     03257  SFD          7.875     6.500  $1,145.61      360   1-Dec-28       $157,671.65
7397709   CHEVY CHASE               MD     20815  SFD          7.375     6.500  $1,417.27      360   1-Dec-28       $204,728.68
7398009   WASHINGTON TWP            NJ     08012  SFD          7.500     6.500    $304.51      360   1-Jan-29        $43,336.07
7399816   LAKE ARIEL                PA     18436  SFD          7.250     6.500    $341.09      360   1-Dec-28        $49,882.27
7401226   MANCHESTER                CT     06040  LCT          8.750     6.500    $579.88      360   1-Jan-29        $73,624.87
7402044   BLOOMINGTON               IL     61701  LCO          8.750     6.500    $283.21      360   1-Feb-29        $35,979.29
7402108   GREENSBORO                NC     27407  SFD          7.500     6.500  $1,447.37      360   1-Jan-29       $206,691.80
7402897   FONTANA                   CA     92336  SFD          7.625     6.500  $1,685.97      360   1-Jan-29       $237,855.10
7404837   WASHINGTON                DC     20024  LCO          6.875     6.500    $943.35      360   1-Nov-28       $143,113.27
7405171   MEMPHIS                   TN     38104  SFD          8.125     6.500  $2,049.29      360   1-Jan-29       $275,637.70
7405514   BUTLER                    PA     16002  SFD          7.875     6.500    $614.86      360   1-Jan-29        $84,635.08
7405542   NESCONSET                 NY     11767  SFD          7.375     6.500  $1,408.98      360   1-Jan-29       $203,688.59
7405883   KENNESAW                  GA     30152  PUD          7.750     6.500  $1,128.35      360   1-Nov-28       $157,051.03
7406375   SALT LAKE CITY            UT     84117  SFD          7.750     6.500  $1,432.82      360   1-Dec-28       $199,573.81
7407145   KINGSTON                  PA     18704  MF2          8.750     6.500    $559.34      360   1-Dec-28        $70,976.40
7407444   BROOKEVILLE               MD     20833  PUD          7.625     6.500  $1,602.44      360   1-Nov-28       $225,738.29
7407498   SANTA CRUZ                CA     95060  SFD          7.875     6.500  $1,555.27      360   1-Jan-29       $214,203.81
7408337   GLENDALE                  AZ     85310  SFD          7.875     6.500    $543.80      360   1-Dec-28        $74,844.15
7410109   RIVA                      MD     21140  SFD          7.500     6.500  $1,992.76      360   1-Nov-28       $284,146.00
7410133   SPEARFISH                 SD     57783  SFD          8.125     6.500    $631.12      360   1-Dec-28        $84,832.07
7411425   ARLINGTON                 VA     22202  SFD          7.125     6.500  $2,095.94      360   1-Dec-28       $310,349.21
7411610   TEMPE                     AZ     85283  PUD          7.625     6.500    $464.31      360   1-Feb-29        $64,797.76
7412149   TUCSON                    AZ     85716  SFD          8.000     6.500    $358.26      360   1-Dec-28        $48,725.86
7413286   E SANDWICH                MA     02537  SFD          7.750     6.500  $1,432.82      360   1-Dec-28       $198,520.08
7413414   WEST CHICAGO              IL     60185  SFD          7.500     6.500  $1,725.53      360   1-Jan-29       $246,413.56
7414053   CASPER                    WY     82604  MF4          7.750     6.500    $745.07      360   1-Dec-28       $103,778.37
7414215   CASPER                    WY     82601  MF4          7.750     6.500    $449.91      360   1-Dec-28        $62,666.16
7414280   CASPER                    WY     82601  MF4          7.750     6.500    $449.91      360   1-Dec-28        $62,666.16
7414530   CASPER                    WY     82609  MF4          7.750     6.500    $444.18      360   1-Dec-28        $61,867.86
7414564   CASPER                    WY     82609  MF4          7.750     6.500    $444.18      360   1-Dec-28        $61,867.86
7416459   RALEIGH                   NC     27613  PUD          8.250     6.500    $473.30      360   1-Dec-28        $62,878.65
7416461   RALEIGH                   NC     27613  PUD          8.500     6.500    $484.42      360   1-Dec-28        $62,884.68
7416463   RALEIGH                   NC     27613  PUD          8.500     6.500    $519.02      360   1-Dec-28        $67,376.44
7418375   NEWARK                    DE     19711  SFD          7.750     6.500    $792.35      360   1-Feb-29       $110,521.94
7418663   DALLAS                    TX     75209  SFD          7.500     6.500  $1,048.82      360   1-Nov-28       $149,550.52
7420604   LAUGHLIN                  NV     89029  PUD          7.875     6.500    $494.86      360   1-Feb-29        $68,203.03
7422231   GAITHERSBURG              MD     20882  SFD          7.625     6.500  $1,806.29      360   1-Dec-28       $254,523.89
7424662   EDWARDS                   CO     81632  LCO          7.875     6.500    $942.59      360   1-Jan-29       $129,820.49
7425054   CHINCOTEAGUE              VA     23336  SFD          8.375     6.500    $661.26      360   1-Jan-29        $86,891.48
7425145   DECATUR                   TX     76234  SFD          8.500     6.500    $947.30      360   1-Dec-28       $121,960.29
7426106   FORT COLLINS              CO     80528  SFD          7.875     6.500    $957.09      360   1-Nov-28       $131,633.04
7426982   GERMANTOWN                MD     20876  PUD          6.875     6.500  $1,566.12      360   1-Jan-29       $237,998.28
7427575   BUZZARDS BAY              MA     02532  SFD          8.500     6.500    $732.01      360   1-Jan-29        $95,084.23
7430277   COOLBAUGH TWP             PA     18347  SFD          7.750     6.500    $313.79      360   1-Jan-29        $43,737.97
7430368   COMER                     GA     30629  SFD          7.000     6.500    $356.07      360   1-Dec-28        $53,302.80
7430494   YONKERS                   NY     10701  MF3          8.250     6.500  $1,048.02      360   1-Feb-29       $139,411.04
7431128   BUENA PARK                CA     90620  PUD          7.875     6.500  $2,267.65      360   1-Jan-29       $312,318.13
7431842   CLIFTON PARK              NY     12065  SFD          6.625     6.358    $834.97      360   1-Jan-29       $130,003.32
7432370   REHOBOTH BEACH            DE     19971  SFD          8.000     6.500    $868.04      360   1-Feb-29       $118,220.63
7433169   THE WOODLANDS             TX     77381  SFD          7.875     6.500  $1,354.07      360   1-Dec-28       $186,361.89
7433348   NASHUA                    NH     03060  MF4          8.625     6.500    $875.01      360   1-Dec-28       $112,296.39
7434684   CENTREVILLE               VA     20121  SFD          6.875     6.500  $1,482.36      360   1-Feb-29       $225,460.43
7437189   DESERT HOT SPRING         CA     92240  SFD          8.750     6.500    $283.21      360   1-Dec-28        $35,937.42
7437232   LOVELAND                  CO     80538  SFD          8.500     6.500    $947.30      360   1-Jan-29       $123,050.21
7439081   OAKLAND                   CA     94610  HCO          7.375     6.500  $1,955.30      360   1-Feb-29       $282,884.59
7439627   LAS VEGAS                 NV     89134  PUD          8.625     6.500    $665.01      360   1-Jan-29        $85,398.68
7440406   DEXTER                    MO     63841  SFD          7.000     6.500    $299.39      360   1-Jan-29        $44,926.00
7441472   ROSWELL                   GA     30075  LCO          7.875     6.500    $471.30      360   1-Dec-28        $64,795.14
7441650   CINCINNATI                OH     45211  MF3          8.375     6.500    $603.50      360   1-Dec-28        $79,250.90
7442569   SALOME                    AZ     85348  SFD          7.875     6.500    $783.07      360   1-Jan-29       $107,848.94
7444767   PORTLAND                  OR     97215  SFD          8.625     6.500  $1,029.02      360   1-Jan-29       $132,143.21
7445476   ORLANDO                   FL     32808  SFD          7.875     6.500    $450.27      360   1-Jan-29        $62,014.24
7446835   QUINCY                    MA     02169  SFD          7.875     6.500    $986.09      360   1-Dec-28       $135,717.39
7447401   BOISE                     ID     83709  SFD          8.625     6.500    $618.46      360   1-Dec-28        $79,373.15
7448089   DUNWOODY                  GA     30338  LCO          8.500     6.500    $571.23      360   1-Dec-28        $74,154.01
7448260   W ALEXANDRIA              OH     45381  MF2          7.750     6.500    $429.85      360   1-Feb-29        $59,957.65
7448763   MORGAN HILL               CA     95037  SFD          8.250     6.500  $2,755.27      360   1-Jan-29       $366,280.67
7448933   MISSOULA                  MT     59801  SFD          8.125     6.500    $501.19      360   1-Dec-28        $67,366.62
7449063   TAYLOR                    MI     48180  SFD          7.875     6.500    $556.49      360   1-Jan-29        $76,644.02
7449938   GREEN VALLEY              AZ     85614  SFD          8.000     6.500    $447.60      360   1-Jan-29        $60,817.20
7450663   STOUGHTON                 WI     53589  SFD          8.375     6.500  $1,539.15      360   1-Jan-29       $202,247.38
7450797   CLEVELAND                 OH     44102  MF2          8.000     6.500    $409.44      360   1-Feb-29        $55,762.56
7451233   LAKE OSWEGO               OR     97034  SFD          8.000     6.500  $2,953.40      360   1-Jan-29       $401,880.30
7452218   ORANGE BEACH              AL     36561  SFD          8.625     6.500  $1,458.36      360   1-Jan-29       $187,277.80
7453503   CHICAGO                   IL     60649  SFD          8.625     6.500    $265.23      360   1-Jan-29        $34,059.58
7453517   VACAVILLE                 CA     95688  SFD          8.000     6.500  $2,054.54      360   1-Dec-28       $279,432.61
7453858   FARMINGTON                GA     30638  SFD          8.000     6.500    $484.28      360   1-Jan-29        $65,302.66
7454074   AMESBURY                  MA     01913  MF2          8.625     6.500  $1,050.02      360   1-Dec-28       $134,759.15
7454429   HAGERSTOWN                MD     21740  SFD          8.500     6.500    $545.93      360   1-Dec-28        $70,870.05
7454472   MORRISTOWN                NJ     07960  MF2          8.500     6.500    $865.03      360   1-Dec-28       $112,294.08
7456190   NORFOLK                   VA     23505  MF2          8.750     6.500    $436.15      360   1-Jan-29        $55,375.97
7456718   MARFA                     TX     79843  SFD          8.375     6.500    $729.67      360   1-Dec-28        $95,819.73
7457069   THE WOODLANDS             TX     77381  SFD          8.500     6.500  $1,190.28      360   1-Jan-29       $154,611.78
7457105   ATLANTA                   GA     30316  SFD          8.625     6.500    $427.71      360   1-Dec-28        $54,891.89
7458174   THE WOODLANDS             TX     77382  SFD          8.500     6.500  $1,083.01      360   1-Dec-28       $140,592.21
7458543   FT MYERS                  FL     33919  SFD          8.625     6.500    $315.00      360   1-Jan-29        $40,452.01
7459134   ROXANA                    IL     62084  SFD          8.375     6.500    $324.93      360   1-Dec-28        $42,669.73
7459950   ORION TWP                 MI     48359  SFD          8.375     6.500  $1,641.76      360   1-Feb-29       $215,865.74
7460078   STOUGHTON                 WI     53589  MF2          8.625     6.500  $1,026.68      360   1-Jan-29       $131,843.58
7460086   STOUGHTON                 WI     53589  MF2          8.625     6.500    $662.68      360   1-Jan-29        $85,099.03
7460100   STOUGHTON                 WI     53589  MF2          8.625     6.500    $723.34      360   1-Jan-29        $92,889.80
7460108   STOUGHTON                 WI     53589  MF2          8.625     6.500    $662.68      360   1-Jan-29        $85,099.03
7460113   STOUGHTON                 WI     53589  MF2          8.625     6.500    $770.01      360   1-Jan-29        $98,882.68
7460957   QUINLAN                   TX     75474  SFD          8.000     6.500    $446.86      360   1-Jan-29        $60,818.01
7462239   WATSONVILLE               CA     95076  SFD          7.875     6.500  $1,558.90      360   1-Jan-29       $214,703.11
7463433   DENVER                    CO     80218  SFD          7.750     6.500  $2,428.64      360   1-Jan-29       $338,519.92
7463536   LINCOLN CITY              OR     97367  LCT          7.625     6.500    $566.23      360   1-Jan-29        $79,822.92
7463691   FISHERS                   IN     46038  SFD          8.625     6.500  $1,679.25      360   1-Dec-28       $215,514.84
7463796   JACKSONVILLE BEAC         FL     32250  SFD          7.875     6.500    $489.42      360   1-Jan-29        $67,406.79
7463900   SIOUX FALLS               SD     57103  SFD          8.000     6.500    $589.95      360   1-Jan-29        $80,291.74
7465386   SARATOGA                  CA     95070  SFD          7.750     6.500  $1,897.96      360   1-Jan-29       $264,549.82
7465411   BETHESDA                  MD     20817  SFD          8.375     6.500  $4,560.43      360   1-Jan-29       $599,251.54
7465828   SILVER SPRING             MD     20910  PUD          7.750     6.500  $1,948.64      360   1-Dec-28       $271,420.36
7465930   NEWARK                    DE     19711  SFD          7.375     6.500    $917.91      360   1-Jan-29       $132,697.12
7465945   DENVER                    CO     80221  MF2          8.750     6.500  $1,147.01      360   1-Dec-28       $145,546.51
7465989   CHAPEL HILL               NC     27516  SFD          8.000     6.500  $1,320.78      360   1-Jan-29       $179,757.63
7468179   CLEVELAND                 OH     44120  MF2          8.750     6.500    $353.23      360   1-Jan-29        $44,848.15
7469701   SANTA MONICA              CA     90403  LCO          7.750     6.500  $1,977.30      360   1-Jan-29       $275,609.14
7471180   DENTON                    TX     76205  SFD          8.000     6.500  $1,238.23      360   1-Jan-29       $168,522.78
7471514   LYNCHBURG                 VA     24501  SFD          8.750     6.500    $339.85      360   1-Feb-29        $43,175.15
7471628   SILVER SPRING             MD     20906  SFD          7.375     6.500  $2,817.95      360   1-Feb-29       $407,689.55
7475998   AUSTIN                    TX     78746  SFD          7.750     6.500    $916.72      360   1-Jan-29       $127,778.80
7476366   SAN FRANCISCO             CA     94122  MF2          7.375     6.500  $3,398.12      360   1-Feb-29       $491,625.63
7477214   WATERFORD TWP             NJ     08004  SFD          8.375     6.500    $359.13      360   1-Jan-29        $47,166.45
7479866   HAMPTON                   NH     03842  SFD          6.500     6.233    $487.96      360   1-Jan-29        $77,060.04
7481423   LITTLE ROCK               AR     72205  SFD          8.375     6.500    $343.93      360   1-Feb-29        $45,221.88
7481938   BELLINGHAM                MA     02019  SFD          7.750     6.500  $1,369.78      360   1-Jan-29       $190,605.16
7481941   MIAMISBURG                OH     45342  SFD          8.500     6.500    $359.85      360   1-Feb-29        $46,771.65
7486598   SILVERTHORNE              CO     80498  SFD          7.500     6.500  $1,048.82      360   1-Jan-29       $149,776.66
7486972   MATTAPOISETT              MA     02739  SFD          8.750     6.500    $550.69      360   1-Jan-29        $69,919.16
7489271   OMAHA                     NE     68108  MF2          8.250     6.500    $351.59      360   1-Feb-29        $46,770.16
7489291   PLEASANTON                CA     94566  SFD          8.375     6.500  $5,681.54      360   1-Jan-29       $746,567.53
7489860   TALLAHASSEE               FL     32310  SFD          8.750     6.500    $473.59      360   1-Jan-29        $60,130.49
7489870   TALLAHASSEE               FL     32310  SFD          8.750     6.500    $473.59      360   1-Jan-29        $60,130.49
7489874   TALLAHASSEE               FL     32310  SFD          8.750     6.500    $473.59      360   1-Jan-29        $60,130.49
7489879   TALLAHASSEE               FL     32310  SFD          8.750     6.500    $473.59      360   1-Jan-29        $60,130.49
7490946   AUSTIN                    TX     78751  MF3          8.625     6.500    $634.29      360   1-Feb-29        $81,501.85
7493028   TRUCKEE                   CA     96161  SFD          7.750     6.500  $2,722.37      360   1-Feb-29       $379,731.80
7493554   GRAND JUNCTION            CO     81504  MF4          8.000     6.500    $955.36      360   1-Feb-29       $130,112.64
7495563   DENT                      MN     56528  SFD          8.125     6.500    $475.20      360   1-Feb-29        $63,958.13
7495946   OAKLAND                   CA     94618  LCO          8.500     6.500    $958.84      360   1-Feb-29       $124,624.45
7502160   PORTLAND                  OR     97217  SFD          7.250     6.500    $443.41      360   1-Feb-29        $64,949.30
7502452   NEWARK                    DE     19711  SFD          7.125     6.500    $565.92      360   1-Jan-29        $83,865.26
7504135   EAST GRAND RAPIDS         MI     49506  SFD          8.000     6.500    $330.19      360   1-Feb-29        $44,969.81
7504813   KALAMAZOO                 MI     49001  MF3          8.750     6.500    $520.40      360   1-Feb-29        $66,111.94
7507672   TEMPLE CITY               CA     91780  SFD          8.000     6.500  $1,179.89      360   1-Feb-29       $160,692.11
7507923   CASTAID                   CA     91384  SFD          7.500     6.500  $1,472.90      360   1-Jan-29       $210,336.35
7508022   ROSELLE                   NJ     07203  SFD          8.250     6.500    $540.16      360   1-Feb-29        $71,854.15
7508919   AMESBURY                  MA     01913  MF3          8.625     6.500  $1,199.82      360   1-Feb-29       $154,168.92
7509880   CARSON CITY               NV     89706  SFD          8.375     6.500    $547.18      360   1-Jan-29        $71,900.19
7510637   TUCSON                    AZ     85710  SFD          8.625     6.500    $407.37      360   1-Feb-29        $52,344.08
7511099   TUCSON                    AZ     85701  MF2          8.000     6.500    $690.11      360   1-Jan-29        $93,923.36
7511622   CARMEL                    IN     46032  MF4          7.625     6.500  $1,291.02      360   1-Jan-29       $182,135.12
7511649   BETHLEHEM                 PA     18018  SFD          8.250     6.500    $321.54      360   1-Feb-29        $42,772.71
7512675   VANDERCOOK                MI     49203  SFD          8.500     6.500    $159.93      360   1-Feb-29        $20,787.40
7514557   MIDLAND                   TX     79705  SFD          8.500     6.500    $339.09      360   1-Jan-29        $44,046.38
7514682   BALDWIN                   WI     54002  SFD          8.125     6.500  $1,072.91      360   1-Feb-29       $144,405.48
7516355   LULING                    LA     70070  SFD          8.500     6.500    $207.61      360   1-Feb-29        $26,967.16
7517557   DALLAS                    TX     75224  SFD          8.000     6.500    $428.59      360   1-Jan-29        $58,331.36
7519663   NORTH CHARLESTON          SC     29406  SFD          8.500     6.500    $346.01      360   1-Jan-29        $44,945.29
7521024   NORTH LAS VEGAS           NV     89031  PUD          8.000     6.500    $668.97      360   1-Jan-29        $91,047.25
7522699   EUCLID                    OH     44123  MF2          8.250     6.500    $527.76      360   1-Jan-29        $70,159.33
7525988   TALLAHASSEE               FL     32303  SFD          8.375     6.500    $478.85      360   1-Feb-29        $62,960.84
7528290   SAN FRANCISCO             CA     94110  MF2          6.750     6.483  $2,957.61      360   1-Feb-29       $455,607.39
7528891   COLUMBUS                  OH     43223  SFD          8.125     6.500    $414.31      360   1-Feb-29        $55,763.50
7529897   CARMEL                    IN     46032  SFD          8.625     6.500  $2,770.49      360   1-Jan-29       $355,777.89
7533323   KERRVILLE                 TX     78028  SFD          8.625     6.500    $360.51      360   1-Jan-29        $46,295.06
7534974   MOBILE                    AL     36609  SFD          7.000     6.500    $532.24      360   1-Feb-29        $79,934.43
7535118   BUTLER                    NJ     07405  MF3          8.625     6.500    $933.35      360   1-Feb-29       $119,929.15
7535719   YUMA                      AZ     85364  MF4          8.250     6.500    $558.94      360   1-Jan-29        $74,304.79
7537317   IRVING                    TX     75061  MF4          8.750     6.500    $831.94      360   1-Feb-29       $105,689.15
7537994   GREEN BAY                 WI     54313  SFD          7.875     6.500    $674.31      360   1-Feb-29        $92,936.00
7538953   NEWMARKET                 NH     03857  MF4          7.750     6.500    $967.16      360   1-Feb-29       $134,904.71
7540395   GENOA                     NV     89411  SFD          8.500     6.500    $346.01      360   1-Feb-29        $44,972.74
7541547   DURYEA                    PA     18642  MF2          8.500     6.500    $284.50      360   1-Feb-29        $36,977.58
7547149   ATLANTA                   GA     30318  SFD          8.750     6.500    $453.14      360   1-Feb-29        $57,566.86
7547369   PORT ORCHARD              WA     98366  SFD          7.750     6.500    $496.47      360   1-Feb-29        $69,251.09
7549083   BASALT                    CO     81621  PUD          7.750     6.500  $1,208.95      360   1-Feb-29       $168,630.89
7552129   HALF MOON BAY             CA     94019  SFD          7.750     6.500  $2,256.70      360   1-Feb-29       $314,777.67
7552251   MERCER ISLAND             WA     98040  SFD          8.000     6.500  $3,209.49      360   1-Feb-29       $437,106.51
7553545   OCEAN CITY                NJ     08226  LCO          7.750     6.500  $3,008.93      360   1-Feb-29       $419,703.57
7560062   ATLANTA                   GA     30319  LCO          8.625     6.500    $476.01      360   1-Feb-29        $61,163.87
7561870   HAMMOND                   IN     46324  MF2          7.750     6.500    $544.47      360   1-Feb-29        $75,946.36
7565784   YUCAIPA                   CA     92399  SFD          8.000     6.500    $478.78      360   1-Feb-29        $65,206.22
7567330   CAPE CANAVERAL            FL     32920  SFD          8.375     6.500    $574.61      360   1-Feb-29        $75,553.02
7568372   SAN JOSE                  CA     95125  SFD          7.125     6.500  $2,155.90      360   1-Feb-29       $319,744.10
7569192   FLOWER MOUND              TX     75028  SFD          7.250     6.500  $1,445.67      360   1-Feb-29       $211,754.68
7573041   BAYFIELD                  CO     81122  SFD          7.875     6.500    $897.27      360   1-Mar-29       $123,750.00
7581361   ATLANTA                   GA     30318  SFD          8.750     6.500    $460.22      360   1-Feb-29        $58,466.34
7586047   ATLANTA                   GA     30309  LCO          7.750     6.500    $644.77      360   1-Feb-29        $89,936.48
7593832   LAS CRUCES                NM     88011  SFD          7.500     6.500  $2,485.71      360   1-Feb-29       $355,236.17

                                                                                                                $143,932,372.28


(i)       (x)    (xi)     (xii)      (xiii)   (xiv)     (xv)     (xvi)
--------  -----  -------  ---------  -------  --------  -------  --------

MORTGAGE                  MORTGAGE            T.O.P.    MASTER   FIXED
LOAN                      INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
NUMBER    LTV    SUBSIDY  CODE       FEE      LOAN      FEE      YIELD
--------  -----  -------  ---------  -------  --------  -------  --------
4749481   79.79                       0.250      0.017             0.858
4787992   74.98                       0.250      0.017             0.983
4805506   80.00                       0.250      0.017             0.983
4806209   27.85                       0.250      0.017             1.233
4827108   90.00                  11   0.250      0.017             1.483
4828233   85.00                  12   0.250      0.017             1.233
4831901   80.00                       0.250      0.017             0.733
4833755   74.99                       0.250      0.017             0.883
4840264   68.33                       0.250      0.017             1.608
4840547   70.00                       0.250      0.017             1.233
4840722   94.99                  12   0.250      0.017             0.358
4840936   85.00                  06   0.250      0.017             1.233
4841464   75.00                       0.250      0.017             0.733
4842554   90.00                  33   0.250      0.017             1.608
4846403   80.00                       0.250      0.017             0.000
4848162   66.02                       0.250      0.017             0.983
4848280   70.00                       0.250      0.017             1.108
4848797   90.00                  06   0.250      0.017             0.983
4849023   95.00                  17   0.250      0.017             1.233
4850409   67.23                       0.250      0.017             0.858
4850694   80.00                       0.250      0.017             1.108
4850915   80.00                       0.250      0.017             1.108
4851838   79.55                       0.250      0.017             0.983
4852040   90.00                  06   0.250      0.017             1.233
4852215   90.00                  06   0.250      0.017             0.733
4853135   80.00                       0.250      0.017             0.983
4856215   75.00                       0.250      0.017             0.733
4859539   50.67                       0.250      0.017             1.358
4859542   80.00                       0.250      0.017             0.983
4860116   80.00                       0.250      0.017             1.233
4860337   70.00                       0.250      0.017             0.733
4860928   76.67                       0.250      0.017             0.483
4861348   74.99                       0.250      0.017             0.483
4862256   90.00                  17   0.250      0.017             1.608
4862258   90.00                  17   0.250      0.017             1.608
4862586   70.00                       0.250      0.017             1.233
4862900   80.00                       0.250      0.017             0.000
4863046   63.99                       0.250      0.017             1.108
4863822   90.00                  12   0.250      0.017             1.233
4865355   86.32                  12   0.250      0.017             1.108
4865722   79.98                       0.250      0.017             0.358
4865897   89.10                  01   0.250      0.017             1.233
4866666   57.69                       0.250      0.017             0.608
4866681   79.78                       0.250      0.017             1.608
4867186   80.00                       0.250      0.017             0.608
4868246   90.00                  01   0.250      0.017             0.983
4868516   89.99                  17   0.250      0.017             0.983
4868595   90.00                  06   0.250      0.017             1.108
4869147   90.00                  01   0.250      0.017             1.108
4869186   90.00                  01   0.250      0.017             0.733
4869623   70.00                       0.250      0.017             1.608
4870543   58.62                       0.250      0.017             1.108
4871203   90.00                  17   0.250      0.017             0.983
4872055   83.57                  12   0.250      0.017             0.608
4873377   70.00                       0.250      0.017             0.483
4873554   80.00                       0.250      0.017             0.608
4874064   76.15                       0.250      0.017             0.233
4874755   80.00                       0.250      0.017             0.858
4875701   89.92                  13   0.250      0.017             1.108
4876350   75.00                       0.250      0.017             0.733
4877371   90.00                  06   0.250      0.017             0.983
4877498   90.00                  17   0.250      0.017             1.108
4878142   90.00                  17   0.250      0.017             0.983
4878143   68.37                       0.250      0.017             0.608
4878205   61.03                       0.250      0.017             0.733
4878445   75.00                       0.250      0.017             0.858
4879231   89.99                  33   0.250      0.017             1.233
4880174   54.92                       0.250      0.017             0.858
4880599   80.00                       0.250      0.017             0.733
4881508   54.95                       0.250      0.017             0.858
4882207   80.00                       0.250      0.017             1.108
4882565   80.00                       0.250      0.017             0.000
4882615   90.00                  17   0.250      0.017             1.108
4882648   79.95                       0.250      0.017             1.358
4882817   89.97                  12   0.250      0.017             1.608
4883026   65.63                       0.250      0.017             0.983
4883060   80.00                       0.250      0.017             0.108
4883250   69.00                       0.250      0.017             1.108
4883329   80.00                       0.250      0.017             0.608
4883633   90.00                  13   0.250      0.017             1.108
4883663   90.00                  06   0.250      0.017             1.858
4883932   69.99                       0.250      0.017             0.383
4884552   80.00                       0.250      0.017             0.733
4884816   84.97                  06   0.250      0.017             0.233
4886197   50.00                       0.250      0.017             0.608
4886819   90.00                  33   0.250      0.017             1.108
4886820   90.00                  33   0.250      0.017             1.108
4887271   80.00                       0.250      0.017             0.233
4887958   85.00                  33   0.250      0.017             0.983
4888044   89.09                  06   0.250      0.017             1.108
4888045   70.00                       0.250      0.017             0.733
4888445   85.00                  01   0.250      0.017             0.483
4888780   90.00                  33   0.250      0.017             0.858
4888982   89.99                  33   0.250      0.017             1.108
4889100   48.14                       0.250      0.017             0.983
4889160   77.78                       0.250      0.017             0.483
4889633   79.68                       0.250      0.017             0.733
4889996   79.97                       0.250      0.017             0.983
4890184   67.33                       0.250      0.017             0.000
4891138   80.00                       0.250      0.017             1.733
4892987   79.99                       0.250      0.017             0.733
4893249   80.00                       0.250      0.017             0.733
4893413   80.00                       0.250      0.017             0.608
4894114   80.00                       0.250      0.017             0.858
4895285   89.95                  06   0.250      0.017             1.358
4896144   70.00                       0.250      0.017             1.483
4896899   84.92                  01   0.250      0.017             1.483
4897517   90.00                  13   0.250      0.017             1.858
4897598   80.00                       0.250      0.017             1.108
4898144   77.78                       0.250      0.017             0.358
4898663   90.00                  17   0.250      0.017             0.733
4898676   90.00                  33   0.250      0.017             1.108
4898947   85.00                  33   0.250      0.017             1.733
4899368   90.00                  12   0.250      0.017             1.108
4899592   80.00                       0.250      0.017             0.733
4899920   75.00                       0.250      0.017             0.358
4900500   75.00                       0.250      0.017             1.483
4900597   70.00                       0.250      0.017             1.858
4900977   50.34                       0.250      0.017             0.733
4901135   66.64                       0.250      0.017             0.608
4901230   80.00                       0.250      0.017             0.733
4901837   94.65                  33   0.250      0.017             1.108
4901871   80.00                       0.250      0.017             1.733
4901913   80.00                       0.250      0.017             0.608
4901924   71.74                       0.250      0.017             0.983
4902414   66.13                       0.250      0.017             1.108
4902736   70.00                       0.250      0.017             1.483
4904139   95.00                  06   0.250      0.017             1.858
4904292   90.00                  17   0.250      0.017             1.108
4904621   90.00                  17   0.250      0.017             1.608
4904705   90.00                  12   0.250      0.017             0.983
4904760   89.97                  06   0.250      0.017             0.983
4904765   90.00                  06   0.250      0.017             0.858
4904821   80.00                       0.250      0.017             1.108
4905044   83.58                  33   0.250      0.017             0.858
4905995   79.97                       0.250      0.017             0.608
4906030   56.80                       0.250      0.017             1.358
4906298   80.00                       0.250      0.017             1.108
4906790   90.00                  06   0.250      0.017             1.983
4907178   58.64                       0.250      0.017             1.108
4907186   70.00                       0.250      0.017             0.000
4907189   55.33                       0.250      0.017             1.108
4907275   94.99                  11   0.250      0.017             1.233
4907394   90.00                  12   0.250      0.017             1.233
4907402   90.00                  17   0.250      0.017             1.858
4907504   80.00                       0.250      0.017             0.983
4907753   80.00                       0.250      0.017             1.108
4907772   95.00                  33   0.250      0.017             1.233
4908096   90.00                  17   0.250      0.017             1.858
4908221   80.00                       0.250      0.017             1.233
4908548   85.00                  01   0.250      0.017             1.108
4908849   90.00                  06   0.250      0.017             1.108
4908872   90.00                  01   0.250      0.017             1.233
4908965   89.87                  17   0.250      0.017             1.483
4909184   89.95                  33   0.250      0.017             1.483
4909255   80.00                       0.250      0.017             0.233
4909306   90.00                  33   0.250      0.017             0.983
4909375   80.00                       0.250      0.017             0.983
4909455   90.00                  13   0.250      0.017             1.608
4909963   73.80                       0.250      0.017             1.108
4910375   90.00                  17   0.250      0.017             1.858
4910594   80.00                       0.250      0.017             0.733
4910708   79.99                       0.250      0.017             0.733
4910961   80.00                       0.250      0.017             1.733
4911076   90.00                  06   0.250      0.017             1.983
4911254   70.00                       0.250      0.017             0.983
4911536   90.00                  12   0.250      0.017             1.483
4912706   85.00                  33   0.250      0.017             1.233
4912806   78.22                       0.250      0.017             1.358
4912936   80.00                       0.250      0.017             0.733
4912947   90.00                  12   0.250      0.017             1.858
4913027   89.13                  06   0.250      0.017             1.358
4913074   80.00                       0.250      0.017             0.733
4913240   85.00                  33   0.250      0.017             1.483
4913328   21.16                       0.250      0.017             0.608
4913330   46.82                       0.250      0.017             0.608
4913331   35.09                       0.250      0.017             0.608
4913332   51.93                       0.250      0.017             0.608
4913333   51.75                       0.250      0.017             0.608
4913334   51.43                       0.250      0.017             0.608
4913412   80.00                       0.250      0.017             1.608
4913974   89.98                  24   0.250      0.017             0.000
4914041   65.52                       0.250      0.017             1.483
4914044   69.77                       0.250      0.017             1.233
4914067   60.80                       0.250      0.017             1.108
4914652   85.00                  17   0.250      0.017             1.483
4914688   80.00                       0.250      0.017             0.858
4914759   80.00                       0.250      0.017             0.733
4915035   80.00                       0.250      0.017             1.108
4915226   61.35                       0.250      0.017             0.108
4915266   89.74                  33   0.250      0.017             1.483
4915656   65.00                       0.250      0.017             1.608
4915687   70.00                       0.250      0.017             1.608
4915748   90.00                  12   0.250      0.017             1.733
4915755   63.64                       0.250      0.017             0.608
4915947   90.00                  17   0.250      0.017             1.858
4915965   85.00                  06   0.250      0.017             1.483
4915985   90.00                  06   0.250      0.017             1.733
4917059   90.00                  33   0.250      0.017             1.483
4917463   37.01                       0.250      0.017             1.108
4917668   65.00                       0.250      0.017             1.983
4917710   74.67                       0.250      0.017             0.233
4917849   90.00                  33   0.250      0.017             1.108
4918158   85.00                  33   0.250      0.017             1.233
4919426   70.00                       0.250      0.017             1.483
4919780   80.00                       0.250      0.017             0.983
4920239   67.71                       0.250      0.017             0.733
4920600   90.00                  17   0.250      0.017             1.483
4920623   61.35                       0.250      0.017             1.483
4920672   90.00                  33   0.250      0.017             1.858
4920814   75.00                       0.250      0.017             1.608
4920945   80.00                       0.250      0.017             1.233
4921115   70.00                       0.250      0.017             0.483
4921148   95.00                  33   0.250      0.017             1.358
4921857   65.00                       0.250      0.017             1.608
4921983   90.00                  06   0.250      0.017             1.733
4922052   68.45                       0.250      0.017             0.608
4922242   90.00                  17   0.250      0.017             1.858
4922414   90.00                  17   0.250      0.017             1.358
4922545   80.00                       0.250      0.017             0.108
4922548   62.50                       0.250      0.017             1.108
4922978   80.00                       0.250      0.017             1.858
4922990   80.00                       0.250      0.017             1.858
4922998   80.00                       0.250      0.017             1.858
4923208   90.00                  33   0.250      0.017             1.983
4923263   90.00                  33   0.250      0.017             1.858
4923268   69.99                       0.250      0.017             1.483
4923312   70.00                       0.250      0.017             1.733
4923349   89.92                  01   0.250      0.017             1.858
4923391   75.00                       0.250      0.017             1.608
4923396   80.00                       0.250      0.017             1.233
4923754   80.00                       0.250      0.017             1.108
4923768   75.00                       0.250      0.017             0.983
4923855   89.74                  33   0.250      0.017             1.733
4924223   77.30                       0.250      0.017             0.733
4924231   75.00                       0.250      0.017             0.983
4924371   80.00                       0.250      0.017             1.233
4924421   80.00                       0.250      0.017             1.733
4924460   90.00                  17   0.250      0.017             1.983
4924540   80.00                       0.250      0.017             0.608
4924601   80.00                       0.250      0.017             1.483
4924630   80.00                       0.250      0.017             1.483
4924741   90.00                  17   0.250      0.017             1.483
4924768   90.00                  33   0.250      0.017             1.733
4924769   90.00                  24   0.250      0.017             1.733
4924819   90.00                  11   0.250      0.017             1.108
4924852   79.12                       0.250      0.017             0.108
4925090   80.00                       0.250      0.017             1.358
4925361   94.97                  33   0.250      0.017             1.858
4925633   89.93                  06   0.250      0.017             1.233
4925912   80.00                       0.250      0.017             1.608
4926452   85.00                  33   0.250      0.017             1.108
4926471   80.00                       0.250      0.017             1.608
4926626   51.42                       0.250      0.017             0.358
4926828   90.00                  17   0.250      0.017             1.608
4927014   90.00                  06   0.250      0.017             1.483
4927456   78.95                       0.250      0.017             0.858
4927563   80.00                       0.250      0.017             1.108
4927568   70.00                       0.250      0.017             1.108
4927628   50.67                       0.250      0.017             0.608
4927781   57.14                       0.250      0.017             0.108
4927828   89.99                  13   0.250      0.017             1.358
4927968   95.00                  06   0.250      0.017             0.983
4928011   90.00                  33   0.250      0.017             1.483
4928157   90.00                  17   0.250      0.017             1.983
4928307   80.00                       0.250      0.017             1.358
4928897   70.00                       0.250      0.017             1.358
4928946   90.00                  01   0.250      0.017             1.483
4929153   63.00                       0.250      0.017             1.358
4929155   70.00                       0.250      0.017             1.358
4929157   70.00                       0.250      0.017             1.358
4929351   89.96                  12   0.250      0.017             1.358
4929450   90.00                  33   0.250      0.017             1.358
4929900   75.00                       0.250      0.017             1.733
4929985   89.96                  11   0.250      0.017             1.483
4930070   90.00                  06   0.250      0.017             1.483
4930504   90.00                  17   0.250      0.017             1.733
4930724   80.00                       0.250      0.017             1.608
4930951   90.00                  33   0.250      0.017             1.358
4931621   90.00                  11   0.250      0.017             1.358
4931997   90.00                  17   0.250      0.017             0.483
4932199   70.00                       0.250      0.017             1.483
4932465   80.00                       0.250      0.017             0.858
4932681   89.44                  12   0.250      0.017             1.733
4932718   90.00                  33   0.250      0.017             1.858
4932773   90.00                  33   0.250      0.017             1.108
4933283   70.00                       0.250      0.017             1.983
4933349   50.00                       0.250      0.017             1.483
4933415   95.00                  33   0.250      0.017             1.483
4935509   78.11                       0.250      0.017             0.733
4935521   72.22                       0.250      0.017             0.858
4935529   80.00                       0.250      0.017             0.733
4935547   56.67                       0.250      0.017             0.608
4935556   64.10                       0.250      0.017             0.608
4935562   74.93                       0.250      0.017             0.858
4935569   80.00                       0.250      0.017             0.733
4935579   74.52                       0.250      0.017             0.608
4935600   75.00                       0.250      0.017             0.608
4935613   79.97                       0.250      0.017             0.858
4935633   80.00                       0.250      0.017             0.858
4935645   79.99                       0.250      0.017             0.858
4935693   79.68                       0.250      0.017             0.858
4935700   75.00                       0.250      0.017             0.733
4935759   74.77                       0.250      0.017             1.233
4935785   67.11                       0.250      0.017             1.233
4935797   66.12                       0.250      0.017             1.983
4935818   80.00                       0.250      0.017             1.733
4935834   64.50                       0.250      0.017             1.483
4935839   90.00                  13   0.250      0.017             1.733
4935844   80.00                       0.250      0.017             0.983
4935898   74.94                       0.250      0.017             1.608
4935917   80.00                       0.250      0.017             1.608
4935920   80.00                       0.250      0.017             1.233
4935949   80.00                       0.250      0.017             0.983
4935972   74.99                       0.250      0.017             0.983
4935985   80.00                       0.250      0.017             0.983
4936047   65.00                       0.250      0.017             0.858
4936058   85.00                  01   0.250      0.017             0.983
4936079   75.00                       0.250      0.017             1.608
4936134   47.14                       0.250      0.017             0.858
4936312   73.40                       0.250      0.017             1.108
4937304   90.00                  17   0.250      0.017             1.733
4937384   70.00                       0.250      0.017             1.358
4937479   56.80                       0.250      0.017             1.233
4937549   80.00                       0.250      0.017             1.358
4937717   90.00                  17   0.250      0.017             1.483
4937779   39.58                       0.250      0.017             1.483
4938638   93.52                  13   0.250      0.017             0.358
4939128   90.00                  17   0.250      0.017             1.733
4939592   80.00                       0.250      0.017             1.358
4939630   79.99                       0.250      0.017             0.858
4939640   70.00                       0.250      0.017             1.483
4939648   68.25                       0.250      0.017             0.983
4940124   90.00                  17   0.250      0.017             1.733
4940470   80.00                       0.250      0.017             0.858
4940681   80.00                       0.250      0.017             0.983
4940757   69.72                       0.250      0.017             1.233
4941040   66.23                       0.250      0.017             1.233
4941054   47.27                       0.250      0.017             1.233
4941062   94.76                  17   0.250      0.017             0.733
4941692   75.00                       0.250      0.017             1.483
4941800   90.00                  17   0.250      0.017             1.733
4941805   89.94                  17   0.250      0.017             1.483
4942079   75.00                       0.250      0.017             0.983
4942214   80.00                       0.250      0.017             0.983
4942269   79.99                       0.250      0.017             1.483
4942746   85.00                  17   0.250      0.017             1.233
4942795   90.00                  33   0.250      0.017             1.483
4942910   75.00                       0.250      0.017             0.983
4943100   90.00                  33   0.250      0.017             1.858
4943392   68.93                       0.250      0.017             0.858
4943435   64.15                       0.250      0.017             0.608
4943648   80.00                       0.250      0.017             1.858
4944033   80.00                       0.250      0.017             1.233
4944689   89.99                  12   0.250      0.017             1.733
4945091   95.00                  01   0.250      0.017             1.733
4945445   88.98                  33   0.250      0.017             1.608
4945555   90.00                  17   0.250      0.017             1.608
4945568   70.00                       0.250      0.017             0.983
4945927   90.00                  17   0.250      0.017             1.108
4946301   80.00                       0.250      0.017             0.983
4947547   79.98                       0.250      0.017             0.733
4948198   67.79                       0.250      0.017             0.733
4948257   89.96                  12   0.250      0.017             1.608
4948518   90.00                  12   0.250      0.017             1.858
4949216   73.58                       0.250      0.017             0.983
4949355   89.98                  33   0.250      0.017             1.483
4949418   90.00                  17   0.250      0.017             0.983
4949457   66.15                       0.250      0.017             1.483
4949722   52.92                       0.250      0.017             0.858
4950516   75.00                       0.250      0.017             0.733
4950634   90.00                  01   0.250      0.017             1.983
4951164   80.00                       0.250      0.017             0.858
4951166   80.00                       0.250      0.017             0.858
4951167   80.00                       0.250      0.017             0.858
4951746   82.79                  33   0.250      0.017             0.858
4951797   70.00                       0.250      0.017             1.483
4952928   80.00                       0.250      0.017             1.108
4953770   80.00                       0.250      0.017             0.000
4953902   70.00                       0.250      0.017             0.983
4953907   80.00                       0.250      0.017             1.108
4955023   85.00                  17   0.250      0.017             1.358
4955738   90.00                  33   0.250      0.017             0.983
4955798   90.00                  33   0.250      0.017             1.108
4955885   80.00                       0.250      0.017             0.858
4956131   85.00                  17   0.250      0.017             0.733
4956524   80.00                       0.250      0.017             1.233
4958241   75.00                       0.250      0.017             1.358
4958328   95.00                  17   0.250      0.017             1.483
4958331   94.99                  17   0.250      0.017             1.108
4958737   80.00                       0.250      0.017             0.858
4960037   69.91                       0.250      0.017             1.483
4961877   87.63                  06   0.250      0.017             1.233
4962024   80.00                       0.250      0.017             0.983
4962434   74.97                       0.250      0.017             1.858
4964206   65.00                       0.250      0.017             1.108
4964330   70.00                       0.250      0.017             0.983
4964876   80.00                       0.250      0.017             0.983
4964894   74.58                       0.250      0.017             1.483
4965668   72.63                       0.250      0.017             1.483
4966222   90.00                  12   0.250      0.017             1.483
4968796   90.00                  06   0.250      0.017             0.733
4968804   90.00                  12   0.250      0.017             1.358
4969469   74.29                       0.250      0.017             1.108
4970116   79.00                       0.250      0.017             0.000
4970923   60.18                       0.250      0.017             0.608
6519576   80.00                       0.250      0.017             0.358
6608518   67.03                       0.250      0.017             0.108
6615403   79.08                       0.250      0.017             1.233
6726982   80.00                       0.250      0.017             0.483
6736914   79.96                       0.250      0.017             0.000
6754593   75.35                       0.250      0.017             0.483
6805925   90.00                  17   0.250      0.017             1.108
6810004   80.00                       0.250      0.017             0.483
6889730   80.00                       0.250      0.017             0.358
6894723   79.99                       0.250      0.017             0.858
6917097   90.00                  11   0.250      0.017             1.108
6917627   80.00                       0.250      0.017             0.000
6917687   92.00                  17   0.250      0.017             0.608
6919102   72.92                       0.250      0.017             0.733
6920499   79.99                       0.250      0.017             0.108
6925576   80.00                       0.250      0.017             0.233
6927471   80.00                       0.250      0.017             0.108
6932632   80.00                       0.250      0.017             0.108
6932648   79.99                       0.250      0.017             0.108
6932909   80.00                       0.250      0.017             0.108
6938883   80.00                       0.250      0.017             0.483
6945781   79.61                       0.250      0.017             0.000
6946780   79.99                       0.250      0.017             0.358
6950032   80.00                       0.250      0.017             1.108
6952474   80.00                       0.250      0.017             0.233
6957877   80.00                       0.250      0.017             0.000
6958188   95.00                  17   0.250      0.017             0.858
6963203   80.00                       0.250      0.017             0.733
6967073   85.00                  11   0.250      0.017             1.233
6979024   90.00                  17   0.250      0.017             1.358
6984362   43.82                       0.250      0.017             0.983
6984613   79.99                       0.250      0.017             0.608
7001519   80.00                       0.250      0.017             0.108
7004532   80.00                       0.250      0.017             0.483
7026675   76.96                       0.250      0.017             0.858
7031698   80.00                       0.250      0.017             1.108
7046519   74.07                       0.250      0.017             0.733
7051659   95.00                  11   0.250      0.017             1.233
7056658   85.00                  13   0.250      0.017             0.733
7057830   79.99                       0.250      0.017             0.608
7059121   35.51                       0.250      0.017             0.483
7060728   80.00                       0.250      0.017             0.733
7065131   80.00                       0.250      0.017             0.608
7066020   79.99                       0.250      0.017             0.483
7073627   75.00                       0.250      0.017             1.108
7075058   80.00                       0.250      0.017             0.608
7076084   80.00                       0.250      0.017             0.108
7079191   34.89                       0.250      0.017             0.733
7081015   68.52                       0.250      0.017             1.233
7084789   75.59                       0.250      0.017             0.858
7091255   75.61                       0.250      0.017             0.733
7100996   90.00                  11   0.250      0.017             0.983
7101154   75.00                       0.250      0.017             1.483
7102173   80.00                       0.250      0.017             0.483
7102556   80.00                       0.250      0.017             1.233
7103758   90.00                  06   0.250      0.017             0.858
7110209   79.99                       0.250      0.017             0.733
7112676   80.00                       0.250      0.017             0.733
7113997   80.00                       0.250      0.017             0.733
7117016   80.00                       0.250      0.017             1.233
7117470   79.99                       0.250      0.017             0.733
7121359   78.79                       0.250      0.017             0.858
7121918   79.99                       0.250      0.017             0.108
7122981   90.00                  12   0.250      0.017             1.358
7123044   90.00                  17   0.250      0.017             0.733
7124057   80.00                       0.250      0.017             0.983
7125516   86.60                  17   0.250      0.017             1.358
7125543   90.00                  06   0.250      0.017             0.358
7126443   70.00                       0.250      0.017             1.233
7127476   80.00                       0.250      0.017             0.733
7127617   73.37                       0.250      0.017             1.233
7128547   61.35                       0.250      0.017             0.858
7129385   77.93                       0.250      0.017             0.858
7129410   95.00                  17   0.250      0.017             0.858
7130583   85.00                  06   0.250      0.017             0.858
7130797   80.00                       0.250      0.017             0.608
7131385   80.00                       0.250      0.017             0.858
7131591   73.68                       0.250      0.017             0.233
7134820   80.00                       0.250      0.017             0.983
7135038   90.00                  16   0.250      0.017             1.608
7135147   80.00                       0.250      0.017             0.608
7135243   80.00                       0.250      0.017             0.858
7136688   90.00                  11   0.250      0.017             1.108
7138657   72.38                       0.250      0.017             0.858
7138699   80.00                       0.250      0.017             1.108
7143896   56.25                       0.250      0.017             1.358
7144342   80.00                       0.250      0.017             1.358
7144941   68.06                       0.250      0.017             0.483
7146375   80.00                       0.250      0.017             1.108
7146804   80.00                       0.250      0.017             0.733
7151964   79.99                       0.250      0.017             1.358
7152744   80.00                       0.250      0.017             1.108
7164729   70.00                       0.250      0.017             0.983
7166288   80.00                       0.250      0.017             0.858
7166988   61.22                       0.250      0.017             1.108
7167937   80.00                       0.250      0.017             0.858
7169441   79.99                       0.250      0.017             0.733
7169736   55.00                       0.250      0.017             0.733
7169788   80.00                       0.250      0.017             0.983
7177204   80.00                       0.250      0.017             0.233
7180302   78.16                       0.250      0.017             0.733
7180621   90.00                  33   0.250      0.017             0.858
7180628   90.00                  33   0.250      0.017             0.733
7184982   90.00                  06   0.250      0.017             1.233
7186515   79.99                       0.250      0.017             0.108
7186618   79.99                       0.250      0.017             0.733
7187342   75.00                       0.250      0.017             0.483
7187631   80.00                       0.250      0.017             0.608
7188163   70.00                       0.250      0.017             1.108
7188356   80.00                       0.250      0.017             0.608
7188833   57.01                       0.250      0.017             0.483
7189124   75.66                       0.250      0.017             0.233
7189703   90.00                  12   0.250      0.017             0.733
7189745   59.05                       0.250      0.017             0.983
7192609   95.00                  24   0.250      0.017             0.483
7192878   80.00                       0.250      0.017             0.358
7195220   50.00                       0.250      0.017             0.733
7196221   94.93                  06   0.250      0.017             1.108
7198164   69.95                       0.250      0.017             0.983
7198721   70.79                       0.250      0.017             1.358
7200436   80.00                       0.250      0.017             0.108
7200518   63.78                       0.250      0.017             0.983
7203049   80.00                       0.250      0.017             0.233
7204571   80.00                       0.250      0.017             0.733
7204928   70.00                       0.250      0.017             1.108
7205006   90.00                  01   0.250      0.017             1.483
7205503   79.89                       0.250      0.017             1.608
7206207   90.00                  11   0.250      0.017             0.233
7206973   80.00                       0.250      0.017             0.483
7207460   80.00                       0.250      0.017             0.858
7207918   78.10                       0.250      0.017             0.733
7208952   90.00                  33   0.250      0.017             0.733
7212539   74.39                       0.250      0.017             1.483
7212903   60.67                       0.250      0.017             1.358
7214823   80.00                       0.250      0.017             1.233
7215405   74.37                       0.250      0.017             0.733
7216177   75.00                       0.250      0.017             0.983
7220738   80.00                       0.250      0.017             0.983
7221099   80.00                       0.250      0.017             0.483
7221231   90.00                  06   0.250      0.017             1.358
7221331   80.00                       0.250      0.017             1.108
7223823   79.98                       0.250      0.017             1.108
7223899   89.99                  33   0.250      0.017             1.608
7225128   90.00                  11   0.250      0.017             1.233
7226010   60.00                       0.250      0.017             0.608
7227274   80.00                       0.250      0.017             1.483
7229336   80.00                       0.250      0.017             0.483
7229999   80.00                       0.250      0.017             0.858
7230115   79.99                       0.250      0.017             0.733
7231255   79.98                       0.250      0.017             1.108
7232285   71.32                       0.250      0.017             0.483
7232597   80.00                       0.250      0.017             0.608
7232634   57.39                       0.250      0.017             1.483
7232730   78.13                       0.250      0.017             1.108
7232734   80.00                       0.250      0.017             0.983
7233265   90.00                  12   0.250      0.017             1.483
7233756   80.00                       0.250      0.017             0.483
7234103   90.00                  01   0.250      0.017             1.108
7234150   90.00                  01   0.250      0.017             0.983
7234162   75.00                       0.250      0.017             0.858
7234542   80.00                       0.250      0.017             0.483
7234577   71.67                       0.250      0.017             0.983
7237248   54.84                       0.250      0.017             0.733
7238361   90.00                  17   0.250      0.017             1.108
7239593   78.68                       0.250      0.017             0.858
7242469   80.00                       0.250      0.017             0.983
7248911   80.00                       0.250      0.017             0.983
7250994   45.14                       0.250      0.017             0.983
7251557   80.00                       0.250      0.017             1.108
7257641   70.00                       0.250      0.017             1.108
7257733   90.00                  17   0.250      0.017             1.233
7258903   80.00                       0.250      0.017             0.983
7261617   90.00                  33   0.250      0.017             1.483
7261952   79.47                       0.250      0.017             1.483
7261990   80.00                       0.250      0.017             0.608
7264569   95.00                  17   0.250      0.017             1.108
7267137   75.00                       0.250      0.017             0.733
7270265   54.27                       0.250      0.017             0.108
7270524   90.00                  01   0.250      0.017             1.358
7270585   79.18                       0.250      0.017             1.733
7271033   90.00                  24   0.250      0.017             0.608
7276275   18.49                       0.250      0.017             0.858
7276390   80.00                       0.250      0.017             0.858
7276777   89.59                  11   0.250      0.017             1.233
7276967   80.00                       0.250      0.017             0.108
7277176   78.60                       0.250      0.017             0.983
7280325   90.00                  17   0.250      0.017             1.233
7281214   80.00                       0.250      0.017             1.358
7282182   80.00                       0.250      0.017             0.733
7283040   79.98                       0.250      0.017             0.983
7284134   80.00                       0.250      0.017             0.858
7284631   62.41                       0.250      0.017             0.483
7285332   80.00                       0.250      0.017             0.608
7285495   80.00                       0.250      0.017             0.983
7285733   57.51                       0.250      0.017             0.483
7286745   80.00                       0.250      0.017             1.233
7287443   70.00                       0.250      0.017             0.608
7289095   80.00                       0.250      0.017             0.733
7289772   80.00                       0.250      0.017             1.233
7290836   90.00                  16   0.250      0.017             1.858
7290987   75.00                       0.250      0.017             0.608
7291530   80.00                       0.250      0.017             1.483
7292166   80.00                       0.250      0.017             0.983
7293264   80.00                       0.250      0.017             0.733
7294383   80.00                       0.250      0.017             0.483
7296933   75.00                       0.250      0.017             1.358
7296984   80.00                       0.250      0.017             0.233
7299318   70.00                       0.250      0.017             0.983
7300233   90.00                  01   0.250      0.017             1.733
7300288   80.00                       0.250      0.017             0.483
7302026   80.00                       0.250      0.017             0.483
7302247   80.00                       0.250      0.017             1.358
7302803   63.98                       0.250      0.017             0.858
7302918   85.00                  06   0.250      0.017             1.108
7308727   65.00                       0.250      0.017             0.983
7311435   70.00                       0.250      0.017             0.108
7311470   79.99                       0.250      0.017             0.483
7311606   90.00                  17   0.250      0.017             1.483
7311718   61.92                       0.250      0.017             1.108
7311766   76.82                       0.250      0.017             0.733
7312121   53.13                       0.250      0.017             1.483
7312346   95.00                  11   0.250      0.017             1.108
7312875   65.00                       0.250      0.017             1.733
7312947   79.50                       0.250      0.017             0.858
7313048   24.57                       0.250      0.017             0.733
7313676   65.00                       0.250      0.017             1.733
7314285   75.66                       0.250      0.017             0.233
7314440   58.96                       0.250      0.017             0.733
7314570   63.59                       0.250      0.017             0.608
7314656   88.89                  12   0.250      0.017             1.858
7314876   80.00                       0.250      0.017             0.608
7315151   75.00                       0.250      0.017             1.108
7316106   79.42                       0.250      0.017             0.483
7316375   75.00                       0.250      0.017             0.733
7316516   68.62                       0.250      0.017             0.483
7318564   70.00                       0.250      0.017             0.858
7320330   80.00                       0.250      0.017             0.483
7321271   65.00                       0.250      0.017             1.733
7321328   55.00                       0.250      0.017             0.733
7322264   80.00                       0.250      0.017             0.983
7322585   32.60                       0.250      0.017             0.858
7322835   70.83                       0.250      0.017             1.233
7323820   80.00                       0.250      0.017             0.733
7324671   90.00                  06   0.250      0.017             1.108
7325223   70.00                       0.250      0.017             0.983
7325397   90.00                  17   0.250      0.017             1.983
7325962   80.00                       0.250      0.017             0.983
7327119   56.09                       0.250      0.017             0.983
7327672   80.00                       0.250      0.017             0.858
7327697   70.00                       0.250      0.017             1.483
7328199   61.54                       0.250      0.017             1.108
7329325   90.00                  06   0.250      0.017             0.858
7329567   79.99                       0.250      0.017             0.000
7329687   69.70                       0.250      0.017             1.108
7330256   57.47                       0.250      0.017             1.108
7331290   80.00                       0.250      0.017             1.108
7336673   90.00                  11   0.250      0.017             0.983
7337118   65.00                       0.250      0.017             0.733
7338336   55.56                       0.250      0.017             0.608
7338369   60.00                       0.250      0.017             1.108
7341681   57.93                       0.250      0.017             0.983
7342862   93.42                  17   0.250      0.017             1.733
7345228   41.59                       0.250      0.017             0.858
7345687   70.00                       0.250      0.017             0.983
7345902   80.00                       0.250      0.017             0.983
7346009   80.00                       0.250      0.017             0.358
7347065   95.00                  01   0.250      0.017             1.108
7347394   80.00                       0.250      0.017             0.000
7347660   80.00                       0.250      0.017             0.483
7348593   63.27                       0.250      0.017             0.983
7350203   60.00                       0.250      0.017             1.483
7350696   47.06                       0.250      0.017             1.358
7350924   80.00                       0.250      0.017             0.000
7352769   67.02                       0.250      0.017             0.608
7353980   75.00                       0.250      0.017             0.983
7354879   90.00                  11   0.250      0.017             0.858
7356338   90.00                  17   0.250      0.017             0.858
7357153   61.86                       0.250      0.017             1.233
7357599   80.00                       0.250      0.017             1.733
7361137   69.13                       0.250      0.017             1.108
7361239   69.13                       0.250      0.017             1.108
7361340   69.13                       0.250      0.017             1.108
7361614   90.00                  24   0.250      0.017             1.108
7362330   90.00                  06   0.250      0.017             1.483
7364070   73.89                       0.250      0.017             0.858
7364238   90.00                  33   0.250      0.017             1.108
7364710   73.85                       0.250      0.017             0.483
7364742   80.00                       0.250      0.017             1.608
7364801   80.00                       0.250      0.017             0.608
7365425   65.00                       0.250      0.017             0.000
7365954   80.00                       0.250      0.017             0.858
7367083   80.00                       0.250      0.017             0.983
7367148   68.31                       0.250      0.017             1.108
7367448   80.00                       0.250      0.017             1.108
7368491   77.78                       0.250      0.017             0.983
7370700   80.00                       0.250      0.017             0.233
7370780   90.00                  01   0.250      0.017             0.983
7370847   90.00                  01   0.250      0.017             1.108
7370940   77.65                       0.250      0.017             1.108
7371137   80.00                       0.250      0.017             1.983
7371157   74.07                       0.250      0.017             1.108
7372362   79.99                       0.250      0.017             1.983
7372533   70.79                       0.250      0.017             0.733
7373893   80.00                       0.250      0.017             0.983
7375130   79.90                       0.250      0.017             1.233
7375193   42.11                       0.250      0.017             1.108
7376102   70.00                       0.250      0.017             0.983
7376169   70.00                       0.250      0.017             0.983
7376817   80.00                       0.250      0.017             0.983
7377149   80.00                       0.250      0.017             0.108
7377499   90.00                  33   0.250      0.017             1.108
7378119   95.00                  01   0.250      0.017             1.733
7380076   80.00                       0.250      0.017             1.108
7380466   95.00                  01   0.250      0.017             1.983
7380775   64.10                       0.250      0.017             0.983
7380899   90.00                  16   0.250      0.017             1.608
7381063   89.86                  11   0.250      0.017             1.483
7381127   80.00                       0.250      0.017             0.983
7381174   90.00                  17   0.250      0.017             1.983
7381765   80.00                       0.250      0.017             0.483
7382129   80.00                       0.250      0.017             0.983
7382595   60.57                       0.250      0.017             0.983
7383047   76.55                       0.250      0.017             1.483
7383179   85.00                  33   0.250      0.017             0.608
7383194   79.83                       0.250      0.017             1.233
7384828   79.99                       0.250      0.017             0.983
7385948   80.00                       0.250      0.017             1.233
7387196   65.93                       0.250      0.017             1.108
7388720   89.23                  33   0.250      0.017             1.608
7393964   90.00                  17   0.250      0.017             1.108
7396350   90.00                  13   0.250      0.017             1.358
7397359   80.00                       0.250      0.017             1.108
7397709   80.00                       0.250      0.017             0.608
7398009   65.00                       0.250      0.017             0.733
7399816   53.76                       0.250      0.017             0.483
7401226   90.00                  01   0.250      0.017             1.983
7402044   90.00                  33   0.250      0.017             1.983
7402108   75.27                       0.250      0.017             0.733
7402897   80.00                       0.250      0.017             0.858
7404837   80.00                       0.250      0.017             0.108
7405171   80.00                       0.250      0.017             1.358
7405514   80.00                       0.250      0.017             1.108
7405542   78.46                       0.250      0.017             0.608
7405883   79.99                       0.250      0.017             0.983
7406375   50.00                       0.250      0.017             0.983
7407145   90.00                  17   0.250      0.017             1.983
7407444   80.00                       0.250      0.017             0.858
7407498   65.00                       0.250      0.017             1.108
7408337   62.50                       0.250      0.017             1.108
7410109   95.00                  01   0.250      0.017             0.733
7410133   58.62                       0.250      0.017             1.358
7411425   79.99                       0.250      0.017             0.358
7411610   80.00                       0.250      0.017             0.858
7412149   75.00                       0.250      0.017             1.233
7413286   55.94                       0.250      0.017             0.983
7413414   80.00                       0.250      0.017             0.733
7414053   80.00                       0.250      0.017             0.983
7414215   78.50                       0.250      0.017             0.983
7414280   78.50                       0.250      0.017             0.983
7414530   80.00                       0.250      0.017             0.983
7414564   80.00                       0.250      0.017             0.983
7416459   90.00                  17   0.250      0.017             1.483
7416461   90.00                  33   0.250      0.017             1.733
7416463   90.00                  11   0.250      0.017             1.733
7418375   70.00                       0.250      0.017             0.983
7418663   88.24                  17   0.250      0.017             0.733
7420604   79.36                       0.250      0.017             1.108
7422231   80.00                       0.250      0.017             0.858
7424662   49.06                       0.250      0.017             1.108
7425054   75.00                       0.250      0.017             1.608
7425145   80.00                       0.250      0.017             1.733
7426106   80.00                       0.250      0.017             1.108
7426982   80.00                       0.250      0.017             0.108
7427575   80.00                       0.250      0.017             1.733
7430277   64.89                       0.250      0.017             0.983
7430368   80.00                       0.250      0.017             0.233
7430494   90.00                  17   0.250      0.017             1.483
7431128   94.99                  17   0.250      0.017             1.108
7431842   80.00                       0.250      0.017             0.000
7432370   70.00                       0.250      0.017             1.233
7433169   90.00                  06   0.250      0.017             1.108
7433348   90.00                  16   0.250      0.017             1.858
7434684   80.00                       0.250      0.017             0.108
7437189   80.00                       0.250      0.017             1.983
7437232   89.93                  33   0.250      0.017             1.733
7439081   95.00                  24   0.250      0.017             0.608
7439627   90.00                  01   0.250      0.017             1.858
7440406   42.86                       0.250      0.017             0.233
7441472   74.93                       0.250      0.017             1.108
7441650   89.97                  17   0.250      0.017             1.608
7442569   80.00                       0.250      0.017             1.108
7444767   90.00                  06   0.250      0.017             1.858
7445476   90.00                  01   0.250      0.017             1.108
7446835   80.00                       0.250      0.017             1.108
7447401   90.00                  17   0.250      0.017             1.858
7448089   89.99                  33   0.250      0.017             1.733
7448260   78.95                       0.250      0.017             0.983
7448763   94.65                  17   0.250      0.017             1.483
7448933   90.00                  01   0.250      0.017             1.358
7449063   76.75                       0.250      0.017             1.108
7449938   58.10                       0.250      0.017             1.233
7450663   75.00                       0.250      0.017             1.608
7450797   90.00                  06   0.250      0.017             1.233
7451233   70.00                       0.250      0.017             1.233
7452218   75.00                       0.250      0.017             1.858
7453503   55.00                       0.250      0.017             1.858
7453517   78.87                       0.250      0.017             1.233
7453858   68.75                       0.250      0.017             1.233
7454074   90.00                  01   0.250      0.017             1.858
7454429   88.75                  17   0.250      0.017             1.733
7454472   90.00                  01   0.250      0.017             1.733
7456190   90.00                  01   0.250      0.017             1.983
7456718   80.00                       0.250      0.017             1.608
7457069   90.00                  17   0.250      0.017             1.733
7457105   90.00                  17   0.250      0.017             1.858
7458174   90.00                  11   0.250      0.017             1.733
7458543   90.00                  12   0.250      0.017             1.858
7459134   90.00                  33   0.250      0.017             1.608
7459950   75.00                       0.250      0.017             1.608
7460078   60.00                       0.250      0.017             1.858
7460086   60.00                       0.250      0.017             1.858
7460100   51.96                       0.250      0.017             1.858
7460108   60.00                       0.250      0.017             1.858
7460113   60.00                       0.250      0.017             1.858
7460957   72.50                       0.250      0.017             1.233
7462239   55.84                       0.250      0.017             1.108
7463433   75.00                       0.250      0.017             0.983
7463536   64.00                       0.250      0.017             0.858
7463691   79.99                       0.250      0.017             1.858
7463796   90.00                  01   0.250      0.017             1.108
7463900   80.00                       0.250      0.017             1.233
7465386   79.92                       0.250      0.017             0.983
7465411   75.00                       0.250      0.017             1.608
7465828   80.00                       0.250      0.017             0.983
7465930   69.98                       0.250      0.017             0.608
7465945   90.00                  33   0.250      0.017             1.983
7465989   37.89                       0.250      0.017             1.233
7468179   89.98                  17   0.250      0.017             1.983
7469701   80.00                       0.250      0.017             0.983
7471180   40.37                       0.250      0.017             1.233
7471514   90.00                  01   0.250      0.017             1.983
7471628   80.00                       0.250      0.017             0.608
7475998   53.10                       0.250      0.017             0.983
7476366   69.59                       0.250      0.017             0.608
7477214   90.00                  17   0.250      0.017             1.608
7479866   80.00                       0.250      0.017             0.000
7481423   89.96                  06   0.250      0.017             1.608
7481938   80.00                       0.250      0.017             0.983
7481941   90.00                  17   0.250      0.017             1.733
7486598   65.22                       0.250      0.017             0.733
7486972   35.00                       0.250      0.017             1.983
7489271   80.00                       0.250      0.017             1.483
7489291   65.00                       0.250      0.017             1.608
7489860   89.99                  33   0.250      0.017             1.983
7489870   89.99                  16   0.250      0.017             1.983
7489874   89.99                  17   0.250      0.017             1.983
7489879   89.99                  17   0.250      0.017             1.983
7490946   41.82                       0.250      0.017             1.858
7493028   77.55                       0.250      0.017             0.983
7493554   70.00                       0.250      0.017             1.233
7495563   80.00                       0.250      0.017             1.358
7495946   79.99                       0.250      0.017             1.733
7502160   59.09                       0.250      0.017             0.483
7502452   80.00                       0.250      0.017             0.358
7504135   31.69                       0.250      0.017             1.233
7504813   90.00                  11   0.250      0.017             1.983
7507672   80.00                       0.250      0.017             1.233
7507923   80.00                       0.250      0.017             0.733
7508022   89.99                  01   0.250      0.017             1.483
7508919   90.00                  06   0.250      0.017             1.858
7509880   90.00                  33   0.250      0.017             1.608
7510637   79.96                       0.250      0.017             1.858
7511099   90.00                  17   0.250      0.017             1.233
7511622   80.00                       0.250      0.017             0.858
7511649   89.92                  06   0.250      0.017             1.483
7512675   40.78                       0.250      0.017             1.733
7514557   90.00                  17   0.250      0.017             1.733
7514682   62.83                       0.250      0.017             1.358
7516355   90.00                  06   0.250      0.017             1.733
7517557   90.00                  17   0.250      0.017             1.233
7519663   90.00                  17   0.250      0.017             1.733
7521024   89.47                  17   0.250      0.017             1.233
7522699   89.95                  06   0.250      0.017             1.483
7525988   90.00                  17   0.250      0.017             1.608
7528290   80.00                       0.250      0.017             0.000
7528891   90.00                  06   0.250      0.017             1.358
7529897   79.87                       0.250      0.017             1.858
7533323   90.00                  17   0.250      0.017             1.858
7534974   69.03                       0.250      0.017             0.233
7535118   80.00                       0.250      0.017             1.858
7535719   80.00                       0.250      0.017             1.483
7537317   90.00                  17   0.250      0.017             1.983
7537994   51.50                       0.250      0.017             1.108
7538953   90.00                  17   0.250      0.017             0.983
7540395    9.68                       0.250      0.017             1.733
7541547   89.81                  13   0.250      0.017             1.733
7547149   90.00                  17   0.250      0.017             1.983
7547369   90.00                  17   0.250      0.017             0.983
7549083   75.00                       0.250      0.017             0.983
7552129   63.00                       0.250      0.017             0.983
7552251   60.00                       0.250      0.017             1.233
7553545   75.00                       0.250      0.017             0.983
7560062   90.00                  17   0.250      0.017             1.858
7561870   80.00                       0.250      0.017             0.983
7565784   90.00                  17   0.250      0.017             1.233
7567330   90.00                  33   0.250      0.017             1.608
7568372   80.00                       0.250      0.017             0.358
7569192   80.00                       0.250      0.017             0.483
7573041   75.00                       0.250      0.017             1.108
7581361   90.00                  01   0.250      0.017             1.983
7586047   33.46                       0.250      0.017             0.983
7593832   63.94                       0.250      0.017             0.733



COUNT:                 918
WAC:           7.742570513
WAM:           356.9500729
WALTV:         77.11350757

                                  EXHIBIT F-3A

        [Schedule of Group I Mortgage Loans Serviced by Other Servicers]

  (i)                    (ii)                  (iii)       (iv)       (v)        (vi)       (vii)      (viii)          (ix)
--------   --------------------------------   --------   --------   --------   ---------   --------   ---------    -------------
                                                                      NET                                             CUT-OFF
MORTGAGE                                                 MORTGAGE   MORTGAGE    CURRENT    ORIGINAL   SCHEDULED        DATE
  LOAN                                 ZIP    PROPERTY   INTEREST   INTEREST    MONTHLY    TERM TO    MATURITY       PRINCIPAL
 NUMBER          CITY         STATE   CODE      TYPE       RATE       RATE      PAYMENT    MATURITY     DATE          BALANCE
--------   ----------------   -----   -----   --------   --------   --------   ---------   --------   ---------   --------------

4929911    ROYAL PALM BEACH    FL     33411     LCO       7.000      6.500     $  314.60     180      1-Oct-13    $    34,441.35
4959973    PHOENIX             AZ     85008     SFD       7.750      6.500     $  296.03     180      1-Jun-13    $    30,531.83
4856368    LUBBOCK             TX     79411     SFD       7.250      6.500     $  438.17     180      1-Jul-13    $    46,789.27
4856402    DALLAS              TX     75287     SFD       7.625      6.500     $1,315.26     180      1-Jul-13    $   137,359.45
4856446    BRIDGEWATER         MA     02324     SFD       7.625      6.500     $  467.07     180      1-Jul-13    $    48,778.19
4856491    RAPID CITY          SD     57701     MF4       7.375      6.500     $  646.71     180      1-Jul-13    $    68,545.34
4856523    PORTLAND            ME     04103     SFD       8.000      6.500     $1,046.44     180      1-Jul-13    $   106,908.62
4856605    ROANOKE             VA     24012     SFD       7.875      6.500     $  437.71     180      1-Aug-13    $    45,187.25
4856622    HOUSTON             TX     77079     PUD       7.750      6.500     $1,234.96     180      1-Jul-13    $   128,027.97
4856645    GLEN ALLEN          VA     23060     SFD       7.625      6.500     $1,298.44     180      1-Aug-13    $   136,037.53
4857307    ORANGE PARK         FL     32073     SFD       7.250      6.500     $  976.76     180      1-Jun-13    $   101,797.60
4857327    OMAHA               NE     68104     SFD       7.750      6.500     $  611.83     180      1-Jul-13    $    63,428.51
4857337    BROOKLINE           MA     02146     LCO       7.875      6.500     $  857.40     180      1-Jul-13    $    86,184.44
4857352    MILFORD             MA     01757     SFD       6.875      6.500     $  891.86     180      1-Jul-13    $    97,396.68
4857428    WENDELL             MA     01379     SFD       7.250      6.500     $  926.56     180      1-Jul-13    $    98,260.96
4857529    GAINESVILLE         FL     32605     SFD       7.500      6.500     $  666.53     180      1-Jul-13    $    70,124.28
4857558    REDWOOD FALLS       MN     56283     SFD       7.875      6.500     $  744.53     180      1-May-13    $    76,137.34
4857608    WOODBURY            CT     06798     SFD       7.250      6.500     $1,369.30     180      1-Jul-13    $   146,216.32
4857623    SAN ANGELO          TX     76904     SFD       7.625      6.500     $  747.30     180      1-Jul-13    $    78,045.20
4857691    SOLVANG             CA     93463     SFD       7.000      6.500     $1,272.74     180      1-Jul-13    $   137,952.25
4929899    BRUNSWICK           ME     04011     MF3       6.375      6.108     $  466.70     180      1-Oct-13    $    52,535.52
4907383    RIGGINS             ID     83549     SFD       7.125      6.500     $  543.50     180      1-Oct-13    $    59,052.56
4907395    LODI                CA     95240     SFD       7.000      6.500     $2,696.49     180      1-Sep-13    $   294,237.60
4907403    DENTON              TX     76201     SFD       7.625      6.500     $  541.80     180      1-Sep-13    $    56,943.80
4907424    SALMON              ID     83467     SFD       7.375      6.500     $  927.75     180      1-Oct-13    $    99,291.24
4907434    MINNETONKA          MN     55343     SFD       7.125      6.500     $1,213.82     180      1-Sep-13    $   131,380.61
4907462    OLDSMAR             FL     34677     LCO       7.250      6.500     $  547.72     180      1-Oct-13    $    59,062.64
4907482    LA QUINTA           CA     92253     SFD       7.000      6.500     $1,078.60     180      1-Sep-13    $   116,040.52
4907488    HOUSTON             TX     77089     SFD       7.375      6.500     $  710.54     180      1-Sep-13    $    75,802.03
4907492    MANASSAS            VA     20110     SFD       7.625      6.500     $1,195.69     180      1-Oct-13    $   126,063.76
4907503    MINA                SD     57462     SFD       7.250      6.500     $  753.12     180      1-Jun-13    $    80,151.67
4907514    WACO                TX     76712     SFD       7.500      6.500     $  648.91     180      1-Oct-13    $    68,929.66
4907530    COSTA MESA          CA     92627     SFD       7.000      6.500     $2,768.40     180      1-Oct-13    $   303,034.03
4907567    PAYETTE             ID     83661     SFD       7.500      6.500     $  578.46     180      1-Sep-13    $    61,251.42
4907585    BIRMINGHAM          AL     35223     SFD       6.875      6.500     $2,229.64     180      1-Oct-13    $   245,967.31
4907595    CLARKSTON           GA     30021     LCO       8.250      6.500     $  485.08     180      1-Sep-13    $    49,137.30
4907603    RAPID CITY          SD     57701     SFD       7.375      6.500     $  455.37     180      1-Sep-13    $    48,579.05
4907606    SACRAMENTO          CA     95815     SFD       8.000      6.500     $  466.36     180      1-Sep-13    $    47,939.60
4907613    WEST BRISTOL        PA     19007     SFD       7.625      6.500     $  607.19     180      1-Jul-13    $    63,411.67
4907629    POWAY               CA     92064     SFD       7.125      6.500     $2,264.58     180      1-Oct-13    $   244,699.90
4907641    THOUSAND OAKS       CA     91360     SFD       6.875      6.500     $1,065.77     180      1-Sep-13    $   117,180.20
4907648    PASADENA            CA     91104     SFD       6.875      6.500     $1,560.75     180      1-Sep-13    $   171,602.75
4907654    DALLAS              TX     75228     SFD       7.625      6.500     $  406.35     180      1-Aug-13    $    42,572.87
4907664    GARLAND             TX     75042     SFD       7.625      6.500     $  406.35     180      1-Aug-13    $    42,572.78
4907669    GARLAND             TX     75043     SFD       7.625      6.500     $  420.36     180      1-Sep-13    $    44,180.54
4907675    FRESH MEADOWS       NY     11365     MF2       7.375      6.500     $1,306.30     180      1-Oct-13    $   139,549.44
4907679    CLAYMONT            DE     19703     MF2       7.500      6.500     $  713.80     180      1-Sep-13    $    74,840.72
4907688    WILLIAMSBURG        VA     23185     MF4       7.500      6.500     $1,409.06     180      1-Mar-13    $   146,297.91
4907699    LYONS               KS     67554     SFD       7.500      6.500     $  370.81     180      1-Sep-13    $    39,263.72
4907705    NIXA                MO     65714     SFD       7.375      6.500     $  837.14     180      1-Jun-13    $    86,934.52
4907709    LAS VEGAS           NV     89134     PUD       7.125      6.500     $2,079.34     180      1-Sep-13    $   225,187.37
4907711    MINNETONKA          MN     55304     SFD       7.250      6.500     $3,003.32     180      1-Sep-13    $   321,294.98
4907714    MORA                MN     55051     SFD       7.500      6.500     $  441.26     180      1-Oct-13    $    46,872.16
4907731    NAMPA               ID     83651     SFD       7.625      6.500     $  560.48     180      1-Sep-13    $    58,907.39
4907736    ALBUQUERQUE         NM     87106     SFD       7.750      6.500     $  600.07     180      1-Oct-13    $    62,796.01
4907742    DANA POINT          CA     92629     SFD       7.500      6.500     $1,807.68     180      1-Feb-13    $   186,625.28
4907996    ONTARIO             OR     97914     SFD       7.750      6.500     $  497.00     180      1-Sep-13    $    51,848.76
4908001    LOS ANGELES         CA     90001     SFD       7.375      6.500     $  818.74     180      1-Sep-13    $    87,195.86
4908004    HOUSTON             TX     77089     PUD       7.250      6.500     $  670.87     180      1-Sep-13    $    72,108.07
4908017    FLORENCE            KY     41101     LCO       7.375      6.500     $  551.96     180      1-Sep-13    $    56,654.34
4908024    DOUGLASVILLE        GA     30135     SFD       7.750      6.500     $  557.71     180      1-Sep-13    $    58,182.58
4908029    ST. PETERS          MO     63376     SFD       7.750      6.500     $  442.40     180      1-Sep-13    $    45,543.51
4908031    MCCALL              ID     83638     SFD       6.750      6.483     $3,964.40     180      1-Sep-13    $   439,210.82
4908032    RICHMOND            VA     23234     SFD       8.125      6.500     $  573.88     180      1-Jul-13    $    58,204.56
4908035    SCOTTDALE           GA     30079     MF2       6.875      6.500     $  677.81     180      1-Oct-13    $    74,368.33
4908044    ROWLETT             TX     75088     SFD       7.875      6.500     $  480.35     180      1-Sep-13    $    49,742.36
4908045    RICHMOND            VA     23234     SFD       8.125      6.500     $  631.66     180      1-Jul-13    $    64,064.03
4908048    MADISON HEIGHTS     MI     48071     SFD       7.875      6.500     $  652.54     180      1-Sep-13    $    67,573.80
4908050    GLEN GARDNER        NJ     08826     SFD       7.750      6.500     $1,969.62     180      1-Sep-13    $   205,106.35
4908052    RICHMOND            VA     23234     SFD       8.125      6.500     $  693.28     180      1-Jul-13    $    70,314.22
4908054    VANCOUVER           WA     98662     SFD       7.375      6.500     $  367.97     180      1-Oct-13    $    38,420.78
4908073    FORT WORTH          TX     76133     SFD       7.500      6.500     $  434.31     180      1-Sep-13    $    45,987.64
4908074    DIAMONDHEAD         MS     39525     SFD       7.500      6.500     $1,158.77     180      1-Sep-13    $   122,089.77
4908079    WELLINGTON          FL     33414     LCO       8.000      6.500     $  533.26     180      1-Sep-13    $    54,816.16
4908085    WELLINGTON          FL     33414     PUD       8.000      6.500     $  924.60     180      1-Sep-13    $    95,044.19
4908088    WALNUT              CA     91789     SFD       6.875      6.500     $1,828.31     180      1-Sep-13    $   201,020.40
4908151    HOUSTON             TX     77083     PUD       7.500      6.500     $  430.14     180      1-Oct-13    $    45,487.35
4908162    HOUSTON             TX     77006     MF2       7.625      6.500     $1,517.03     180      1-Oct-13    $   159,943.41
4908174    PALMDALE            CA     93550     SFD       7.875      6.500     $  818.52     180      1-Sep-13    $    84,601.36
4908183    HAMTRAMCK           MI     48212     SFD       7.625      6.500     $  373.66     180      1-Oct-13    $    39,394.89
4908198    NEW YORK            NY     10022     LCO       6.875      6.500     $6,722.36     180      1-Jul-13    $   734,127.90
4908203    LONG BEACH          CA     90803     SFD       7.625      6.500     $1,961.68     180      1-Oct-13    $   205,640.84
4908271    MOULTONBOROUGH      NH     03254     SFD       6.875      6.500     $  561.87     180      1-Sep-13    $    61,751.87
4908282    STILLWATER          MN     55082     SFD       7.250      6.500     $1,252.91     180      1-Oct-13    $   134,900.92
4908305    ESCONDIDO           CA     92025     SFD       7.250      6.500     $2,537.76     180      1-Sep-13    $   272,772.53
4908317    GAINESVILLE         FL     32607     MF2       8.125      6.500     $  837.71     180      1-Sep-13    $    85,482.63
4908326    BROOKLYN            NY     11233     MF2       7.250      6.500     $  371.54     180      1-Oct-13    $    40,049.00
4908343    PASADENA            MD     21122     SFD       7.500      6.500     $1,030.84     180      1-Sep-13    $   109,153.20
4908363    HENDERSON           NV     89014     LCO       7.500      6.500     $  602.56     180      1-Sep-13    $    63,803.59
4908509    LEMOORE             CA     93245     SFD       7.875      6.500     $  728.41     180      1-Sep-13    $    75,431.25
4908519    COLORADO SPRINGS    CO     80920     SFD       6.875      6.500     $  874.02     180      1-Sep-13    $    96,097.57
4908536    ST. LOUIS           MO     63126     SFD       7.500      6.500     $  463.05     180      1-Sep-13    $    48,919.02
4908543    CHARLOTTE           NC     28216     SFD       8.125      6.500     $  281.65     180      1-Sep-13    $    28,739.82
4908549    NEW YORK            NY     10023     LCO       7.750      6.500     $1,882.56     180      1-Oct-13    $   194,968.08
4908553    GIBSONIA            PA     15044     SFD       6.750      6.483     $2,190.16     180      1-Sep-13    $   242,644.34
4908556    SLIDELL             LA     70460     SFD       7.500      6.500     $  556.21     180      1-Sep-13    $    58,542.48
4908561    ATTLEBORO           MA     02703     SFD       7.250      6.500     $  848.97     180      1-Oct-13    $    91,547.08
4908563    ALHAMBRA            CA     91801     SFD       7.375      6.500     $2,180.22     180      1-Sep-13    $   228,925.00
4908581    PHARR               TX     78577     SFD       7.500      6.500     $  492.77     180      1-Sep-13    $    52,177.55
4908583    NORTH RIDGEVILLE    OH     44039     SFD       6.875      6.500     $1,052.39     180      1-Oct-13    $   116,096.58
4908593    WARWICK             RI     02888     SFD       8.000      6.500     $  764.53     180      1-Sep-13    $    78,589.49
4908603    LAUDERHILL          FL     33319     LCO       7.500      6.500     $  370.81     180      1-Mar-13    $    38,291.21
4908610    LANCASTER           CA     93536     SFD       7.500      6.500     $1,112.42     180      1-Sep-13    $   117,791.21
4908624    SOUTH PASADENA      CA     91030     SFD       7.000      6.500     $2,851.54     180      1-Sep-13    $   301,012.66
4908630    ROSLYN HEIGHTS      NY     11577     SFD       7.125      6.500     $2,264.58     180      1-Oct-13    $   246,052.37
4908633    FORT WORTH          TX     76116     MF2       7.500      6.500     $  666.53     180      1-Sep-13    $    70,576.55
4908635    FALLS CHURCH        VA     22042     SFD       7.125      6.500     $1,397.25     180      1-Sep-13    $   151,318.44
4908640    FORT WORTH          TX     76133     MF2       7.500      6.500     $  722.61     180      1-Sep-13    $    76,515.23
4908644    FORT WORTH          TX     76116     SFD       7.500      6.500     $  304.53     180      1-Sep-13    $    32,245.31
4908645    ARLINGTON           VA     22204     SFD       7.125      6.500     $1,702.97     180      1-Sep-13    $   182,900.04
4908654    LAKE HAVASU CITY    AZ     86406     MF2       8.125      6.500     $  871.41     180      1-Sep-13    $    88,921.59
4908657    CRANSTON            RI     02920     SFD       7.625      6.500     $  840.72     180      1-Sep-13    $    88,361.10
4908677    EL PASO             TX     79924     SFD       8.000      6.500     $  451.07     180      1-Sep-13    $    46,367.82
4908688    SUNNYVALE           CA     94086     SFD       7.000      6.500     $2,696.49     180      1-Oct-13    $   295,212.02
4908692    EL PASO             TX     79924     SFD       8.000      6.500     $  489.30     180      1-Sep-13    $    50,297.26
4908709    ATHENS              OH     45701     MF4       8.125      6.500     $2,383.14     180      1-Oct-13    $   243,914.99
4908712    NESCONSET           NY     11764     SFD       7.375      6.500     $1,849.05     180      1-Oct-13    $   197,893.37
4908716    ATHENS              OH     45701     SFD       8.125      6.500     $1,256.57     180      1-Oct-13    $   128,609.70
4908718    DES MOINES          IA     50310     SFD       7.000      6.500     $  632.78     180      1-Oct-13    $    69,276.41
4908730    ATHENS              OH     45701     SFD       8.000      6.500     $  537.56     180      1-Oct-13    $    55,426.30
4908734    SKOKIE              IL     60077     SFD       7.125      6.500     $1,585.21     180      1-Oct-13    $   172,236.65
4908742    BAKERSFIELD         CA     93304     SFD       7.750      6.500     $  456.99     180      1-Sep-13    $    47,675.35
4908743    NEWARK              DE     19713     SFD       7.250      6.500     $  510.30     180      1-Sep-13    $    54,848.81
4908754    STOCKTON            CA     95204     SFD       7.625      6.500     $1,790.33     120      1-Sep-08    $   132,399.11
4908764    VIRDEN              IL     62690     SFD       8.000      6.500     $  512.23     180      1-Oct-13    $    50,520.97
4908769    FONTANA             CA     92337     SFD       6.875      6.500     $  731.33     180      1-Sep-13    $    80,408.12
4908814    KINGS BEACH         CA     96143     SFD       7.875      6.500     $2,276.28     180      1-Oct-13    $   236,447.28
4908821    INDIANAPOLIS        IN     46237     SFD       7.875      6.500     $  779.63     180      1-Sep-13    $    80,734.99
4908832    EL PASO             TX     79936     SFD       8.125      6.500     $  537.29     180      1-Sep-13    $    54,791.24
4908836    RUTHTON             MN     56170     SFD       7.125      6.500     $  400.84     180      1-Sep-13    $    43,408.96
4908840    FT LAUDERDALE       FL     33315     SFD       7.375      6.500     $  837.14     180      1-Sep-13    $    89,306.96
4908843    BRADENTON           FL     34209     SFD       7.375      6.500     $  459.97     180      1-Sep-13    $    49,069.73
4908847    MAPLE LAKE          MN     55358     SFD       7.375      6.500     $  887.73     180      1-Oct-13    $    95,008.49
4908856    BETHPAGE            NY     11714     SFD       7.625      6.500     $  761.32     180      1-Sep-13    $    79,915.23
4908863    KISSIMMEE           FL     34746     LCO       6.875      6.500     $  613.60     180      1-Oct-13    $    67,372.03
4908864    NORCROSS            GA     30093     MF2       7.375      6.500     $1,830.65     180      1-Sep-13    $   195,203.36
4908870    LAS VEGAS           NV     89110     MF2       7.250      6.500     $  680.09     180      1-Sep-13    $    72,915.11
4908874    CHANDLER            AZ     85224     SFD       7.875      6.500     $1,579.17     180      1-Sep-13    $   163,532.61
4908879    LAS VEGAS           NV     89110     MF2       7.250      6.500     $  634.44     180      1-Sep-13    $    67,986.54
4908883    INDIANAPOLIS        IN     46227     SFD       7.750      6.500     $  665.49     180      1-Sep-13    $    69,426.28
4908889    LAS VEGAS           NV     89110     MF2       7.500      6.500     $1,093.88     180      1-Sep-13    $   115,557.42
4908895    DUNNAVANT           AL     35094     SFD       7.000      6.500     $  384.25     180      1-Sep-13    $    41,627.10
4908903    JASPER              AL     35504     SFD       7.000      6.500     $1,752.72     180      1-Sep-13    $   190,185.30
4908905    PITTSBURGH          PA     15241     SFD       6.500      6.233   $    609.78     180      1-Sep-13    $    68,590.89
4908910    RALEIGH             NC     27607     MF2       7.125      6.500     $  942.07     180      1-Sep-13    $   102,023.43
4908913    LOS ANGELES         CA     91352     SFD       7.375      6.500     $1,011.92     180      1-Sep-13    $   107,401.82
4908931    GARLAND             TX     75040     SFD       7.875      6.500     $  384.13     180      1-Sep-13    $    39,778.15
4908939    SOUTH LAKE TAHOE    CA     96150     SFD       7.250      6.500     $  639.01     180      1-Oct-13    $    68,845.73
4908954    EDEN PRAIRIE        MN     55347     PUD       7.375      6.500     $  630.15     180      1-Oct-13    $    67,441.26
4909795    COLOR               CO     80918     SFD       7.625      6.500     $1,048.10     180      1-Sep-13    $   110,156.81
4945858    WILLITS             CA     95690     SFD       7.125      6.500     $  706.55     180      1-Nov-13    $    77,017.60
4945867    BATON ROUGE         LA     70811     SFD       6.500      6.233   $    718.66     180      1-Oct-13    $    81,231.55
4945872    MOORESTOWN          NJ     08057     SFD       6.500      6.233   $    724.77     180      1-Nov-13    $    82,094.65
4945877    ST LOUIS            MO     63138     SFD       7.125      6.500     $  362.34     180      1-Nov-13    $    39,496.17
4945909    LAKEVILLE           MN     55044     SFD       6.750      6.483     $2,212.28     180      1-Nov-13    $   244,487.72
4945920    BOZEMAN             MT     59718     SFD       7.875      6.500     $  521.65     180      1-Nov-13    $    54,350.79
4945924    BLAINE              MN     55449     SFD       7.000      6.500     $  988.72     180      1-Nov-13    $   108,599.60
4945926    EAGAN               MN     55121     SFD       7.375      6.500     $1,987.04     180      1-Nov-13    $   213,337.42
4945929    GAMBRILLS           MD     21054     SFD       7.375      6.500     $2,097.43     180      1-Nov-13    $   225,189.51
4945938    VICTOR              MT     59875     SFD       6.875      6.500     $  401.34     180      1-Nov-13    $    44,420.93
4945943    WILMINGTON          NC     28403     SFD       7.500      6.500     $  778.70     180      1-Nov-13    $    82,975.64
4945944    DERBY               KS     67037     SFD       6.875      6.500     $  588.63     180      1-Nov-13    $    65,150.73
4945954    WILMINGTON          NC     28409     MF2       7.500      6.500     $1,158.77     180      1-Nov-13    $   123,475.71
4945966    LANCASTER           PA     17603     SFD       7.000      6.500     $  377.06     180      1-Nov-13    $    41,415.95
4945982    LAS VEGAS           NM     87701     MF2       7.625      6.500     $  714.61     180      1-Nov-13    $    75,577.18
4945983    KUNA                ID     83634     SFD       7.250      6.500     $  619.84     180      1-Nov-13    $    67,053.93
4945984    ALEDO               TX     76008     SFD       7.250      6.500     $  393.54     180      1-Nov-13    $    42,502.41
4945991    APPLETON            WI     54911     SFD       6.875      6.500     $1,605.34     180      1-Nov-13    $   177,348.14
4945992    LAS VEGAS           NM     87701     SFD       7.500      6.500     $  454.24     180      1-Nov-13    $    48,402.47
4945998    PHILADELPHIA        PA     19115     SFD       7.750      6.500     $  680.55     180      1-Nov-13    $    64,042.48
4946003    ELK RIVER           MN     55330     SFD       7.125      6.500     $1,132.29     180      1-Dec-13    $   123,822.73
4946006    LOS ANGELES         CA     90042     LCO       7.375      6.500     $1,149.91     180      1-Nov-13    $   123,459.05
4946007    STOCKTON            CA     95207     SFD       7.500      6.500     $1,084.61     180      1-Dec-13    $   115,933.28
4946012    LOS ANGELES         CA     90045     SFD       7.625      6.500     $1,447.91     180      1-Nov-13    $   153,130.21
4946013    BLOOMINGTON         MN     55431     SFD       7.000      6.500     $1,348.25     180      1-Dec-13    $   148,552.47
4946017    INDIANAPOLIS        IN     46226     SFD       7.750      6.500     $  395.34     180      1-Nov-13    $    41,498.81
4946018    WAVELAND            MS     39576     SFD       7.375      6.500     $  367.97     180      1-Nov-13    $    39,506.93
4946025    OJAI                CA     93023     SFD       7.375      6.500     $1,729.46     180      1-Nov-13    $   185,682.58
4946033    SPRINGFIELD         VA     22150     SFD       7.250      6.500     $1,095.44     180      1-Nov-13    $   118,504.76
4946040    ALEXANDRIA          VA     22304     SFD       7.500      6.500     $  817.17     180      1-Dec-13    $    87,164.50
4946044    BEVERLY HILLS       CA     90210     SFD       7.000      6.500     $8,628.76     180      1-Nov-13    $   945,270.12
4946078    NORTH LAS VEGAS     NV     89030     PUD       6.750      6.483     $1,504.35     180      1-Nov-13    $   167,789.04
4946087    UPPER MARLBORO      MD     20772     SFD       7.500      6.500     $  921.92     180      1-Dec-13    $    98,543.29
4946090    CINCINNATI          OH     45215     MF2       7.500      6.500     $  966.88     180      1-Nov-13    $   103,028.13
4946093    DECATUR             TX     76234     SFD       7.500      6.500     $  412.53     180      1-Nov-13    $    43,957.33
4946118    CARY                NC     27605     SFD       7.625      6.500     $1,429.22     180      1-Nov-13    $   151,154.37
4946120    HENDERSON           NV     89015     MF2       7.375      6.500     $  570.36     180      1-Nov-13    $    61,235.72
4946207    PLYMOUTH            MN     55446     SFD       6.500      6.233     $2,526.22     180      1-Nov-13    $   286,147.29
4946217    MCKINNEY            TX     75070     SFD       7.750      6.500     $  865.98     180      1-Nov-13    $    90,902.17
4946227    SOUTH FORK          CO     81154     SFD       7.250      6.500     $  834.36     180      1-Nov-13    $    90,261.12
4946239    ALBUQUERQUE         NM     87120     SFD       7.375      6.500     $  896.93     180      1-Nov-13    $    96,298.14
4946248    FOREST LAKE         MN     55025     SFD       7.375      6.500     $  918.09     180      1-Nov-13    $    98,569.76
4946252    KENYON              MN     55946     SFD       7.500      6.500     $  797.24     180      1-Nov-13    $    84,383.70
4946260    BUFFALO GROVE       IL     60089     SFD       7.250      6.500     $2,190.88     180      1-Nov-13    $   237,009.51
4946270    HOUSTON             TX     77092     SFD       7.375      6.500     $  570.36     180      1-Nov-13    $    61,235.72
4946323    HUNTINGTON          NY     11743     SFD       7.375      6.500     $  708.31     120      1-Nov-08    $    58,415.45

                                                                                                                  $22,201,051.26



  (i)       (x)      (xi)       (xii)     (xiii)     (xiv)      (xv)      (xvi)
--------   ------   -------   ---------   -------   --------   -------   --------
MORTGAGE                      MORTGAGE               T.O.P.    MASTER     FIXED
  LOAN                        INSURANCE   SERVICE   MORTGAGE   SERVICE   RETAINED
 NUMBER     LTV     SUBSIDY     CODE        FEE       LOAN       FEE      YIELD
--------   ------   -------   ---------   -------   --------   -------   --------

4929911    100.00                          0.250                0.017     0.233
4959973     41.93                          0.250                0.017     0.983
4856368     73.28                          0.250                0.017     0.483
4856402     80.00                          0.250                0.017     0.858
4856446     16.89                          0.250                0.017     0.858
4856491     68.92                          0.250                0.017     0.608
4856523     73.49                          0.250                0.017     1.233
4856605     65.00                          0.250                0.017     1.108
4856622     73.92                          0.250                0.017     0.983
4856645     74.93                          0.250                0.017     0.858
4857307     74.83                          0.250                0.017     0.483
4857327     39.63                          0.250                0.017     0.983
4857337     64.11                          0.250                0.017     1.108
4857352     37.04                          0.250                0.017     0.108
4857428     73.55                          0.250                0.017     0.483
4857529     79.98                          0.250                0.017     0.733
4857558     42.66                          0.250                0.017     1.108
4857608     33.71                          0.250                0.017     0.483
4857623     53.33                          0.250                0.017     0.858
4857691     76.13                          0.250                0.017     0.233
4929899     33.75                          0.250                0.017     0.000
4907383     33.33                          0.250                0.017     0.358
4907395     71.43                          0.250                0.017     0.233
4907403     80.00                          0.250                0.017     0.858
4907424     74.98                          0.250                0.017     0.608
4907434     73.63                          0.250                0.017     0.358
4907462     75.00                          0.250                0.017     0.483
4907482     80.00                          0.250                0.017     0.233
4907488     74.99                          0.250                0.017     0.608
4907492     80.00                          0.250                0.017     0.858
4907503     75.00                          0.250                0.017     0.483
4907514     70.00                          0.250                0.017     0.733
4907530     80.00                          0.250                0.017     0.233
4907567     80.00                          0.250                0.017     0.733
4907585     79.37                          0.250                0.017     0.108
4907595     78.13                          0.250                0.017     1.483
4907603     75.00                          0.250                0.017     0.608
4907606     80.00                          0.250                0.017     1.233
4907613     54.17                          0.250                0.017     0.858
4907629     39.68                          0.250                0.017     0.358
4907641     45.09                          0.250                0.017     0.108
4907648     62.50                          0.250                0.017     0.108
4907654     75.00                          0.250                0.017     0.858
4907664     75.00                          0.250                0.017     0.858
4907669     75.00                          0.250                0.017     0.858
4907675     59.17                          0.250                0.017     0.608
4907679     70.00                          0.250                0.017     0.733
4907688     69.09                          0.250                0.017     0.733
4907699     57.14                          0.250                0.017     0.733
4907705     57.59                          0.250                0.017     0.608
4907709     73.41                          0.250                0.017     0.358
4907711     79.28                          0.250                0.017     0.483
4907714     68.99                          0.250                0.017     0.733
4907731     68.97                          0.250                0.017     0.858
4907736     65.05                          0.250                0.017     0.983
4907742     75.00                          0.250                0.017     0.733
4907996     75.00                          0.250                0.017     0.983
4908001     71.20                          0.250                0.017     0.608
4908004     74.99                          0.250                0.017     0.483
4908017     70.59                          0.250                0.017     0.608
4908024     75.00                          0.250                0.017     0.983
4908029     49.47                          0.250                0.017     0.983
4908031     80.00                          0.250                0.017     0.000
4908032     80.00                          0.250                0.017     1.358
4908035     80.00                          0.250                0.017     0.108
4908044     72.35                          0.250                0.017     1.108
4908045     77.18                          0.250                0.017     1.358
4908048     80.00                          0.250                0.017     1.108
4908050     63.41                          0.250                0.017     0.983
4908052     80.00                          0.250                0.017     1.358
4908054     34.78                          0.250                0.017     0.608
4908073     55.12                          0.250                0.017     0.733
4908074     69.44                          0.250                0.017     0.733
4908079     90.00                 1        0.250                0.017     1.233
4908085     90.00                          0.250                0.017     1.233
4908088     68.33                          0.250                0.017     0.108
4908151     80.00                          0.250                0.017     0.733
4908162     80.00                          0.250                0.017     0.858
4908174     79.99                          0.250                0.017     1.108
4908183     70.18                          0.250                0.017     0.858
4908198     50.25                          0.250                0.017     0.108
4908203     64.62                          0.250                0.017     0.858
4908271     87.50                11        0.250                0.017     0.108
4908282     75.00                          0.250                0.017     0.483
4908305     79.43                          0.250                0.017     0.483
4908317     75.00                          0.250                0.017     1.358
4908326     29.07                          0.250                0.017     0.483
4908343     79.49                          0.250                0.017     0.733
4908363     72.22                          0.250                0.017     0.733
4908509     79.59                          0.250                0.017     1.108
4908519     76.56                          0.250                0.017     0.108
4908536     47.57                          0.250                0.017     0.733
4908543     90.00                 1        0.250                0.017     1.358
4908549     47.06                          0.250                0.017     0.983
4908553     75.00                          0.250                0.017     0.000
4908556     57.14                          0.250                0.017     0.733
4908561     75.00                          0.250                0.017     0.483
4908563     77.96                          0.250                0.017     0.608
4908581     74.87                          0.250                0.017     0.733
4908583     68.60                          0.250                0.017     0.108
4908593     79.21                          0.250                0.017     1.233
4908603     80.00                          0.250                0.017     0.733
4908610     80.00                          0.250                0.017     0.733
4908624     75.00                          0.250                0.017     0.233
4908630     59.52                          0.250                0.017     0.358
4908633     61.98                          0.250                0.017     0.733
4908635     74.52                          0.250                0.017     0.358
4908640     64.96                          0.250                0.017     0.733
4908644     48.67                          0.250                0.017     0.733
4908645     69.89                          0.250                0.017     0.358
4908654     73.58                          0.250                0.017     1.358
4908657     75.00                          0.250                0.017     0.858
4908677     80.00                          0.250                0.017     1.233
4908688     71.43                          0.250                0.017     0.233
4908692     80.00                          0.250                0.017     1.233
4908709     90.00                 1        0.250                0.017     1.358
4908712     75.00                          0.250                0.017     0.608
4908716     90.00                 1        0.250                0.017     1.358
4908718     80.00                          0.250                0.017     0.233
4908730     90.00                          0.250                0.017     1.233
4908734     79.55                          0.250                0.017     0.358
4908742     72.46                          0.250                0.017     0.983
4908743     65.00                          0.250                0.017     0.483
4908754     50.00                          0.250                0.017     0.858
4908764     80.00                          0.250                0.017     1.233
4908769     73.21                          0.250                0.017     0.108
4908814     73.85                          0.250                0.017     1.108
4908821     78.29                          0.250                0.017     1.108
4908832     90.00                 1        0.250                0.017     1.358
4908836     75.00                          0.250                0.017     0.358
4908840     74.59                          0.250                0.017     0.608
4908843     63.29                          0.250                0.017     0.608
4908847     73.66                          0.250                0.017     0.608
4908856     39.76                          0.250                0.017     0.858
4908863     78.63                          0.250                0.017     0.108
4908864     79.98                          0.250                0.017     0.608
4908870     42.33                          0.250                0.017     0.483
4908874     90.00                          0.250                0.017     1.108
4908879     39.49                          0.250                0.017     0.483
4908883     70.00                          0.250                0.017     0.983
4908889     67.05                          0.250                0.017     0.733
4908895     75.00                          0.250                0.017     0.233
4908903     73.58                          0.250                0.017     0.233
4908905     63.64                          0.250                0.017     0.000
4908910     39.25                          0.250                0.017     0.358
4908913     73.33                          0.250                0.017     0.608
4908931     75.00                          0.250                0.017     1.108
4908939     56.00                          0.250                0.017     0.483
4908954     65.24                          0.250                0.017     0.608
4909795     89.94                 1        0.250                0.017     0.858
4945858     61.90                          0.250                0.017     0.358
4945867     70.51                          0.250                0.017     0.000
4945872     52.00                          0.250                0.017     0.000
4945877     50.00                          0.250                0.017     0.358
4945909     62.50                          0.250                0.017     0.000
4945920     67.07                          0.250                0.017     1.108
4945924     52.37                          0.250                0.017     0.233
4945926     80.00                          0.250                0.017     0.608
4945929     73.55                          0.250                0.017     0.608
4945938     27.44                          0.250                0.017     0.108
4945943     62.27                          0.250                0.017     0.733
4945944     45.67                          0.250                0.017     0.108
4945954     79.31                          0.250                0.017     0.733
4945966     74.91                          0.250                0.017     0.233
4945982     72.17                          0.250                0.017     0.858
4945983     70.00                          0.250                0.017     0.483
4945984     90.00                 1        0.250                0.017     0.483
4945991     80.00                          0.250                0.017     0.108
4945992     71.01                          0.250                0.017     0.733
4945998     63.98                          0.250                0.017     0.983
4946003     60.98                          0.250                0.017     0.358
4946006     71.43                          0.250                0.017     0.608
4946007     75.00                          0.250                0.017     0.733
4946012     43.79                          0.250                0.017     0.858
4946013     66.08                          0.250                0.017     0.233
4946017     75.00                          0.250                0.017     0.983
4946018     40.00                          0.250                0.017     0.608
4946025     62.67                          0.250                0.017     0.608
4946033     75.00                          0.250                0.017     0.483
4946040     64.82                          0.250                0.017     0.733
4946044     40.85                          0.250                0.017     0.233
4946078     73.28                          0.250                0.017     0.000
4946087     70.04                          0.250                0.017     0.733
4946090     89.99                 1        0.250                0.017     0.733
4946093     76.72                          0.250                0.017     0.733
4946118     75.00                          0.250                0.017     0.858
4946120     49.60                          0.250                0.017     0.608
4946207     74.36                          0.250                0.017     0.000
4946217     89.99                 1        0.250                0.017     0.983
4946227     68.72                          0.250                0.017     0.483
4946239     79.98                          0.250                0.017     0.608
4946248     58.71                          0.250                0.017     0.608
4946252     60.56                          0.250                0.017     0.733
4946260     73.85                          0.250                0.017     0.483
4946270     80.00                          0.250                0.017     0.608
4946323     15.00                          0.250                0.017     0.608


(i)        (xvii)                          (xviii)
--------   -----------                     ------------------------------

MORTGAGE                                   NMI
LOAN                                       LOAN
NUMBER     SERVICER                        SELLER
--------   -----------------------------   ------------------------------
4929911    MERRILL LYNCH CREDIT CORP.      MERRILL LYNCH CREDIT CORP.
4959973    BANK UNITED OF TEXAS            BANK UNITED OF TEXAS
4856368    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4856402    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4856446    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4856491    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4856523    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4856605    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4856622    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4856645    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857307    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857327    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857337    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857352    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857428    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857529    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857558    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857608    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857623    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4857691    HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
4929899    MERRILL LYNCH CREDIT CORP.      MERRILL LYNCH CREDIT CORP.
4907383    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907395    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907403    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907424    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907434    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907462    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907482    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907488    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907492    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907503    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907514    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907530    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907567    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907585    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907595    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907603    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907606    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907613    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907629    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907641    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907648    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907654    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907664    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907669    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907675    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907679    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907688    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907699    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907705    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907709    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907711    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907714    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907731    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907736    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907742    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4907996    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908001    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908004    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908017    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908024    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908029    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908031    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908032    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908035    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908044    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908045    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908048    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908050    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908052    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908054    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908073    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908074    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908079    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908085    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908088    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908151    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908162    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908174    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908183    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908198    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908203    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908271    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908282    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908305    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908317    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908326    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908343    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908363    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908509    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908519    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908536    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908543    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908549    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908553    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908556    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908561    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908563    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908581    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908583    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908593    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908603    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908610    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908624    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908630    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908633    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908635    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908640    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908644    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908645    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908654    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908657    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908677    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908688    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908692    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908709    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908712    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908716    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908718    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908730    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908734    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908742    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908743    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908754    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908764    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908769    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908814    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908821    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908832    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908836    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908840    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908843    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908847    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908856    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908863    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908864    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908870    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908874    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908879    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908883    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908889    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908895    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908903    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908905    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908910    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908913    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908931    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908939    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4908954    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4909795    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945858    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945867    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945872    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945877    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945909    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945920    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945924    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945926    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945929    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945938    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945943    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945944    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945954    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945966    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945982    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945983    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945984    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945991    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945992    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4945998    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946003    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946006    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946007    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946012    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946013    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946017    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946018    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946025    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946033    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946040    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946044    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946078    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946087    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946090    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946093    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946118    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946120    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946207    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946217    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946227    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946239    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946248    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946252    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946260    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946270    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE
4946323    NORTH AMERICAN MORTGAGE         NORTH AMERICAN MORTGAGE



COUNT:                            196
WAC:                      7.310653579
WAM:                      173.8544743
WALTV:                     68.2371334

                                  EXHIBIT F-3B

        [Schedule of Group II Mortgage Loans Serviced by Other Servicers]

(i)       (ii)                                    (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------  ------------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
                                                                      NET                                        CUT-OFF
MORTGAGE                                                    MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                       ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                      STATE  CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------  ------------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
4902337   HOUSTON                   TX     77027  LCO          8.000     6.500     $347.80      360   1-Dec-27       $46,846.14
4902497   PHOENIX                   AZ     85013  MF2          8.375     6.500     $698.32      360   1-Feb-28       $91,100.68
4902509   BRIDGEPORT                CT     06606  SFD          7.625     6.500     $475.64      360   1-Feb-28       $66,542.99
4902614   BATON ROUGE               LA     70815  SFD          8.250     6.500     $259.19      360   1-Mar-28       $34,225.77
4902671   HOUSTON                   TX     77079  LCO          8.250     6.500     $192.70      360   1-Mar-28       $25,446.11
4902685   WEST JORDAN               UT     84088  SFD          7.875     6.500   $1,109.36      360   1-Feb-28      $151,575.92
4902692   PORTLAND                  OR     97232  SFD          8.250     6.500     $683.66      360   1-Jan-28       $90,150.18
4902731   CASPER                    WY     82601  SFD          8.375     6.500     $690.91      360   1-Feb-28       $90,133.89
4902792   OREGON CITY               OR     97045  SFD          8.000     6.500     $966.73      360   1-Mar-28      $130,649.45
4902795   SCOTTSDALE                AZ     85259  SFD          8.375     6.500   $1,190.28      360   1-Mar-28      $155,386.00
4902871   VANCOUVER                 WA     98684  SFD          8.000     6.500     $727.16      360   1-May-28       $98,695.19
4903149   COLUMBIA FALLS            MT     59912  SFD          8.125     6.500     $754.38      360   1-Jun-28      $100,985.38
4903196   PHOENIX                   AZ     85051  MF4          8.250     6.500   $1,094.22      360   1-May-28      $144,691.08
4903251   CENTRAL POINT             OR     97502  SFD          7.875     6.500     $928.09      360   1-Jul-28      $126,873.14
4903526   SAN ANTONIO               TX     78233  SFD          8.250     6.500     $253.56      360   1-Mar-28       $33,481.64
4903532   RIO RANCHO                NM     87124  SFD          7.875     6.500     $757.70      360   1-Apr-28      $103,682.41
4903592   SAN JOSE                  CA     95131  SFD          8.125     6.500   $1,039.50      360   1-May-28      $139,055.75
4903652   SANTA MONICA              CA     90404  LCO          8.000     6.500     $898.87      360   1-Apr-28      $121,565.01
4903744   TUCSON                    AZ     85719  THS          8.250     6.500     $875.23      360   1-May-28      $115,733.66
4903846   GALVESTON                 TX     77550  SFD          8.250     6.500     $439.50      360   1-Mar-28       $58,034.92
4904072   CASPER                    WY     82601  MF2          8.750     6.500     $619.53      360   1-Apr-28       $78,233.00
4904081   AURORA                    CO     80011  SFD          8.000     6.500     $290.94      360   1-Jun-28       $39,404.05
4904116   COLORADO SPRINGS          CO     80916  SFD          7.500     6.500     $657.26      360   1-Jun-28       $93,356.22
4904135   BELLEVUE                  WA     98007  MF2          8.125     6.500   $1,677.30      360   1-May-28      $224,376.46
4904168   WEST JORDON               UT     84084  SFD          7.500     6.500   $1,029.59      360   1-May-28      $146,125.96
4904253   TIGARD                    OR     97224  LCO          8.250     6.500     $635.57      360   1-Jun-28       $84,078.21
4904559   APACHE JUNCTION           AZ     85220  SFD          7.750     6.500     $851.10      360   1-May-28      $117,936.70
4904588   BAKERFIELD                CA     93312  SFD          8.125     6.500   $2,743.53      360   1-Jul-28      $367,569.64
4904650   COLORADO SPRINGS          CO     80907  SFD          7.500     6.500     $685.93      360   1-May-28       $97,351.13
4904657   JAMAICA PLAIN             MA     02130  MF2          8.000     6.500   $1,294.36      360   1-May-28      $175,140.16
4904667   FORT WORTH                TX     76107  SFD          8.250     6.500     $165.28      360   1-Aug-28       $21,899.73
4904709   TEMPE                     AZ     85281  LCO          8.000     6.500     $458.97      360   1-Aug-28       $62,037.33
4904722   WATSONVILLE               CA     95076  THS          7.375     6.500   $2,845.58      360   1-Sep-28      $410,089.89
4904747   MOUNTAIN VIEW             CA     94041  SFD          7.500     6.500   $1,265.58      360   1-Apr-28      $179,475.31
4904788   SALT LAKE CITY            UT     84102  SFD          8.500     6.500   $1,568.58      360   1-Jul-28      $202,555.34
4904804   SANDY                     UT     84092  SFD          7.375     6.500   $1,864.82      360   1-Sep-28      $267,525.95
4904912   PARK CITY                 UT     84060  SFD          7.625     6.500   $1,327.82      360   1-Sep-28      $186,745.99
4904922   EL PASO                   TX     79936  MF2          8.500     6.500     $588.22      360   1-Apr-28       $75,971.77
4904927   PHOENIX                   AZ     85016  SFD          7.875     6.500   $2,479.74      360   1-Aug-28      $340,319.66
4904936   MONTGOMERY                TX     77356  SFD          8.250     6.500     $263.70      360   1-Apr-28       $34,845.08
4904953   ARLINGTON                 TX     76012  SFD          8.625     6.500     $420.01      360   1-Nov-27       $53,461.40
4904954   CHANDLER                  AZ     85248  SFD          7.750     6.500     $801.31      360   1-Aug-28      $111,286.56
4904975   WEYMOUTH                  MA     02190  LCO          7.875     6.500     $325.56      360   1-Sep-28       $44,609.12
4904993   BEAVERTON                 OR     97008  SFD          8.000     6.500   $1,350.13      360   1-May-28      $182,727.68
4904999   ELIZABETH                 CO     80107  SFD          8.000     6.500     $810.81      360   1-May-28      $109,735.92
4905001   HOUSTON                   TX     77009  SFD          8.375     6.500     $273.63      360   1-Dec-27       $35,647.39
4905024   BRUSH                     CO     80723  MF3          8.500     6.500   $1,089.93      360   1-Sep-28      $141,225.57
4905074   NORTHGLENN                CO     80233  SFD          8.125     6.500     $464.80      360   1-Sep-28       $62,350.13
4905231   SAN ANTONIO               TX     78217  SFD          8.250     6.500     $371.88      360   1-Jan-28       $49,037.74
4905271   EVERETT                   WA     98208  SFD          7.750     6.500     $954.26      360   1-Sep-28      $132,626.75
4905277   PROVO                     UT     84601  LCO          6.875     6.500     $551.16      360   1-Sep-28       $83,242.50
4905298   CASTLE DALE               UT     84513  SFD          8.125     6.500     $439.56      360   1-Sep-28       $58,963.21
4905304   HOUSTON                   TX     77019  SFD          8.250     6.500     $534.16      360   1-Dec-27       $70,386.06
4905307   HOUSTON                   TX     77054  SFD          8.375     6.500     $274.39      360   1-Jun-28       $35,232.69
4905320   MESQUITE                  TX     75181  SFD          8.250     6.500     $608.16      360   1-Apr-28       $80,362.15
4905322   AMARILLO                  TX     79109  SFD          8.250     6.500     $246.42      360   1-Feb-28       $32,516.54
4905348   SPRING                    TX     77380  SFD          8.500     6.500     $326.02      360   1-Nov-27       $41,966.42
4905373   SOUTH BOSTON              MA     02127  MF3          8.000     6.500     $957.56      360   1-Aug-28      $129,874.69
4905391   NEW ORLEANS               LA     70117  MF2          8.750     6.500     $204.55      360   1-Nov-27       $25,746.97
4905408   HIDDEN HILLS              CA     91302  SFD          7.500     6.500   $6,712.46      360   1-Aug-28      $954,918.30
4905433   HOUSTON                   TX     77054  LCO          8.250     6.500     $247.92      360   1-May-28       $32,782.92
4905435   KAMAS                     UT     84036  SFD          8.250     6.500     $901.52      360   1-Apr-28      $119,128.72
4905445   BEND                      OR     97701  MF2          8.125     6.500   $1,217.70      360   1-Mar-28      $162,663.57
4905472   HILLSBORO                 OR     97124  SFD          8.250     6.500     $563.45      360   1-Mar-28       $74,403.91
4905495   MESA                      AZ     85201  MF2          8.000     6.500     $845.30      360   1-Sep-28      $114,728.40
4905514   EDWARDS                   CO     81632  SFD          7.875     6.500   $2,407.23      360   1-Aug-28      $330,368.79
4905531   MESA                      AZ     85205  SFD          8.000     6.500   $1,045.61      360   1-Apr-28      $141,412.52
4905562   ALVIN                     TX     77511  SFD          8.250     6.500     $453.01      360   1-May-28       $59,903.41
4905590   RICHARDSON                TX     75081  LCO          8.125     6.500     $277.33      360   1-Apr-28       $37,071.88
4905634   SCOTTSDALE                AZ     85258  LCO          8.000     6.500     $882.72      360   1-Aug-28      $119,723.53
4905648   PORTLAND                  OR     97220  SFD          7.625     6.500     $764.06      360   1-May-28      $106,970.93
4905720   HELENA                    MT     59601  MF2          7.750     6.500     $851.10      360   1-Jun-28      $118,025.55
4905732   MESA                      AZ     85203  MF2          8.375     6.500   $1,058.40      360   1-Jul-28      $138,540.44
4905746   PHOENIX                   AZ     85022  LCO          7.750     6.500     $721.43      360   1-Jun-28      $100,043.55
4905756   KANSAS CITY               KS     66102  SFD          8.375     6.500     $249.68      360   1-Jun-28       $32,661.07
4905815   LAGUNA NIGEL              CA     92677  THS          7.625     6.500   $2,548.06      360   1-Aug-28      $358,140.94
4906100   THORNTON                  CO     80229  MF2          8.125     6.500     $824.17      360   1-Aug-28      $110,481.31
4906146   SALEM                     MA     01970  MF2          8.250     6.500   $1,081.83      360   1-May-28      $143,052.77
4906158   PARKER                    CO     80134  SFD          8.375     6.500   $1,327.09      360   1-Aug-28      $173,720.51
4906204   DALLAS                    TX     75219  LCO          8.000     6.500     $264.16      360   1-Jul-28       $35,069.57
4906362   FOUNTAIN HILLS            AZ     85268  LCO          7.750     6.500     $499.70      360   1-Jul-28       $69,347.13
4906413   LAKE HAVASU CITY          AZ     86403  MF4          8.750     6.500     $383.52      360   1-Jul-28       $48,519.78
4906422   NAMPA                     ID     83651  SFD          8.250     6.500     $507.10      360   1-Jul-28       $67,147.31
4906483   SAN JOSE                  CA     95123  SFD          7.875     6.500   $1,357.33      360   1-Apr-28      $183,410.47
4906518   SAN ANGELO                TX     76903  SFD          8.625     6.500     $525.01      360   1-Apr-28       $66,931.24
4906636   CLACKAMAS                 OR     97015  SFD          7.750     6.500     $816.71      360   1-Aug-28      $113,273.16
4906647   EL MONTE                  CA     91731  SFD          7.875     6.500   $1,087.60      360   1-Jul-28      $149,099.89
4943466   SUNNYVALE                 CA     94086  SFD          7.750     6.500   $1,705.06      360   1-Sep-28      $236,975.73
4943554   DANVILLE                  CA     94506  SFD          7.625     6.500   $2,052.60      360   1-Oct-28      $196,602.55
4944223   FALLBROOK                 CA     92028  SFD          7.875     6.500   $1,943.19      360   1-Oct-28      $267,065.61
4944895   MANSFIELD                 MA     02048  LCO          7.750     6.500     $515.82      360   1-Jul-28       $71,265.61
4945211   PARK CITY                 UT     84098  SFD          8.000     6.500   $1,188.70      360   1-Aug-28      $161,121.71
4945623   BROOMFEILD                CO     80020  SFD          7.500     6.500     $845.36      360   1-Feb-28      $119,688.69
4945626   SANDY                     UT     84093  LCO          8.375     6.500     $464.41      360   1-Feb-28       $60,585.01
4945638   LAWRENCE                  KS     66047  SFD          7.500     6.500     $489.46      360   1-Feb-28       $69,298.60
4945653   CHARLESTOWN               MA     02129  SFD          7.875     6.500   $1,631.41      360   1-Mar-28      $223,073.27
4945682   ALAMO                     CA     94507  SFD          7.875     6.500   $5,022.56      360   1-Feb-28      $685,427.31
4945689   NEW YORK                  NY     10011  HCO          7.500     6.500     $671.25      360   1-May-28       $95,267.12
4945799   LAS VEGAS                 NV     89123  SFD          7.375     6.500     $640.61      360   1-Dec-27       $91,644.45
4945823   ARVADA                    CO     80004  LCO          8.500     6.500     $475.96      360   1-Nov-27       $61,267.02
4945835   DENVER                    CO     80206  SFD          8.750     6.500   $1,242.99      360   1-Dec-27      $156,564.55
4945851   LAS VEGAS                 NV     89117  SFD          7.750     6.500     $529.79      360   1-Dec-27       $72,607.55
4945868   FAIRFIELD                 CA     94533  SFD          8.000     6.500     $821.82      360   1-Oct-27      $110,651.93
4945913   LAS VEGAS                 NV     89117  SFD          7.750     6.500     $616.12      360   1-Dec-27       $84,612.60
4960266   SAN DIEGO                 CA     92037  LCO          7.750     6.500   $2,349.83      360   1-Aug-28      $326,347.78
4960272   SAN FRANCISCO             CA     94109  LCO          7.500     6.500   $1,957.80      360   1-Sep-28      $278,733.55
4960376   SCOTTSDALE                AZ     85258  SFD          7.250     6.500   $1,023.26      360   1-Sep-28      $149,287.25
4960635   SAN MATEO                 CA     94401  SFD          7.625     6.500   $1,861.50      360   1-Nov-28      $262,231.30
4960649   SAN MATEO                 CA     94402  SFD          7.625     6.500   $1,889.81      360   1-Nov-28      $266,219.61
4962195   HILLSBOROUGH              CA     94010  SFD          7.500     6.500   $2,027.72      360   1-Sep-28      $288,688.33
4930174   STAFFORD                  VA     22554  PUD          7.875     6.500     $506.47      360   1-Dec-28       $69,704.82
4930182   SOUTH BOSTON              MA     02127  MF3          7.750     6.500   $1,397.01      360   1-Nov-28      $194,444.10
4930193   AUSTIN                    TX     78759  MF2          8.375     6.500     $630.48      360   1-Nov-28       $82,741.59
4930211   APEX                      NC     27502  MF2          7.875     6.500     $863.56      360   1-Nov-28      $118,768.89
4930235   CINCINNATI                OH     45219  MF2          8.250     6.500     $358.36      360   1-Nov-28       $47,577.06
4930307   PHILADELPHIA              PA     19120  MF3          7.875     6.500     $385.02      360   1-Nov-28       $52,952.35
4930311   PHILADELPHIA              PA     19124  SFD          7.750     6.500     $206.33      360   1-Nov-28       $28,717.89
4930326   PENNSAUKEN                NJ     08109  MF4          8.375     6.500     $636.19      360   1-Dec-28       $83,412.78
4930334   UPPER DARBY               PA     19082  MF2          7.500     6.500     $519.17      360   1-Nov-28       $73,723.73
4930343   RALEIGH                   NC     27608  SFD          8.125     6.500   $1,247.40      360   1-Nov-28      $167,555.92
4930345   SAUGUS                    MA     01906  SFD          7.375     6.500     $861.97      360   1-Dec-28      $124,513.34
4930352   QUINCY                    MA     02169  MF4          8.375     6.500   $1,929.07      360   1-Nov-28      $253,162.33
4930447   SOUTH BOSTON              MA     02127  MF3          8.375     6.500   $1,368.14      360   1-Dec-28      $179,661.98
4930453   WEST CHESTER              PA     19382  MF3          8.250     6.500   $1,217.06      360   1-Nov-28      $161,582.47
4930462   AUSTIN                    TX     78735  PUD          7.000     6.500     $739.16      360   1-Nov-28      $110,428.98
4930472   SOUTH BOSTON              MA      2127  MF2          8.375     6.500   $1,259.82      360   1-Nov-28      $165,333.57
4930514   HASBROUCK HEIGHTS         NJ      7604  SFD          7.500     6.500   $1,218.39      360   1-Nov-28      $173,727.81
4930537   BOSTON                    MA      2118  LCO          8.625     6.500     $658.02      360   1-Dec-28       $84,449.04
4942051   BETHESDA                  MD     20816  MF2          7.500     6.500   $2,181.55      360   1-Dec-28      $311,301.00
4834778   PALM COAST                FL     32137  SFD          7.875     6.500   $2,144.20      240   1-May-18      $254,154.38
4834796   BOXFORD                   MA     01921  SFD          7.875     6.500   $1,558.90      360   1-Jun-28      $213,329.92
4834890   DILLON                    CO     80435  THS          8.375     6.500     $827.34      360   1-Feb-28      $107,932.66
4856615   WEATHERBY LAKE            MO     64152  SFD          7.750     6.500     $845.37      360   1-Jul-28      $117,296.02
4856711   CITRUS HEIGHTS            CA     95621  SFD          7.875     6.500     $695.71      360   1-Jul-28       $95,409.40
4856721   RALEIGH                   NC     27604  PUD          7.500     6.500     $703.76      360   1-Jul-28      $100,039.19
4856822   KIRKLAND                  WA     98033  SFD          7.875     6.500   $1,087.60      360   1-Jun-28      $149,046.22
4856877   HOT SPRINGS               AR     71913  LCO          8.000     6.500     $484.29      360   1-Jul-28       $65,637.30
4856940   SEARCY                    AR     72143  SFD          7.250     6.500   $1,142.65      360   1-Jul-28      $166,432.26
4856946   DURANT                    IA     52747  SFD          8.125     6.500     $403.74      360   1-Jul-28       $54,083.54
4856954   COMMACK                   NY     11725  SFD          8.250     6.500   $1,015.72      360   1-Aug-28      $134,583.87
4857013   ALPHARETTA                GA     30004  SFD          7.875     6.500   $1,044.10      360   1-Jun-28      $143,084.34
4857038   PLYMOUTH                  MN     55446  SFD          7.625     6.500   $1,224.48      360   1-Jun-28      $171,844.04
4857146   YONKERS                   NY     10705  MF3          8.125     6.500   $1,420.03      360   1-Jul-28      $190,225.08
4857155   CORPUS CHRISTI            TX     78414  SFD          7.625     6.500   $1,026.73      360   1-Jul-28      $144,201.05
4857241   FT LAUDERDALE             FL     33301  SFD          7.750     6.500   $1,891.33      360   1-Aug-28      $262,670.15
4857320   HUNTINGTON                NY     11743  SFD          7.500     6.500     $950.60      240   1-Aug-18      $116,480.04
4857336   UPPER MARLBORO            MD     20773  SFD          7.750     6.500   $1,092.53      360   1-Aug-28      $151,731.81
4857410   EL MONTE                  CA     91732  LCO          7.875     6.500     $278.43      360   1-Jul-28       $38,183.64
4857472   BRENTWOOD                 TN     37027  PUD          7.625     6.500     $884.75      360   1-Jul-28      $124,155.99
4857786   BARDSTOWN                 KY     40004  SFD          7.750     6.500   $1,490.14      360   1-Jul-28      $206,798.65
4857803   GLADSTONE                 MO     64118  SFD          7.750     6.500     $902.68      360   1-Jul-28      $125,272.28
4857814   JONESBORO                 AR     72404  SFD          7.875     6.500   $2,440.40      360   1-Jul-28      $334,678.84
4857823   BIRMINGHAM                AL     35242  SFD          8.500     6.500   $1,222.57      360   1-Jul-28      $158,005.78
4857826   ROCKAWAY PARK             NY     11694  MF2          7.375     6.500   $1,113.37      360   1-Jul-28      $160,161.54
4857829   POUGHKEEPSIE              NY     12603  SFD          8.125     6.500     $754.38      360   1-Jul-28      $101,055.53
4963254   COLORADO SPRINGS          CO     80907  SFD          8.500     6.500     $730.47      360   1-Feb-27       $89,682.91
4879993   ALLENSTOWN                NH     03601  MF4          7.875     6.500     $835.31      240   1-Sep-18       $99,739.88
4880017   PITTSFIELD                MA     01201  MF4          8.625     6.500     $385.01      360   1-Sep-28       $49,321.45
4880023   PANAMA CITY               FL     32404  SFD          7.750     6.500     $353.91      360   1-Sep-28       $49,187.38
4880136   CARY                      NC     27513  SFD          7.625     6.500   $1,002.24      360   1-Aug-28      $140,868.74
4880303   LIVINGSTON                NJ     07039  MF2          8.625     6.500   $1,555.58      360   1-Aug-28      $199,155.42
4880312   SMYRNA                    GA     30080  SFD          8.000     6.500     $383.03      360   1-Sep-28       $51,986.29
4880445   ENFIELD                   CT     06082  MF4          8.625     6.500     $728.02      360   1-Aug-28       $93,204.65
4880446   NEW BRITAIN               CT     06050  SFD          8.625     6.500     $280.71      360   1-Aug-28       $35,937.55
4880468   RICHMOND                  VA     23228  SFD          8.250     6.500     $442.88      360   1-Aug-28       $58,426.12
4880512   PANAMA CITY               FL     32404  SFD          7.750     6.500     $254.33      360   1-Sep-28       $35,347.20
4880534   LAMONT                    CA     93241  SFD          7.875     6.500     $431.42      360   1-Aug-28       $59,185.34
4880585   PANAMA CITY               FL     32404  SFD          7.750     6.500     $254.33      360   1-Sep-28       $35,347.20
4880590   PORTSMOUTH                VA     23701  SFD          8.125     6.500     $374.22      360   1-Sep-28       $50,198.81
4880623   WALKERTON                 VA     23009  MF2          8.125     6.500     $500.45      360   1-Aug-28       $67,084.98
4880635   ST JOSEPH                 MO     65401  MF3          8.625     6.500     $381.12      360   1-Aug-28       $48,793.06
4880686   MILLVILLE                 NJ     08332  MF2          8.500     6.500     $539.78      360   1-Sep-28       $69,940.26
4880724   DALLAS                    TX     75240  LCO          7.500     6.500     $464.28      360   1-Aug-28       $65,619.52
4880754   TOLEDO                    OH     43611  SFD          7.750     6.500     $402.99      360   1-Aug-28       $55,966.60
4880767   INDIANAPOLIS              IN     46226  SFD          8.625     6.500     $559.24      360   1-Aug-28       $71,596.31
4880785   BUFFALO                   NY     14216  SFD          8.250     6.500     $252.43      360   1-Aug-28       $33,446.84
4880802   PHEONIX                   AZ     85014  MF4          8.500     6.500     $384.46      360   1-Mar-28       $49,621.99
4880818   BRIDGEPORT                CT     06606  MF3          8.625     6.500     $525.01      360   1-Aug-28       $67,214.94
4880861   LANCASTER                 PA     17603  MF3          7.875     6.500     $420.55      360   1-Aug-28       $57,714.97
4880874   SYLVANIA                  OH     43560  LCO          8.125     6.500     $467.04      360   1-Sep-28       $62,648.86
4880897   PITTSFIELD                MA     01201  SFD          8.625     6.500     $420.01      360   1-Sep-28       $53,805.23
4880898   FAIRFIELD                 AL     35064  SFD          8.250     6.500     $287.36      360   1-Aug-28       $38,071.81
4880956   PORTSMOUTH                VA     23703  SFD          8.250     6.500     $829.40      360   1-Aug-28      $109,896.93
4880968   PROVIDENCE                RI     02906  SFD          8.500     6.500     $884.26      360   1-Aug-28      $114,501.77
4881004   LANTANA                   FL     33462  MF3          8.625     6.500     $629.24      360   1-Aug-28       $80,558.31
4881036   SIMPSONVILLE              SC     29681  SFD          7.750     6.500   $1,085.66      360   1-Aug-28      $150,776.59
4881037   PHILADELPHIA              PA     19136  SFD          8.625     6.500     $311.50      360   1-Aug-28       $39,875.80
4881073   BURLINGTON                VT     05401  SFD          8.250     6.500   $1,171.98      360   1-Aug-28      $155,289.12
4881129   NORTH HOLLYWOOD           CA     91606  SFD          7.250     6.500     $990.52      360   1-Sep-28      $144,510.04
4881222   COOPER CITY               FL     33330  PUD          8.500     6.500     $384.46      360   1-Jul-28       $49,751.57
4881299   LAKEWOOD                  OH     44107  MF4          8.000     6.500     $736.34      360   1-Sep-28       $99,912.70
4881364   PATERSON                  NJ     07440  MF3          8.625     6.500     $770.02      360   1-Aug-28       $98,581.86
4881371   MOUNDSVIEW                MN     55112  MF4          8.500     6.500   $1,064.95      360   1-Aug-28      $137,892.40
4881380   WASHINGTON                DC     20020  LCO          8.750     6.500     $314.37      360   1-Aug-28       $39,795.48
4881392   SPRINGFIELD               MA     01104  MF2          8.375     6.500     $454.53      360   1-Sep-28       $59,573.01
4881418   MILTON                    VT     05468  SFD          8.500     6.500     $848.89      360   1-Aug-28      $108,997.67
4881426   RICHMOND                  VA     23228  SFD          7.875     6.500     $450.27      360   1-Aug-28       $61,794.87
4881443   RICHMOND                  VA     23228  SFD          7.875     6.500     $456.80      360   1-Aug-28       $62,690.43
4881525   LEE'S SUMMIT              MO     64063  MF2          8.375     6.500     $567.02      360   1-Aug-28       $74,268.51
4881555   ST LOUIS                  MO     63116  MF2          8.625     6.500     $406.01      360   1-Aug-28       $51,979.53
4881936   ALLENSTOWN                NH     03601  MF4          7.875     6.500     $835.31      240   1-Sep-18       $99,739.88
4881940   HOLYOKE                   MA     01040  SFD          8.625     6.500     $105.01      360   1-Aug-28       $13,442.93
4881943   BRONX                     NY     10463  MF2          8.125     6.500     $668.25      360   1-Aug-28       $89,579.39
4881995   WILTON MANORS             FL     33311  MF2          8.125     6.500     $860.71      360   1-Aug-28      $115,378.23
4887676   WICHITA                   KS     67207  MF4          8.625     6.500     $455.01      360   1-Aug-28       $58,252.93
4887694   GROSSE POINTE FARMS       MI     48236  SFD          7.625     6.500   $1,734.10      360   1-Aug-28      $243,215.41
4881067   KISSIMMEE                 FL     34758  PUD          8.375     6.500     $731.57      360   1-Aug-28       $95,822.36
4962743   MALIBU                    CA     90265  MF2          7.125     6.500   $4,177.05      360   1-Nov-28      $617,999.04

                                                                                                                 $26,241,105.32


(i)       (x)    (xi)     (xii)      (xiii)   (xiv)     (xv)     (xvi)     (xvii)                       (xviii)
--------  -----  -------  ---------  -------  --------  -------  --------  ---------------------------  ---------------------------

MORTGAGE                  MORTGAGE            T.O.P.    MASTER   FIXED                                  NMI
LOAN                      INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED                               LOAN
NUMBER    LTV    SUBSIDY  CODE       FEE      LOAN      FEE      YIELD     SERVICER                     SELLER
--------  -----  -------  ---------  -------  --------  -------  --------  ---------------------------  ---------------------------
4902337   94.99                 11      0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902497   75.00                         0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902509   80.00                         0.25              0.017    0.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902614   72.63                         0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902671   95.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902685   85.00                 11      0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902692   70.00                         0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902731   90.00                 13      0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902792   85.00                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902795   90.00                 05      0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4902871   89.97                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903149   78.15                         0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903196   89.36                         0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903251   73.14                         0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903526   90.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903532   95.00                 11      0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903592   63.35                         0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903652   70.00                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903744   77.67                         0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4903846   90.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904072   90.00                 13      0.25              0.017    1.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904081   65.00                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904116   94.00                 06      0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904135   90.00                 11      0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904168   95.00                 13      0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904253   90.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904559   90.00                 13      0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904588   94.99                 06      0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904650   90.00                 01      0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904657   69.18                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904667   88.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904709   90.00                 13      0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904722   80.00                         0.25              0.017    0.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904747   79.74                         0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904788   79.07                         0.25              0.017    1.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904804   75.00                         0.25              0.017    0.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904912   70.00                         0.25              0.017    0.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904922   90.00                 06      0.25              0.017    1.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904927   95.00                 11      0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904936   90.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904953   90.00                 06      0.25              0.017    1.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904954   89.96                 13      0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904975   89.98                 17      0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904993   80.00                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4904999   81.85                 13      0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905001   90.00                 06      0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905024   90.00                 13      0.25              0.017    1.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905074   74.97                         0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905231   90.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905271   90.00                 06      0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905277   67.12                         0.25              0.017    0.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905298   75.90                         0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905304   90.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905307   95.00                 06      0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905320   89.95                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905322   89.86                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905348   89.94                 06      0.25              0.017    1.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905373   90.00                 11      0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905391   53.06                         0.25              0.017    1.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905408   60.00                         0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905433   78.57                         0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905435   75.00                         0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905445   84.97                 06      0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905472   48.39                         0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905495   90.00                 11      0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905514   80.00                         0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905531   77.03                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905562   90.00                 06      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905590   90.00                 13      0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905634   89.98                 13      0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905648   85.00                 33      0.25              0.017    0.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905720   90.00                 11      0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905732   89.99                 11      0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905746   89.96                 11      0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905756   90.00                 06      0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4905815   94.76                         0.25              0.017    0.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906100   72.55                         0.25              0.017    1.358   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906146   90.00                 13      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906158   90.00                 13      0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906204   90.00                 06      0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906362   90.00                 13      0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906413   34.82                         0.25              0.017    1.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906422   90.00                 11      0.25              0.017    1.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906483   65.00                         0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906518   90.00                 06      0.25              0.017    1.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906636   60.64                         0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4906647   68.18                         0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4943466   70.00                         0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4943554   50.09                         0.25              0.017    0.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4944223   65.37                         0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4944895   90.00                         0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945211   68.07                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945623   70.09                         0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945626   65.00                         0.25              0.017    1.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945638   63.64                         0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945653   60.00                         0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945682   79.62                         0.25              0.017    1.108   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945689   80.00                         0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945799   79.96                         0.25              0.017    0.608   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945823   77.38                         0.25              0.017    1.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945835   61.96                         0.25              0.017    1.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945851   65.30                         0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945868   80.00                         0.25              0.017    1.233   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4945913   72.58                         0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4960266   52.23                         0.25              0.017    0.983   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4960272   52.83                         0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4960376   50.17                         0.25              0.017    0.483   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4960635   66.58                         0.25              0.017    0.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4960649   66.75                         0.25              0.017    0.858   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4962195   26.36                         0.25              0.017    0.733   BANK UNITED OF TEXAS         BANK UNITED OF TEXAS
4930174   81.22                 06      0.25              0.017    1.108   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930182   53.72                         0.25              0.017    0.983   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930193   70.00                         0.25              0.017    1.608   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930211   89.21                 12      0.25              0.017    1.108   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930235   85.18                 12      0.25              0.017    1.483   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930307   90.00                 06      0.25              0.017    1.108   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930311   90.00                 12      0.25              0.017    0.983   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930326   88.11                 12      0.25              0.017    1.608   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930334   90.00                 12      0.25              0.017    0.733   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930343   75.34                         0.25              0.017    1.358   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930345   78.99                         0.25              0.017    0.608   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930352   89.68                 12      0.25              0.017    1.608   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930447   82.57                 12      0.25              0.017    1.608   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930453   85.26                 06      0.25              0.017    1.483   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930462   73.09                         0.25              0.017    0.233   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930472   74.33                         0.25              0.017    1.608   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930514   85.00                 17      0.25              0.017    0.733   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4930537   82.94                 12      0.25              0.017    1.858   COLUMBIA NATIONAL, INC.      COLUMBIA NATIONAL, INC.
4942051   80.00                         0.25              0.017    0.733   FT MORTGAGE COMPANIES        FT MORTGAGE COMPANIES
4834778   75.00                         0.25              0.017    1.108   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4834796   50.59                         0.25              0.017    1.108   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4834890   70.00                         0.25              0.017    1.608   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4856615   78.67                         0.25              0.017    0.983   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4856711   80.03                         0.25              0.017    1.108   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4856721   85.30                         0.25              0.017    0.733   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4856822   71.43                         0.25              0.017    1.108   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4856877   60.00                         0.25              0.017    1.233   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4856940   59.40                         0.25              0.017    0.483   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4856946   75.00                         0.25              0.017    1.358   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4856954   80.00                         0.25              0.017    1.483   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857013   90.00                 13      0.25              0.017    1.108   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857038   78.64                         0.25              0.017    0.858   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857146   86.15                         0.25              0.017    1.358   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857155   78.84                         0.25              0.017    0.858   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857241   80.00                         0.25              0.017    0.983   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857320   53.64                         0.25              0.017    0.733   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857336   78.21                         0.25              0.017    0.983   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857410   80.00                         0.25              0.017    1.108   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857472   73.92                         0.25              0.017    0.858   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857786   80.00                         0.25              0.017    0.983   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857803   69.61                         0.25              0.017    0.983   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857814   55.86                         0.25              0.017    1.108   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857823   75.00                         0.25              0.017    1.733   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857826   94.82                 11      0.25              0.017    0.608   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4857829   80.00                         0.25              0.017    1.358   HOMESIDE LENDING, INC.       HOMESIDE LENDING, INC.
4963254   59.38                         0.25              0.017    1.733   MERRILL LYNCH CREDIT CORP.   MERRILL LYNCH CREDIT CORP.
4879993   70.00                         0.25              0.017    1.108   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880017   90.00                 11      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880023   62.14                         0.25              0.017    0.983   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880136   80.00                         0.25              0.017    0.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880303   80.00                         0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880312   90.00                 11      0.25              0.017    1.233   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880445   90.00                 11      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880446   60.15                         0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880468   90.00                 11      0.25              0.017    1.483   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880512   73.96                         0.25              0.017    0.983   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880534   85.00                 11      0.25              0.017    1.108   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880585   73.96                         0.25              0.017    0.983   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880590   76.48                         0.25              0.017    1.358   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880623   89.99                 13      0.25              0.017    1.358   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880635   70.00                         0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880686   90.00                 33      0.25              0.017    1.733   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880724   94.99                 11      0.25              0.017    0.733   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880754   88.58                 06      0.25              0.017    0.983   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880767   89.99                 06      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880785   80.00                         0.25              0.017    1.483   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880802   71.43                         0.25              0.017    1.733   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880818   90.00                 11      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880861   79.45                         0.25              0.017    1.108   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880874   67.63                         0.25              0.017    1.358   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880897   90.00                 11      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880898   86.93                 06      0.25              0.017    1.483   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880956   80.00                         0.25              0.017    1.483   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4880968   65.71                         0.25              0.017    1.733   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881004   89.89                 13      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881036   80.00                         0.25              0.017    0.983   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881037   90.00                         0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881073   75.73                         0.25              0.017    1.483   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881129   80.00                         0.25              0.017    0.483   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881222   54.35                         0.25              0.017    1.733   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881299   90.00                 06      0.25              0.017    1.233   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881364   90.00                 11      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881371   86.56                 11      0.25              0.017    1.733   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881380   80.00                         0.25              0.017    1.983   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881392   69.53                         0.25              0.017    1.608   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881418   80.00                         0.25              0.017    1.733   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881426   90.00                 06      0.25              0.017    1.108   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881443   90.00                 06      0.25              0.017    1.108   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881525   89.99                 11      0.25              0.017    1.608   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881555   90.00                 11      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881936   70.00                         0.25              0.017    1.108   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881940   90.00                 11      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881943   90.00                 11      0.25              0.017    1.358   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881995   88.49                 11      0.25              0.017    1.358   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4887676   90.00                 11      0.25              0.017    1.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4887694   65.33                         0.25              0.017    0.858   NATIONAL CITY MORTGAGE C     NATIONAL CITY MORTGAGE C
4881067   77.62                         0.25              0.017    1.608   NATIONAL CITY MORTGAGE CO.   NATIONAL CITY MORTGAGE CO.
4962743   60.49                         0.25              0.017    0.358   NOVUS FINANCIAL CORPORATION  NOVUS FINANCIAL CORPORATION




COUNT:                  208
WAC:            7.911200291
WAM:            349.4406231
WALTV:          76.55241828

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

LOAN INFORMATION

         Name of Mortgagor:            _________________________________________

         Servicer
         Loan No.:                     _________________________________________

CUSTODIAN/TRUSTEE

         Name:                         _________________________________________

         Address:                      _________________________________________


         Custodian/Trustee
         Mortgage File No.:            _________________________________________

SELLER

         Name:                         _________________________________________

         Address:                      _________________________________________



         Certificates:                 Mortgage Asset-Backed Pass-Through
                                       Certificates, Series 1999-1

The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on    _____________________    as   instrument   no.
      ______________   in  the  County   Recorder's  Office  of  the  County  of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Deed  of  Trust  recorded  on   ____________________   as  instrument  no.
      _________________  in  the  County  Recorder's  Office  of the  County  of
      ___________________,   State  of   _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust  to the  Trustee,  recorded  on
      ______________________________  as instrument  no.  ______________  in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other   documents,   including  any   amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

         ( )      ---------------------------------------------

         ( )      ---------------------------------------------

         ( )      ---------------------------------------------

         ( )      ---------------------------------------------

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

           a) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

           b) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

           c) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

           d) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION



                                    By:
                                        Name:
                                        Title:

Date: ________________, 19__

                                    EXHIBIT H

                             AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS



STATE OF            )
                    )   ss.:
COUNTY OF           )


 [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

2. That the Purchaser's Taxpayer Identification Number is [             ].

3. That the Purchaser is not a "disqualified organization" within the meaning of
Section  860E(e)(5),of  the  Internal  Revenue  Code of 1986,  as  amended  (the
"Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, Class I-A-R Certificate (the "Class I-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class I-A-R Certificate as they become due.

5. That the Purchaser understands that it may incur tax liabilities with respect to the Class I-A-R Certificate in excess of cash flows generated by the Class I-A-R Certificate.

6. That the Purchaser will not transfer the Class I-A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any states thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

                  IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                                 [NAME OF PURCHASER]



                                                  By:
                                                      [Name of Officer]
                                                      [Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of ___________, 19 __.




Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

               [Letter from Transferor of Class I-A-R Certificate]




                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

              Re: Norwest Integrated Structured Assets, Inc.,
                  SERIES 1999-1, CLASS I-A-R
                  -------------------------------------------


Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.



                                                     Very truly yours,
                                                     [Transferor]



                                                     ----------------------

                                    EXHIBIT J

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1
               CLASS [I-A-PO][II-A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Integrated Structured Assets, Inc.
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates (the "Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

           1. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

           2.   The       Purchaser      is       acquiring       the      Class
                [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

           3. [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

[(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

           4. The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates that the
                Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates.

           5. Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

           6. If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

Section 3.   TRANSFER  OF CLASS  [I-A-PO][II-A-PO][B-4][B-5][B-6]
             CERTIFICATES.

           1. The Purchaser understands that the Class [I-A-PO] [II-A-PO] [B-4] [B-5] [B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the
                Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of
                (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

           2. No transfer of a Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

           3. The Purchaser acknowledges that its Class [I-A-PO][II-A-PO] [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                                 [PURCHASER]



                                                  By:



                                                  Its:

                                    EXHIBIT K

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                       _______________ ___, ____



First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Integrated Structured Assets, Inc.
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company,
(A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).


                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                     [PURCHASER]



                                      By:



                                      Its:



                                      [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Norwest Mortgage, Inc. Servicing Agreement

               North American Mortgage Company Servicing Agreement

                      HomeSide Lending Servicing Agreement

                 NOVUS Financial Corporation Servicing Agreement

                         Bank United Servicing Agreement

               National City Mortgage Company Servicing Agreement

                   Columbia Equities, Ltd. Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

_________ __________________ is the holder of the entire interest in Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

_________ __________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01    DEFINED TERMS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

COLLATERAL FUND: The fund established and maintained pursuant to Section 3.01 hereof.

COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard & Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

Section 1.02     DEFINITIONS INCORPORATED BY REFERENCE

All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

Section 2.01      REPORTS AND NOTICES

(a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

           a. Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

           b. Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

(b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

(c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

Section 2.02    PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS

(a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

(b) In  connection  with any Mortgage  Loan with respect to which a notice under
Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

(c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

(d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

(e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

(f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

(g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

Section 2.03     PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS

(a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

(b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

(c) With  respect to any  Mortgage  Loan as to which the  Purchaser  has made an
Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

(d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

Section 2.04     TERMINATION

(a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

(b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

Section 3.01    COLLATERAL FUND

Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

Section 3.02    COLLATERAL FUND PERMITTED INVESTMENTS

The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

Section 3.03    GRANT OF SECURITY INTEREST

The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

Section 3.04      COLLATERAL SHORTFALLS

In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

Section 4.01      AMENDMENT

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 4.02      COUNTERPARTS

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.03      GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.04      NOTICES

All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD 21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365

                  (b)      in the case of the Purchaser,
                           ______________________________
                           ______________________________
                           ______________________________
                           Attention: ___________________

Section 4.05      SEVERABILITY OF PROVISIONS

If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 4.06      SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

Section 4.07      ARTICLE AND SECTION HEADINGS

The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.08      CONFIDENTIALITY

The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

Section 4.09      INDEMNIFICATION

The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the
"Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.




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                  IN WITNESS WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    Norwest Bank Minnesota, National Association



                                    By:
                                        Name:
                                        Title:






                                    By:
                                        Name:
                                        Title: